Exhibit 10.1

Execution Copy

COLLABORATION AND OPTION AGREEMENT

between

IMMUNOGEN, INC.

and

JAZZ PHARMACEUTICALS IRELAND LIMITED

dated

August 28, 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

(continued)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents
(continued)

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AND OPTION AGREEMENT

This Collaboration and Option Agreement (this “Agreement”) is made effective as of August 28, 2017 (the “Effective Date”) by and between ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), with its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451, and Jazz Pharmaceuticals Ireland Limited, a corporation organized under the laws of Ireland (“Jazz”), with its principal place of business at Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. ImmunoGen and Jazz are sometimes each hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, ImmunoGen is the owner of or otherwise controls certain rights in Technology relating to antibody-drug conjugates;

WHEREAS, Jazz has extensive experience and expertise in the development and commercialization of biopharmaceutical products;

WHEREAS, pursuant to the terms and conditions set forth herein, ImmunoGen and Jazz desire to collaborate in the research and development of Collaboration Products (as defined below); and

WHEREAS, pursuant to the terms and conditions set forth herein, ImmunoGen desires to grant to Jazz, and Jazz wishes to receive from ImmunoGen, an option to take an exclusive, worldwide license to develop and commercialize Collaboration Products;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article I have the meanings specified.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.1       “ADC” means any compound that incorporates, is comprised of, or is otherwise derived from, a conjugate of an Antibody with a Cytotoxic Compound, whether with or without a Linker.

1.2       “ADC Platform Improvement” means any enhancement, improvement, or modification (each, an “Improvement”) to the following Technology Controlled by ImmunoGen: (a) the [***] of [***] or [***], (b) [***] of [***] or [***], (c) the [***] for [***] (including [***] or [***] that create improvements in [***] of such [***]), (d) the [***] for [***] or [***] any [***] or [***], or (e) the [***] of [***], in each case of (a)–(e), [***] such [***] or [***] is (i) [***] during [***] or (ii) [***] in its [***] or [***] of [***] under this Agreement and [***] under this Agreement.

1.3       “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more Affiliates, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” means (a) ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, (b) status as a general partner in the case of any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of another Person. A Person shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.4       “AML” means Acute Myeloid Leukemia.

1.5       “Antibody” means a polypeptide that Targets an antigen, which polypeptide comprises: (a) one or more immunoglobulin variable domains; (b) one or more fragments, variants, modifications or derivatives of such immunoglobulin variable domains irrespective of origin or source, including antigen binding portions, fragments (including Fab, Fab’, F(ab’)2, Fv, dAb and CDR fragments), single chain antibodies (scFv), chimeric antibodies, monospecific antibodies, bispecific antibodies, multi-specific antibodies, diabodies and other polypeptides, any of which contain at least a portion of an immunoglobulin variable domain that is sufficient to confer specific

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

antigen binding to the polypeptide; or (c) in each case (a) and (b) above, humanized or fully human versions thereof.

1.6       “Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules, regulations, ordinances and pronouncements having the effect of law including any rules, regulations, guidelines, or requirements of Regulatory Authorities, securities regulatory authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.7       “[***]” means (a) on a Candidate Research Program-by-Candidate Research Program basis, at least [***] at the [***] as being the [***] to the [***] for such Candidate Research Program, or (b) with respect to [***] or the [***], an [***] pursuant to [***] to serve as a [***]. For purposes of clarity, there is no [***] to [***].

1.8       “BLA” means a Biologics License Application under Title 21 of the United States Code of Federal Regulations.

1.9       “BPDCN” means Blastic Plasmacytoid Dendritic Cell Neoplasm.

1.10      “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in Boston, Massachusetts or Dublin, Ireland are required to be closed or are actually closed with legal authorization.

1.11      “Calendar Quarter” means, with respect to the first such Calendar Quarter during the Term, the period beginning on the Effective Date and ending on the last day of the calendar quarter within which the Effective Date falls, and thereafter each successive period of three (3) consecutive months during the Term ending on March 31, June 30, September 30, or December 31; except that the last Calendar Quarter during the Term shall end upon the end of the Term in accordance with Section 9.1.

1.12      “Calendar Year” means, with respect to the first such Calendar Year during the Term, the period beginning on the Effective Date and ending on December 31 of the calendar year within which the Effective Date falls, and thereafter each successive period of twelve (12)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

consecutive months during the Term commencing on January 1 and ending on December 31; except that the last Calendar Year during the Term shall end upon the end of the Term in accordance with Section 9.1.

1.13      “Candidate” means the Lead Candidate [***].

1.14      “Candidate Research Program” means any and all research and preclinical studies (other than [***]) undertaken by ImmunoGen with respect to a particular Target after the [***] and prior to [***] in accordance with Section 3.4, including [***], of any Candidates and the [***] of such Candidates [***] in such [***] and [***].

1.15      “Change of Control” of a Party means (a) a merger or consolidation of such Party or a direct or indirect parent of such Party with a Third Party that results in the voting securities of such Party or its parent outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or its direct or indirect parent, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates, except, in each case, in connection with the issuance of equity securities for financing purposes or to change the domicile of a Party.

1.16      “Co-Development Product” means a Jazz Product for which ImmunoGen has exercised the ImmunoGen Opt-In Right pursuant to the applicable License Agreement.

1.17      “Co-Development Territory” means the United States (including its territories and possessions).

1.18      “Collaboration” means the activities performed by the Parties with respect to the Candidate Research Programs and the Collaboration Products under this Agreement.

1.19      “Collaboration Product” means each of (a) [***] IMGN779, [***] with [***] or [***], in any [***] or [***], (b) [***] IMGN632 (or any [***] Candidate [***] pursuant to Section

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5), [***] with [***] or [***], in any [***] or [***], or (c) [***] the New Product (or any [***] Candidate or [***]pursuant to Section 3.5), [***] with [***] or [***], in any [***] or [***]. For clarity, [***] described in (a) above shall be considered a [***] Collaboration Product, [***] described in (b) above shall be considered a [***] Collaboration Product, and [***] described in (c) above shall be considered a [***] Collaboration Product. For further clarity, when a Collaboration Product becomes an ImmunoGen Product, it shall cease to be a Collaboration Product.

1.20      “Commercially Reasonable Efforts” means, with respect to a Party in carrying out an obligation or activity under this Agreement, the use of efforts and resources in respect of such activity in accordance with [***] would [***] or to which [***], and that is of [***] and [***] as [***] and is at [***] as [***] or [***], taking into account [***], the [***] of the [***] or [***] in the [***], the [***] and [***] of the [***] or [***] in the [***], the [***] involved in its [***], the [***], the [***], and other relevant factors including [***] or [***] factors. Without limiting the foregoing, such efforts include: (a) [***] for [***] for which such Party is [***] to [***] who are [***] for the [***] and [***] of [***], (b) [***] and [***] to [***] for [***], and (c) [***] and [***] and [***] or [***] to [***] with respect to and [***] in an [***], in each case, [***] with the [***] and [***] in the [***] of [***] for [***], in each case [***] or to which it has exclusive rights, at a [***] of [***] or [***] and with [***] and [***] as the [***] or [***] in the [***], taking into account [***], including [***] and [***] and other [***] and [***] (including [***] and [***]).

1.21      “Confidential Information” means (a) with respect to ImmunoGen, the [***] Intellectual Property and (b) with respect to each Party, all information and Technology that is disclosed hereunder by or on behalf of such Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”) or to any of the Receiving Party’s or its Affiliates’ employees, consultants or subcontractors (collectively, “Representatives”), except to the extent that the Receiving Party can demonstrate by written record or other suitable evidence that such information, (i) as of the date of disclosure is known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure by or on behalf of the Disclosing Party to the Receiving Party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enters, the public domain through no fault or omission of the Receiving Party or its Affiliates or their respective Representatives; (iii) is obtained by the Receiving Party or its Affiliates from a Third Party without breach of any duty and without restriction on disclosure or use; or (iv) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party.

1.22      “Confidentiality Agreement” means that certain Confidential Disclosure Agreement effective October 11, 2016 by and between ImmunoGen and Jazz.

1.23      “Control” or “Controlled” means, with respect to any Patent Rights or Technology, the possession by a Party of the ability to grant a license or sublicense of or access to such Patent Rights or Technology and the rights thereto as contemplated in this Agreement without violating the terms of any arrangement or agreement between such Party or its Affiliates and any Third Party in effect at the time of such grant.

1.24      “Cytotoxic Compound” means a MAY Compound, an IGN Compound, or any other small molecule compound that inhibits the proliferation of cells within the body or that causes, facilitates, or contributes to cell death.

1.25      “[***]” means the point in time in which the decision is made to [***] to [***] and [***].

1.26      “[***]” means the point in time in which the decision is made by [***] into [***] and [***].

1.27      “[***]” means, with respect to particular [***], a written report (or electronic access to written documentation) containing at least the following for [***]from such [***]: (a) [***] of all [***] with such [***] in [***], (b) [***], if available, and if unavailable, [***], of [***] and [***] for such [***], (c) an [***] of [***] of [***], (d) [***], (e) [***], (f) [***] that includes at least (i) an [***] with [***] and [***], (ii) [***] and [***], (iii) [***], (iv) [***], (v) [***], (vi) [***], (vii) [***], (viii) [***] and (ix) a [***] for [***] and [***], (g) description of [***], including [***], and [***] and [***], (h) list of [***] and [***] with [***] of [***] of [***], (i) list of [***] to be used, (j) [***], and (k) a [***] and [***] of such [***] against the [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.28      “[***]” means, with respect to particular [***] in which the [***] has [***] and is otherwise [***], a written package (or electronic access to written documentation) that contains at least the following for such [***] and, to the extent available, for any [***] for such [***]: (a) all [***], including the [***] and [***], (b) all [***] and the , (c) the [***], (d) all records of [***], (e) the [***], (f) the [***], (g) a [***] for a [***] such [***], (h) a [***] of the [***] and [***], (i) all [***], (j) list of [***] and [***] showing such [***], (k) an [***] of [***]  ([***], and [***]) and [***], (l) [***] on all [***], (m) [***] on of [***] and [***], (n) the [***] for the [***], (o) all [***] regarding the [***], (p) the [***] and with [***], (q) [***] of the [***] and size of all [***] through [***], and (r) a [***] of the [***] and [***] for each of the [***].

1.29      “Development Plan” means, on a Development Program-by-Development Program basis, a written plan that [***] an [***] and the [***] to be [***] during the Term in furtherance of such Development Program pursuant to this Agreement, as such written plan may be amended, modified or updated in accordance with Section 5.1.3. Each Development Plan, and any modification, amendment or update thereto, shall set forth, inter alia, the [***] and [***] of [***] contained in the [***] as set forth on Section 1.29 of the Disclosure Letter, including the [***], and a [***] for such [***].

1.30      “Development Program” means, on a Collaboration Product-by-Collaboration Product basis, any and all [***] and [***] with respect to such Collaboration Product that are [***] to obtain Regulatory Approval (as defined in the License Agreement) in the [***] and, if ImmunoGen decides in its discretion to pursue Regulatory Approval in [***] in the Territory, in such [***].

1.31      “Disclosure Letter” means the letter delivered by ImmunoGen to Jazz on the Effective Date in connection with this Agreement.

1.32      “Early Research Programs” means all research programs of ImmunoGen and its Affiliates that are not Excluded Programs and that have not yet reached [***].

1.33      “Early Research Program Data Package” means a written report on all then-existing Early Research Programs containing at least the information set forth on Section 1.33 of the Disclosure Letter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.34      “Early Stage Option Data Package” means, on a Collaboration Product-by-Collaboration Product basis, a written package containing at least (a) the [***] of the [***] for such Collaboration Product, including the [***], (b) the [***] of any [***] for the [***] of such Collaboration Product, (c) [***] of all [***] for such Collaboration Product, (d) [***] of all [***] on such Collaboration Product and [***] of any [***] for such Collaboration Product, (e) all [***] from such Collaboration Product [***] including the [***] and [***], (f) (i) a list of [***] and [***], (ii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] and [***] to [***] used in connection with such Collaboration Product [***], or (2) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] of [***] from [***], and (iii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] for the Collaboration Product [***], or (2) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] from [***], (g) a list of [***] and [***] in [***] and [***] of such Collaboration Product, (h) [***] that [***] in the [***] are [***] and [***] as [***], (i) if [***] have been [***], the [***] and [***] or [***], and if the [***] have [***], any [***] and [***] or [***] (even if in [***] or [***]), (j) if there are any [***] to [***] or [***] of [***] since the [***] of [***] or [***], a [***] to the [***] or [***] as appropriate, (k) all [***], (l) [***] of all [***] and a [***] that [***] an [***] and the [***] to be [***] under the [***], setting forth, inter alia, the [***] and [***] of [***] in the [***] as set forth on Section 1.29 of the Disclosure Letter, including the [***], and a [***] and [***] for such [***], (m) [***] of the [***] of the [***] and [***] of the [***], (n) the [***] for such Collaboration Product, (o) all [***] regarding such Collaboration Product, (p) a list of [***] with such Collaboration Product with a [***] of the [***], (q) a [***] and [***], (r) a [***] including all [***] pursuant to which ImmunoGen has [***] a [***] to [***] (which, if the Jazz Option is exercised, shall be set forth [***] to the License Agreement), (s) a [***] of [***] that are [***] by ImmunoGen that are [***] to [***] or otherwise [***] the Collaboration Product (which, if the Jazz Option is exercised, shall be set forth on [***]), (t) [***] the information [***] to [***] on the [***] delivered on the [***], with respect to any [***] or [***] the [***] of this Agreement that [***] or [***] set forth in [***] if such [***] or [***] were [***] as of the [***] and with respect to any such [***] and [***] that refer specifically to [***] or [***], where such Collaboration Product is a [***] for [***] or the [***] or the [***] pursuant to [***], such [***] and [***] shall instead be deemed to [***] to the [***] or the [***] or the [***], as applicable, to the extent that such [***] and [***] refer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

specifically to [***] or [***] (which, if the Jazz Option is exercised, shall be set forth on [***] to the License Agreement), and (u) two (2) original copies of the License Agreement that have been executed by an authorized representative of ImmunoGen and that have been modified from the form of License Agreement set forth in Schedule B solely to (i) accurately identify the applicable Jazz Product; and (ii) specify the applicable Option Exercise Fee as the upfront payment in Section 6.1 of the License Agreement (which shall be [***] if such License Agreement is executed pursuant to [***]) and the applicable royalty rates in Section 6.4.1 of the License Agreement and any other modifications to the License Agreement specifically required by the terms of this Agreement.

1.35      “Early Stage Option Period” means, as applicable, the IMGN779 Early Stage Option Period, IMGN632 Early Stage Option Period or the New Product Early Stage Option Period.

1.36      “Employment Cost Index” means “[***] published from time to time by the [***].

1.37      “EU” means the economic, scientific and political organization of member states of the European Union as it is constituted as of the effective date of the Collaboration and Option Agreement, whether or not any such member states may leave the European Union following such date (including the United Kingdom), and any member states that may be added to the European Union from time to time following such date.

1.38      “Excluded Program” means any [***] (i) [***], (ii) listed on Section 1.38 of the Disclosure Letter, or (iii) for which (a) ImmunoGen is [***] (through [***], or [***] for the [***]) or [***] with a [***], and (b) such [***] has [***] for each such [***] being [***] or [***]. An [***] described in subsection (iii) above shall be deemed to be an Excluded Program [***] if the [***] or  or [***], as applicable, in [***] (1) [***] or (2) [***]. If the [***] or [***] are [***] to [***] or [***], as applicable, in [***] (1) [***] or (2) [***], then such [***] is [***] and the Parties shall [***] to [***] that would apply, to the [***] and [***] of [***] from such [***] in [***] or [***] for which [***] is [***] or [***], if an [***] from such [***] were to [***] and if [***] to such [***], which [***] should be [***] to the [***] that are set forth in [***] and the [***] to [***] to the [***] or [***] such [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.39      “FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.40      “FDCA” means the United States Food, Drug and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.), and the rules and regulations promulgated thereunder.

1.41      “FTE” means a full time equivalent person year (consisting of a total of [***] hours per year) of scientific or technical work on or directly related to the provision of the ImmunoGen Activities or any prorated portion of such equivalent person year. [***] who [***] hours per year [***] shall be [***].

1.42      “FTE Cost” means, for any applicable period during the Funding Term, the FTE Rate multiplied by the number of FTEs expended over such period.

1.43      “FTE Rate” means, for [***],  [***]; and for each [***], the result obtained by [***] by the [***] where [***] is [***], the [***] is the [***] for the [***] of the [***] and the [***] for the [***] the [***], and the [***] is the [***] for the [***] the [***];  provided,  however, that in no event shall the FTE Rate for any [***] be less than the [***]. For the avoidance of doubt, such rate includes all travel expenses. The reported actual time spent shall be substantiated by a time tracking system consistently applied.

1.44      “Funding Term” means the period beginning on the Effective Date and ending on the earlier of (a) the seventh (7th) anniversary of the Effective Date and (b) the last day of the Term.

1.45      “Future Acquirer” means a Third Party acquirer in any Change of Control transaction involving either Party, and such Third Party acquirer’s Affiliates other than the applicable acquired Party or any of its Affiliates prior to such Change of Control.

1.46      “GLP” means all good laboratory practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time, and comparable laws and regulations promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.47      “IGN Compound” means any and all [***]benzodiazepine compounds, whether produced from a botanical source, natural fermentation, chemical synthesis or otherwise, including all analogs, variants, fragments or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.

1.48      “IMGN632” means ImmunoGen’s proprietary ADC that Targets CD123 and is designated by ImmunoGen as IMGN632 on the Effective Date [***].

1.49      “IMGN779” means ImmunoGen’s proprietary ADC that Targets CD33 and is designated by ImmunoGen as IMGN779 on the Effective Date [***]r.

1.50      “ImmunoGen Accounting Standards” means US GAAP (United States Generally Accepted Accounting Principles), as generally and consistently applied throughout ImmunoGen’s organization.

1.51      “ImmunoGen Activities” means those activities to be undertaken by ImmunoGen that are associated with (a) the Candidate Research Programs as described in the Research Plans or (b) the Development Programs as described in the Development Plans.

1.52      “ImmunoGen Development Costs” means FTE Costs and Out-of-Pocket Costs reasonably incurred and specifically identifiable by ImmunoGen in connection with the development of Collaboration Products in accordance with this Agreement and the applicable Development Plans. ImmunoGen Development Costs exclude capital expenditures and costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead activities.

1.53      “ImmunoGen Opt-In Right” means ImmunoGen’s right to opt-in to the co-development and co-commercialization of one (1) Jazz Product in the Co-Development Territory in accordance with the terms of the applicable License Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.54      “ImmunoGen Opt-Out Right” means ImmunoGen’s right to opt-out of the co-development and co-commercialization of the Jazz Product for which it previously exercised the ImmunoGen Opt-In Right, pursuant to the applicable License Agreement.

1.55      “ImmunoGen Product” means (a) any Collaboration Product for which all Jazz Options have become exercisable, but have expired, in each case without exercise, (b) any Collaboration Product for which all Jazz Options have otherwise terminated without exercise, (c) any Collaboration Product that is deemed to be an ImmunoGen Product pursuant to Section 3.5.1 or 3.5.2, or (d) any Collaboration Product for which Jazz has exercised the Jazz Opt-Out pursuant to Section 6.2.4, in each case, whether alone or in combination with one or more other active ingredients, in any dosage form, formulation or strength.

1.56      “IND” means (a) an Investigational New Drug Application (as defined in the FDCA and regulations promulgated thereunder) or any successor application or procedure required to initiate clinical testing of an ADC in humans in the United States; (b) a counterpart to an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of an ADC in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.57      “Interim Data Package” means, on a Collaboration Product-by-Collaboration Product basis, a written package containing:

(a)        if Jazz requests the Interim Data Package during the [***] of a Collaboration Product (i) a list of all [***] and [***] and [***] with such Collaboration Product, (ii) a [***] of the [***] of all [***] and [***] with such Collaboration Product, (iii) [***] and [***] for such Collaboration Product, (iv) the [***] for the [***] for such Collaboration Product and [***], (v) [***] and [***] of the [***] for such Collaboration Product, if available, or [***], if available, (vi) [***] for such Collaboration Product, (vii) the [***] of any [***] of the [***] for such Collaboration Product, (viii) [***] of all [***] for such Collaboration Product, (ix) [***] of all [***] on such Collaboration Product, (x) [***] from the [***] for such Collaboration Product, (xi) (1) a list of [***] and [***], (2) (A) to the extent permitted by the [***] after [***] of [***] to  (which [***]), [***] of [***] and [***] to [***] used in connection with such Collaboration

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product [***], or (B) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] of [***] from [***], and (3) (A) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which efforts ImmunoGen shall make), audit reports of [***] for the Collaboration Product [***], or (B) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] from [***] (xii) a list of all [***] and [***] in [***] and [***] of such Collaboration Product, (xiii) list of [***] in the [***] that have been [***] and [***] as [***], (xiv) if there are any [***] made to [***] or [***] of [***] since the [***] of [***] or [***], a [***] to the [***] or [***] as appropriate, (xv) all available [***] and a list of all [***], (xvi) [***] of the [***] of the [***] and [***] of the [***], (xvii) the [***] for such Collaboration Product, (xviii) all [***] regarding such Collaboration Product, (xix) a [***] and [***], (xx) a [***] including all [***] pursuant to which ImmunoGen has [***] a [***] to [***] (which, if the Jazz Option is exercised, shall be set forth on [***] to the License Agreement), (xxi) a [***] of [***] that are [***] by ImmunoGen that are [***] to [***] or otherwise [***] the Collaboration Product (which, if the Jazz Option is exercised, shall be set forth on [***]), (xxii) a [***] with respect to any [***] or [***] occurring [***] of this Agreement that [***] or [***] set forth in [***] if such [***] or [***] were [***] as of the [***] and with respect to any such [***] and [***] that refer specifically to [***] or [***],  where such Collaboration Product is a [***] for [***] or the [***] or the [***] pursuant to [***], such [***] and [***] shall instead be deemed to refer to the [***] or the [***] or the [***], as applicable, to the extent that such [***] and [***] refer specifically to [***] or [***], and (xxiii) two (2) original copies of the License Agreement that have been executed by an authorized representative of ImmunoGen and that have been modified from the form of License Agreement set forth in Schedule B solely to (1) accurately identify the applicable Jazz Product; and (2) specify the applicable Option Exercise Fee as the upfront payment in Section 6.1 of the License Agreement and the applicable royalty rates in Section 6.4.1 of the License Agreement and any other modifications to the License Agreement specifically required by the terms of this Agreement, or

(b)        if Jazz requests the Interim Data Package during the [***], (i) all available [***] of all [***] with such Collaboration Product, (ii) a list of all [***] and [***] and [***] with such Collaboration Product, (iii) a [***] of the [***] of all [***] and [***] with such Collaboration Product, (iv) all [***] and [***] for such Collaboration Product, (v) the [***] for all [***] of such Collaboration Product and [***], (vi) if [***] for the [***] for such Collaboration Product, all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] and [***] of the [***] or if such [***] and [***] are [***], a [***], (vii) [***] for such Collaboration Product, (viii) [***] of all [***] of all such Collaboration Product [***], (ix) [***] of all [***] for such Collaboration Product, (x) [***] of all [***] on such Collaboration Product, (xi) [***] from all [***] with such Collaboration Product, (xii) (1) a list of [***] and [***], (2) (A) to the extent permitted by the  of [***] to [***] such [***] (which [***]), [***] of [***] and [***] to [***] of [***] in connection with such Collaboration Product [***], or (B) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] of [***] from [***], and (3) (A) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] for the Collaboration Product [***], or (B) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] from [***], (xiii) a list of all [***] and [***] in [***] and [***] of such Collaboration Product; (xiv) copies of the [***] in connection with all [***], (xv) a list of [***] that are [***] (if [***] listed in the [***]) or [***] (if [***]), (xvi) a report [***] that the [***] is [***] and [***], (xvii) all [***] and a list of all [***], (xviii) a [***] of [***] (such as [***] and [***]) and [***], (xix) if [***] have been [***], the [***] and [***] or [***], and if the [***] have [***] any [***] and [***] or [***] (even if in [***] or [***]), (xx) if there are any [***] made to [***] or [***] since [***] or [***], a [***] to the [***] or [***] as appropriate, (xxi) the [***] for such Collaboration Product, (xxii) all [***] regarding such Collaboration Product, (xxiii) a [***] and [***], (xxiv) a [***] including all [***] pursuant to which ImmunoGen has [***] a [***] to [***] (which, if the Jazz Option is exercised, shall be set forth on [***]), (xxv) a [***] of [***] that are [***] by ImmunoGen that are [***] to [***] or otherwise [***] the Collaboration Product (which, if the Jazz Option is exercised, shall be set forth [***] to the License Agreement), (xxvi) a [***] with respect to any [***] or [***] the [***] of this Agreement that [***] or [***] set forth in [***] if such [***] or [***] were [***] as of the [***] and with respect to any such [***] and [***] that refer specifically to [***] or [***],  where such Collaboration Product is a [***] for [***] or the [***] or the [***] pursuant to [***], such [***] and [***]s shall instead be deemed to [***] to the [***] for [***] or the [***] or the [***], as applicable, to the extent that such [***] and [***] refer specifically to [***] or [***], and (xxvii) two (2) original copies of the License Agreement that have been executed by an authorized representative of ImmunoGen and that have been modified from the form of License Agreement set forth in Schedule B solely to (1) accurately identify the applicable Jazz Product; and (2) specify the applicable Option Exercise Fee as the upfront payment in Section 6.1 of the License Agreement and the applicable royalty rates in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 6.4.1 of the License Agreement and any other modifications to the License Agreement specifically required by the terms of this Agreement.

1.59      “Jazz Development Costs” means FTE Costs and Out-of-Pocket Costs (applied mutatis mutandis to Jazz) reasonably incurred and specifically identifiable by Jazz to develop a Collaboration Product for which Jazz is deemed to have exercised the Jazz Option pursuant to [***], commencing upon such exercise and continuing until (a) in the case of [***] or [***], Jazz has [***] that [***] to [***] for the applicable Jazz Product (or, if earlier, Jazz [***] to [***]) as well as [***] required to be [***] in the [***] for such Jazz Product (had it remained a Collaboration Product) or (b) in the case of a [***] or [***], Jazz has [***] that [***] to [***] for the applicable Jazz Product (or, if earlier, Jazz [***]) as well as [***] required to be [***] in the Late Stage Option Data Package for such Jazz Product (had it remained a Collaboration Product). Jazz Development Costs exclude capital expenditures and costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead activities.

1.60      “Jazz Option” means a Jazz Early Stage Option or Jazz Late Stage Option.

1.61      “Jazz Option Period” means any one of the IMGN779 Option Period, the IMGN632 Option Period, and the New Product Option Period.

1.62      “Jazz Product” means a Collaboration Product for which (a) Jazz has exercised a Jazz Option in accordance with Section 4.4, and (b) ImmunoGen has either (i) not exercised the ImmunoGen Opt-In Right or (ii) exercised the ImmunoGen Opt-In Right and subsequently exercised the ImmunoGen Opt-Out Right.

1.63      “Knowledge” means the actual knowledge [***] of all ImmunoGen “executive officers” (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) and [***].

1.64      “Late Stage Option Data Package” means, on a Collaboration Product-by-Collaboration Product basis, a written package containing at least, (a) the [***] of all [***] with such Collaboration Product, (b) the [***] of all such Collaboration Product [***]s, (c) [***] of all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] for such Collaboration Product, (d) [***] of all [***] on such Collaboration Product and [***] of [***] of any [***] for such Collaboration Product, (e) all [***] from all [***] with such Collaboration Product, including the [***] and [***] for the [***] or [***] in [***] and [***] with [***] in [***] and [***], (f) (i) a list of [***] and [***], (ii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] and [***] to [***] of [***] in connection with such Collaboration Product [***], or (2) to the extent [***] of [***] are  by the [***] after such [***],  [***] of [***] from [***], and (iii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] for the Collaboration Product [***], or (2) to the extent [***] of [***] are [***] by the [***] after such [***],  [***] from [***], (g) copies of the [***] in connection with all [***], (i) [***] that all [***] are [***] (if [***] listed in the [***]) or [***] (if [***] as [***]), (j) a [***] that the [***] is [***] and [***], (k) all [***], (l) a [***] of [***], (m) for [***], (n) if there are any  since [***] or [***], a [***] showing [***] to the [***] or [***] as appropriate, (o) the [***] for such Collaboration Product, (p) all [***] regarding such Collaboration Product, (q) a list of any [***] with such Collaboration Product with a [***], (r) a [***] that [***] an [***] and the [***] to be [***] under the [***], setting forth, inter alia, the [***] contained in the [***] as set forth on [***], including the [***], and a [***] and [***] for such [***], (s) a [***] and [***], (t) a [***] including all [***] pursuant to which ImmunoGen has [***] a [***] to [***] (which, if the Jazz Option is exercised, shall be set forth on [***]), (u) a [***] of [***] that are [***] by ImmunoGen that are [***] to [***] or otherwise [***] the Collaboration Product (which, if the Jazz Option is exercised, shall be set forth on [***] to the License Agreement), (v) a [***] the [***] on [***] on the [***] of this Agreement, with respect to any [***] or [***] the [***] of this Agreement that [***] any [***] or [***] set forth in [***] if such [***] or [***] were [***] as of the [***] and with respect to any such [***] and [***] that refer specifically to [***] or [***], where such Collaboration Product is a [***] for [***] or the [***] or the [***] pursuant to [***], such [***] and [***] shall instead be deemed to [***] to the [***] for [***] or the [***] or the [***], as applicable, to the extent that such [***] and [***] refer specifically to [***] or [***] (which, if the Jazz Option is exercised, shall be set forth on [***] to the License Agreement), and (w) two (2) original copies of the License Agreement that have been executed by an authorized representative of ImmunoGen and that have been modified from the form of License Agreement set forth in Schedule B solely to (i) accurately identify the applicable Jazz Product; and (ii) specify the applicable Option Exercise Fee as the upfront payment

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in Section 6.1 of the License Agreement (which shall [***] if such License Agreement is executed pursuant to [***]) and the applicable royalty rates in Section 6.4.1 of the License Agreement and any other modifications to the License Agreement specifically required by the terms of this Agreement.

1.65      “Late Stage Option Period” means, as applicable, the IMGN779 Late Stage Option Period, IMGN632 Late Stage Option Period or the New Product Late Stage Option Period.

1.66      “Lead Candidate” means, on Candidate Research Program-by-Candidate Research Program basis, the ADC candidate selected by the JRDC at the [***] to [***].

1.67      “License Agreement” means a written license agreement executed by the Parties pursuant to Section 4.3 in the form set forth on Schedule B attached hereto.

1.68      “Licensed Intellectual Property” has the meaning ascribed to such term in the License Agreement.

1.69      “Linker” means any compound or composition [***] under this Agreement to, or [***] under this Agreement as useful to, link a Cytotoxic Compound and an Antibody together to form a conjugate of such Cytotoxic Compound with the Antibody.

1.70      “MAA” means an application filed with the relevant Regulatory Authorities in the EU seeking regulatory approval to market and sell a Collaboration Product in the EU or any country or territory therein.

1.71      “MAY Compound” means any and all maytansinoid compounds (including maytansinol, ansamitocins, DM1 and DM4), whether produced by a botanical source, natural fermentation, chemical synthesis or otherwise, including all variants, fragments, or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.

1.72      “MDS” means Myelodysplastic Syndromes.

1.73      “NDA” means a New Drug Application (as more fully described in 21 C.F.R. Parts 314 et seq. or its successor regulation).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.74      “New Product” means (a) the Lead Candidate from a Candidate Research Program, such Candidate Research Program selected by Jazz during the Funding Term in accordance with the terms of this Agreement, and (b) any applicable [***] of the foregoing. Subject to Section 3.5, in no event shall there be more than one (1) New Product at any particular time. The term “New Product” shall also refer to [***], as applicable.

1.75      “New Product Target” mean the Target Targeted by the New Product.

1.76      “Option Exercise Fee” means the payment made by Jazz following execution of a License Agreement, the amount of which shall be as set forth on Schedule A attached hereto.

1.77      “Out-of-Pocket Costs” means expenses paid by ImmunoGen to Third Parties that are specifically identifiable through contract, purchase order, or invoice and incurred for services or materials provided by such Third Parties directly in their performance of the Development Programs, and for the avoidance of doubt, not including pre-paid amounts (until expensed in accordance with applicable ImmunoGen Accounting Standards). For clarity, Out-of-Pocket Costs exclude any costs paid to Affiliates or included in capital expenditures, payments for personnel (such as internal salaries or benefits), travel, facilities, utilities, general office or laboratory supplies, information technology, and the like.

1.78      “Patent Rights” means the rights and interests in and to any and all issued patents and pending patent applications (including inventor’s certificates, applications for inventor’s certificates, statutory invention registrations, applications for statutory invention registrations, utility models and any foreign counterparts thereof) in any country or jurisdiction in the Territory, including any and all reissues, confirmations, registrations, validations, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals and other continuing applications, extensions or restorations by existing or future extension or restoration mechanisms, including patent term extension, supplementary protection certificates or the equivalent, renewals, and all letters patent on any of the foregoing, and any and all reissues, reexaminations, additions, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.79      “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.80      “Prioritize” means, with respect to the [***] or [***], the use of [***], including [***] the [***] and [***] consistent with the [***], (a) if such research program is an [***], to [***] to a [***] and [***] to [***] with the [***], and [***] in the [***] with the [***] of [***] a  to Jazz for such [***] as [***] provided by ImmunoGen pursuant to Section 3.4 and with [***] and [***] to the [***] that ImmunoGen has [***] to be in the [***] of the [***] (with such [***] being [***] by ImmunoGen [***] in the [***] of its [***] of [***]), or (b) if such [***] is a [***], to [***] such Candidate Research Program [***] with the [***], and [***] in the [***] with the [***] a [***] to Jazz for such [***] as  provided by ImmunoGen pursuant to Section 3.4 and with [***] and resources devoted by ImmunoGen to the ImmunoGen research programs that ImmunoGen has [***] to be in the [***] of the [***] (with such [***] being [***] by ImmunoGen [***] in the [***] of its [***] of [***]).

1.81      “Product Patent Rights” means Patent Rights Controlled by ImmunoGen or its Affiliates as of the Effective Date or during the Term [***] (all of the foregoing being hereinafter referred to as “Product Patent Claims”). [***]

1.82      “Regulatory Authority” means the FDA or any counterpart to the FDA outside the United States, or any other national, supra-national, federal, regional, state, local, municipal or provincial regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of an ADC.

1.83      “Regulatory Filings” means, collectively: (a) all INDs, NDAs, BLAs, CTAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, and all other similar submissions (including MAAs and counterparts to any of the foregoing in any country or region in the Territory) as may be required by any Regulatory Authority for the development, manufacture, use or commercialization of a Collaboration Product in the Territory; (b) all supplements and amendments to any of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

1.84      “Research Plan” means the separate written plans describing the research activities to be carried out by ImmunoGen during the Term (in reasonable detail for the [***]) until Jazz has selected a New Product pursuant to Section 3.4, in furtherance of each Candidate Research Program pursuant to this Agreement, as such written plans may be amended, modified or updated. The Research Plans, and any modification, amendment or update thereto, shall set forth, inter alia, the scope and detail of information set forth on Section 1.84 of the Disclosure Letter, including the [***], and a [***] for such [***].

1.85      “Similar Market Opportunity” means an oncology indication for which the then most current estimates in the Decision Resources Epidemiology patient database (or a successor thereto) indicate a [***] incident population of at least [***].

1.86      “[***] New Product Target” means the Target Targeted by the [***], if one is selected by Jazz pursuant [***].

1.87      “Target” means, when used as a noun, a protein described by a unique UniProtKB/Swiss Prot accession number (and all fragments, mutations and splice variants thereof).

1.88      “Target,” “Targeting” or “Targeted” means, when used as a verb to describe the relationship between a molecule and a Target, that the molecule’s primary intended mechanism of action is to specifically bind to the Target (or a portion thereof).

1.89      “Technology” means, collectively, all inventions, discoveries, improvements, trade secrets and proprietary methods or materials, whether or not patentable, including macromolecular sequences, data, formulations, processes, techniques, know-how and results (including negative results).

1.90      “Territory” means all countries and jurisdictions of the world.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.91      “Third Party” means any Person other than ImmunoGen, Jazz and their respective Affiliates.

1.92      “Vyxeos Third Party Combination Trials” means any clinical trial for which Jazz or its Affiliates provides to a Third Party Jazz’s proprietary product, Vyxeos, or any other product or product candidate that is proprietary to Jazz or its Affiliates but for which Jazz and its Affiliates are not the sponsor and do not provide any additional support or funding.

Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of the Agreement indicated below:

Definition	Section
Accelerated Rules	13.13.2(b)
Accelerated Rules Tribunal	13.13.2(b)
[***]	[***]
Agreement	Recitals
Alliance Managers	2.1.1
Anti-Corruption Laws	11.6
Arbitration	13.13.2(a)
Assigned Intellectual Property	8.1.1
[***]	[***]
[***]	[***]
Burdened Technology	5.7.1
Burdened Technology Obligations	5.7.1
CMO Agreement	5.4.2
Combination	10.1.9
Combination Trial	5.1.7
Combination Trial Agreement	5.1.7
Commercialization	10.1.1
Competing Product	5.5.2
Competing Program	5.5.3
Cost Summary	6.2.2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
CPR Rules Tribunal	13.13.2(a)
[***]	[***]
Development	10.1.2
Disclosing Party	1.21
Dispute	13.13.1
Divestiture	5.5.3
Drug Approval Application	10.1.3
[***]	[***]
[***]	[***]
Effective Date	Recitals
[***]	[***]
Expired Jazz Option	4.5
[***]	[***]
[***]	[***]
First Commercial Sale	10.1.4
First [***] Late Stage Option Period	[***]
Generic Competition	10.1.5
Generic Product	10.1.6
[***] Early Stage Option Period	[***]
[***] Late Stage Option Period	[***]
[***] Option Period	[***]
[***] Early Stage Option Period	[***]
[***] Late Stage Option Period	[***]
[***] Option Period	[***]
ImmunoGen	Recitals
ImmunoGen Indemnitees	12.1.1
ImmunoGen Licensee	10.1.7
ImmunoGen Royalty Term	10.3
ImmunoGen Standard Exchange Rate Methodology	10.1.8
Improvement	1.2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
Indemnified Party	12.2
Indemnifying Party	12.2
Jazz	Recitals
Jazz Development Funding	6.2.1(a)
Jazz Development Funding Cap	6.2.1(a)
Jazz Early Stage Option	4.1
Jazz Indemnitees	12.1.2
Jazz Late Stage Option	4.1
Jazz Opt-Out	6.2.4(a)
JRDC	2.3.1
JSC	2.2.1
Knowledge	11.5.1
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Losses	12.1.1
[***]	[***]
Net Sales	10.1.9
[***] Early Stage Option Period	[***]
[***] Late Stage Option Period	[***]
[***] Option Period	[***]
Opt-Out Collaboration Product	6.2.4(b)
Party/Parties	Recitals
Product Patent Claims	1.81
Receiving Party	1.21
Representatives	1.21
Revised Jazz Development Funding Cap	6.2.4(a)
[***]	[***]
[***]	[***]
SEC	7.2.3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
Second [***] Late Stage Option Period	[***]
Senior Officers	13.13.1
[***]	[***]
Term	9.1
Third Party Claims	12.1.1
Tribunal	13.13.2(b)
Upfront Fee	6.1

ARTICLE II
COLLABORATION MANAGEMENT

2.1       Alliance Management.

2.1.1      Appointment of Alliance Managers. Promptly after the Effective Date, the Parties shall each appoint an individual who shall oversee contact between the Parties for all matters related to this Agreement and the Parties’ respective activities hereunder (the “Alliance Managers”). The Alliance Managers may not be members of the JSC or the JRDC and will not have any voting rights thereon, but the Alliance Managers may attend all meetings of the JSC and the JRDC and may bring to the attention of the JSC and the JRDC any matters or issues either of them reasonably believes should be discussed by the JSC or the JRDC. Each Party may replace its Alliance Manager at any time by notice to the other Party.

2.1.2      Responsibilities. The Alliance Managers shall have the responsibility of creating and maintaining a constructive work environment between the Parties for all matters related to this Agreement and the Parties’ respective activities hereunder. Without limiting the generality of the foregoing, the Alliance Managers shall:

(a)        identify and bring to the attention of their respective managements any disputes arising between the Parties related to this Agreement or the Parties’ respective activities hereunder in a timely manner, including any asserted occurrence of a material breach by a Party, and function as the point of first referral in the resolution of each dispute;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)       provide a single, continuous point of communication between the Parties with respect to this Agreement and the Parties’ respective activities hereunder;

(c)        plan and coordinate efforts and external communications by or between the Parties with respect to this Agreement and the Parties’ respective activities hereunder;

(d)       take such steps as may be required to ensure that meetings of the JSC and JRDC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and

(e)        undertake such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

2.2       Joint Steering Committee.

2.2.1      Mandate and Establishment of Committee. Promptly after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to serve as a forum for the general oversight and coordination of the Collaboration. Within [***] days after the Effective Date, the Parties shall each nominate up to three (3) representatives for membership on the JSC. Each Party may change its representatives as it deems appropriate by written notice to the other Party; provided that neither Party may have more than three (3) representatives and that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JSC’s responsibilities. From time to time, the JSC may establish one or more sub-teams comprised of qualified representatives of both Parties to undertake specific responsibilities of the JSC, which sub-teams shall be governed in the same manner and subject to the relevant requirements set forth herein for the JSC. If any sub-team fails to reach unanimous agreement on a matter before it within [***] days, the sub-team will refer the matter to the JSC.

2.2.2      Co-Chairs of JSC. Each Party shall nominate a co-chair of the JSC. The co-chairpersons are responsible on an alternating basis for preparing reasonably detailed written

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

minutes of JSC meetings that reflect all material decisions made at such meetings. The applicable co-chairperson will prepare minutes of each JSC meeting and will send draft minutes to each representative of the JSC for review and approval within [***] Business Days after the JSC meeting. Such minutes shall be deemed approved unless one or more JSC representatives object to the accuracy of such minutes within [***] Business Days after receipt. The co-chairpersons shall have no additional powers or rights beyond those held by other JSC representatives.

2.2.3      Meetings. The JSC shall meet on [***] basis or other schedule agreed upon by the Parties, unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting. In such instance, the next JSC meeting shall also be scheduled as agreed upon by the Parties. In addition, either Party may call for a JSC meeting at any time by providing at least [***] days’ notice to the other Party. The location of meetings of the JSC shall alternate between ImmunoGen’s offices and Jazz’s offices, unless otherwise agreed by the Parties. As agreed upon by the Parties, JSC meetings may be face-to-face or may be conducted through teleconferences or videoconferences. In addition to its JSC representatives, each Party may have other employees, agents, or consultants attend such meetings to observe, present, and participate in discussion, but such attendees will not have any decision-making capacity. Each Party shall bear its own costs and expenses, including travel and lodging expense, that may be incurred by JSC representatives or other attendees at JSC meetings, as a result of such meetings hereunder.

2.2.4      Decision Making. All decisions of the JSC will be made by consensus, with each Party having collectively one (1) vote. If the JSC is unable to reach unanimous agreement on any matter within [***] days following the date such matter was first put to a vote, then the JSC will refer such matter to the Senior Officers for resolution by good faith negotiations commencing promptly after such notice is received. If the Senior Officers are not able to resolve such matter within [***] days following delivery of the notice referring the matter to the Parties’ respective Senior Officers, then [***], but shall [***] in good faith after [***];  provided, that [***] may [***] pursuant to this Section 2.2.4 (i) in a manner that [***] any of its [***], or (ii) in a manner that [***] or other [***] under this Agreement.

2.2.5      Responsibilities. The JSC shall be responsible for the following:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        periodically reviewing, discussing, coordinating and approving the overall strategy and goals for the Collaboration;

(b)       establishing and overseeing joint sub-teams to oversee particular projects or activities within the purview of the JSC;

(c)        serving, in accordance with [***], as a forum [***] under this Agreement [***] regarding the conduct of the Candidate Research Programs and the Development Programs; and

(d)       undertaking such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

2.3       Joint Research and Development Committee.

2.3.1      Mandate and Establishment of Committee. Promptly after the Effective Date, the Parties shall establish a joint research and development committee (the “JRDC”) to serve as a forum for coordination and communication between the Parties with respect to (a) ImmunoGen’s conduct of the Early Research Programs, (b) ImmunoGen’s conduct of the Candidate Research Programs pursuant to the Research Plans, and (c) ImmunoGen’s development of the Collaboration Products pursuant to the Development Plans. Within [***] days after the Effective Date, the Parties shall each nominate between two (2) and five (5) (inclusive) representatives for membership on the JRDC. Each Party may change its representatives as it deems appropriate by written notice to the other Party; provided that neither Party may have fewer than two (2) or more than five (5) representatives and that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JRDC’s responsibilities. From time to time, the JRDC may establish one or more sub-teams comprised of qualified representatives of both Parties to undertake specific responsibilities of the JRDC, which sub-teams shall be governed in the same manner and subject to the relevant requirements set forth herein for the JRDC. If any sub-team fails to reach unanimous agreement on a matter before it within [***] days, the sub-team will refer the matter shall to the JRDC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.2      Co-Chairs of JRDC. Each Party shall nominate a co-chair of the JRDC. The co-chairpersons are responsible on an alternating basis for preparing reasonably detailed written minutes of JRDC meetings that reflect all material decisions made at such meetings. The applicable co-chairperson will prepare minutes of each JRDC meeting and will send draft minutes to each representative of the JRDC for review and approval within [***] Business Days after the JRDC meeting. Such minutes shall be deemed approved unless one or more JRDC representatives object to the accuracy of such minutes within [***] Business Days after receipt. The co-chairpersons shall have no additional powers or rights beyond those held by other JRDC representatives.

2.3.3      Meetings. The JRDC shall meet on a Calendar Quarterly basis or other schedule agreed upon by the Parties, unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting. In such instance, the next JRDC meeting shall also be scheduled as agreed upon by the Parties. In addition, either Party may call for a JRDC meeting at any time by providing at least [***] days’ notice to the other Party. The location of meetings of the JRDC shall alternate between ImmunoGen’s offices and Jazz’s offices, unless otherwise agreed by the Parties. As agreed upon by the Parties, JRDC meetings may be face-to-face or may be conducted through teleconferences or videoconferences, provided that at least one (1) JRDC meeting during any Calendar Year shall be conducted face-to-face, unless otherwise agreed to by the Parties. In addition to its JRDC representatives, each Party may have other employees, agents, or consultants attend such meetings to observe, present and participate in discussion, but such attendees will not have any decision-making capacity. Each Party shall bear its own costs and expenses, including travel and lodging expense, that may be incurred by JRDC representatives or other attendees at JRDC meetings, as a result of such meetings hereunder.

2.3.4      Decision Making. All decisions of the JRDC will be made by consensus, with each Party having collectively one (1) vote. If the JRDC is unable to reach unanimous agreement on any matter within its authority within [***] days following the date such matter was first put to a vote, then the JRDC shall refer the matter to [***] for resolution in accordance with [***].

2.3.5      Responsibilities. The JRDC shall be responsible for the following:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        reviewing and discussing the relative priority of the Targets to be pursued in new Early Research Programs;

(b)       discussing the results, plans and timelines for the Early Research Programs following an update with respect thereto by ImmunoGen;

(c)        reviewing, approving, and discussing the results from, the Research Plans for Candidate Research Programs, and any material amendment, modification and update thereto;

(d)       selecting the Lead Candidate [***] for each Candidate Research Program;

(e)        overseeing the Development Programs and reviewing and discussing the results therefrom;

(f)        reviewing and approving the initial Development Plan for each Candidate for which ImmunoGen provides Jazz [***];

(g)        reviewing and approving the Development Plan for each Collaboration Product and any material amendment, modification and update thereto, each such Development Plan to be updated at least annually;

(h)       determining the likelihood of [***];

(i)        establishing and overseeing joint sub-teams to oversee particular projects or activities within the purview of the JRDC; and

(j)        undertaking such other responsibilities as the Parties may mutually agree in writing.

2.3.6      Discontinuation of the JRDC. The JRDC shall continue to exist until the first to occur of (a) the expiration or termination of the Term of this Agreement and (b) the Parties mutually agreeing to disband the JRDC.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4       Committee Consolidation with License Agreement(s). Notwithstanding the provisions of this Article II, the JSC and the JRDC shall each consist of the same representatives, respectively, as the JSC and JDC established under the License Agreement(s) for so long as both this Agreement and one or more License Agreements are in full force and effect at the same time, all meetings of the JSC under this Agreement and the JSC under all License Agreements shall be scheduled at the same time and locations, and all meetings of the JRDC under this Agreement and the JRDC under all License Agreements shall be scheduled at the same time and locations.

ARTICLE III
OVERVIEW; RESEARCH PROGRAMS

3.1       Overview. Commencing on the Effective Date, ImmunoGen shall continue the development of IMGN779 and IMGN632 in collaboration with Jazz in accordance with their respective Development Plans, and as set forth in this Agreement. After the Effective Date, Jazz shall have the option to select a New Product in accordance with Section 3.4, which shall then be developed by ImmunoGen in collaboration with Jazz in accordance with its Development Plan and as set forth in this Agreement.

3.2       Early Research Programs. ImmunoGen shall conduct the Early Research Programs with the goal of advancing the most promising Early Research Programs to Candidate Research Programs. ImmunoGen shall update the JRDC at each meeting with respect to, and the Parties shall discuss at such meeting, the Early Research Programs, including the results arising from and progress made in each Early Research Program since the previous JRDC meeting, the plans for advancing each Early Research Program to [***], and the activities included in such plans and the timelines for conducting such activities. [***] may [***] for [***] at the JRDC. [***] shall [***] with regard to the Early Research Programs [***]. Notwithstanding the foregoing or anything to the contrary in this Agreement, and provided that [***] has [***] pursuant to [***],  [***] shall have the [***], for [***], to [***] for [***]. After such [***],  [***] shall [***] such [***]. For clarity, if [***],  [***] shall [***] in accordance with this Section 3.2. In addition to the updates at JRDC meetings, each time that ImmunoGen delivers [***] to Jazz pursuant to Section 3.4, ImmunoGen shall also provide Jazz with an [***] that describes the [***] at such time and includes .

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3       Candidate Research Programs.

3.3.1      Objectives of the Candidate Research Programs. The objectives of each Candidate Research Program are the identification and testing of an ADC that is ready for IND filing and suitable for selection by Jazz as the New Product that ImmunoGen will clinically develop under this Agreement and for which Jazz has an option to obtain an exclusive license to further develop and commercialize as a Jazz Product under a License Agreement.

3.3.2      Research Under the Research Plans. During the Term and until such time as Jazz has selected a New Product in accordance with Section 3.4, ImmunoGen shall prepare a Research Plan regarding each Candidate Research Program for the JRDC’s review and approval and shall perform research according to such Research Plans as approved by the JRDC. Each Research Plan shall describe activities that are reasonably designed to achieve the objective of the applicable Candidate Research Program. Each Research Plan shall be [***] and shall describe the research activities to be carried out by ImmunoGen (a) in reasonable detail for the [***] during the Term and (b) at [***]. ImmunoGen shall [***] related to each such Research Plan. For Candidate Research Programs that reach [***], (i) ImmunoGen shall prepare and provide to Jazz’s representatives on the JRDC a [***] the [***] to [***] from [***] to the point at which the decision is made to [***], and (ii) ImmunoGen’s representatives on the JRDC shall [***] into each such [***] the [***] on the JRDC in furtherance of generating [***] consistent with similar activities undertaken for IMGN632 and IMGN779. The initial Research Plan for each Candidate Research Program underway as of the Effective Date will be reviewed, discussed, and voted upon by the JRDC within [***] days after the Effective Date.

3.3.3      Amendments to the Research Plans. Each amendment, modification and update of a Research Plan shall be set forth in a written document prepared by ImmunoGen, and shall specifically state that it is an amendment, modification or update to such Research Plan. ImmunoGen shall provide to the JRDC for review and approval each initial Research Plan and all material amendments, modifications and updates to each Research Plan. Without limiting the nature or frequency of any other amendments, modifications or updates of a Research Plan, ImmunoGen shall update each Research Plan every [***] months or more often as is necessary, to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

describe the research activities to be carried out by ImmunoGen in conducting each Candidate Research Program (a) in reasonable detail for the [***] during the Term and (b) at a [***].

3.3.4      Conduct of the Candidate Research Programs. ImmunoGen shall be responsible for execution of each Research Plan and early stage development of ADC candidates under each Candidate Research Program, including, in accordance with the applicable Research Plan, (a) making tactical decisions with respect thereto, (b) assessing alternative product designs, (c) recommending to the JRDC the Antibodies, Cytotoxic Compounds and Linkers to be used in the Lead Candidates and (d) the conduct of all preclinical studies (including dose range finding and safety studies in animals, and GLP toxicology studies). ImmunoGen shall conduct all aspects of each Candidate Research Program in accordance with the applicable Research Plan and Applicable Laws. Notwithstanding the foregoing or anything to the contrary in this Agreement, [***] shall have the right, for a period of [***] months following the Effective Date, in lieu of [***] pursuant to [***], to [***] to [***] a particular Candidate Research Program, in which case [***] shall [***] such Candidate Research Program. For clarity, if [***],  in accordance with this Section 3.3 and Section 3.4. At least once [***], or [***], during the [***] month period following the Effective Date, ImmunoGen shall provide Jazz with a copy of ImmunoGen’s [***] that [***] ImmunoGen’s current determination of [***], with the [***] being [***] and the [***] being [***]; ImmunoGen may [***] that is provided to Jazz to [***] to those [***] that are [***].

3.4       Selection of New Product. During the Term and only until Jazz has selected a Candidate to become the New Product, ImmunoGen shall generate [***] for each Candidate Research Program at the time that the applicable Lead Candidate [***] and is otherwise [***], and ImmunoGen shall promptly provide to Jazz [***] generated during the Funding Term, each for Jazz’s consideration whether to select the applicable Lead Candidate as the New Product. ImmunoGen shall provide Jazz with an Early Research Program Data Package pursuant to Section 3.2 together with [***]. ImmunoGen shall, until Jazz has selected a New Product in accordance with this Section 3.4,  [***] to deliver [***] to Jazz during the Funding Term at [***] to [***] month [***] starting on the Effective Date, or as otherwise agreed upon in writing by the Parties. ImmunoGen shall share with Jazz, via JRDC meetings, [***] and [***] for [***] (including [***] and [***] of the Lead Candidate), and [***]. Within [***] days of the later of:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) completion of the JRDC meeting following delivery from ImmunoGen to Jazz of [***] for a particular Candidate Research Program [***] and (b) [***], which [***], if any, shall be [***] within [***] days of [***] of such [***], Jazz shall notify ImmunoGen in writing if it wishes to designate the Lead Candidate from such Candidate Research Program as the New Product. If Jazz provides such written notification, the designated Lead Candidate will be deemed the New Product, and ImmunoGen shall implement the Development Plan for such New Product in accordance with Section 5.1. For the avoidance of doubt, except to the extent contemplated by [***], ImmunoGen shall have [***] to [***] or [***] any further [***] about any [***] after Jazz has selected the New Product in accordance with this Section 3.4.

3.5       [***].

3.5.1      [***]. In the event that, after [***] in accordance with the Development Plan for [***], the [***] that [***] has [***], then the [***] of [***] for such [***] by ImmunoGen performing one or more of the following activities: (a) [***] with the same [***], (b) [***] or [***] with the [***], or (c) [***] a [***] against the [***]. If the JRDC decides that [***] and [***] such a [***] is [***], then the JRDC shall determine the [***] of such [***], the [***] to [***] such [***], and the [***] to [***] with a [***] for such [***]. ImmunoGen shall initiate such [***] and activities and [***] to [***] and activities and, upon [***], provide to Jazz [***] for such [***] for [***]. If Jazz notifies ImmunoGen within [***] days of receiving such [***] of its [***], then such [***] shall be deemed [***] under this Agreement as [***], and ImmunoGen shall implement the Development Plan for such [***] in accordance with [***]. If (i) the JRDC decides that [***] and [***] such [***] for the [***] is [***], (ii) the JRDC decides that [***] and [***] such [***] for the [***] is [***] but ImmunoGen is [***] and [***] a [***] for [***] of [***], or (iii) Jazz, [***] for such [***],  [***] ImmunoGen, within [***] days of [***] such [***], of [***] to have the [***] by ImmunoGen [***] for [***] pursuant to the preceding sentence, then the Development Program for [***] will [***], Jazz shall be [***] to have [***] with respect thereto, and [***] and such [***] shall each be deemed [***]. For the avoidance of doubt, ImmunoGen shall [***] to Jazz for [***] pursuant to this Section 3.5.1 if the [***] that [***] and [***] such [***] is [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5.2      [***]. In the event that, after [***] in accordance with the Development Plan for [***], the [***] that [***] has [***], then the [***] of a [***] for such [***] by performing [***]. If the JRDC decides that [***] and [***] such a [***] is [***], then the JRDC shall determine the [***] of such [***], the [***] to [***] such [***], and the [***] to [***] with a [***] for such [***]. ImmunoGen shall initiate such [***] and activities and [***] to [***] and activities and, upon [***], provide to Jazz [***] for such [***] for [***]. If Jazz notifies ImmunoGen, within [***] days of receiving such [***], of its [***], then such [***] shall be deemed [***] under this Agreement as [***], and ImmunoGen shall implement the Development Plan for such [***] in accordance with [***]. If Jazz does [***] ImmunoGen, within [***] days of receiving such [***], of [***] to [***] such [***], then the Development Program for [***], and all of Jazz’s rights, related to [***] will [***] and Jazz shall be [***] with respect thereto, and [***] shall be deemed [***]. If (a) the JRDC decides that [***] and [***] such [***] is [***] or (b) after [***] of the [***] of a [***] for such [***], the JRDC determines [***] that such [***] has [***] as a result of [***], then [***] shall be deemed [***] and ImmunoGen shall deliver to Jazz a [***] for the [***] if any, that has [***] and is otherwise [***] following [***] described in clause (a) or (b) above, provided that the [***] has [***] prior to the [***] anniversary of the Effective Date, and Jazz may [***] as [***]. Following the [***] of such [***] according to the process described for the [***] of [***] for [***] above, ImmunoGen shall [***] for such [***] in accordance with [***]. Upon Jazz’s [***] of [***], it shall be deemed to be [***] for all purposes hereunder, provided,  however, that ImmunoGen shall not have any obligation to [***] under this Section 3.5.2 with respect to [***] and Jazz shall [***] under this Section 3.5.2 to [***] or [***] to [***].

3.5.3      For the avoidance of doubt, if [***] or  a [***] following [***] of the [***], in each case in accordance with the applicable Development Plan, then such Collaboration Product shall [***] for [***] in accordance with this Section 3.5.

ARTICLE IV
OPTION RIGHTS

4.1       Option Grant. With respect to each Collaboration Product, ImmunoGen hereby grants to Jazz exclusive options to obtain an exclusive license under the Licensed Intellectual

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Property for such Collaboration Product in the Territory on the terms set forth in the License Agreement (the first such option for each Collaboration Product, a “Jazz Early Stage Option”, the second such option for each Collaboration Product, a “Jazz Late Stage Option”).

4.2       Jazz Option Period. The Jazz Option Periods shall be determined for each of the three Collaboration Products as follows:

4.2.1      For [***]: The “[***] Early Stage Option Period” shall commence upon the Effective Date and shall [***] days after ImmunoGen’s provision to Jazz of [***] for [***] that [***] to initiate a pivotal trial [***], and the “[***] Late Stage Option Period” shall commence upon expiration of the [***] Early Stage Option Period without the Jazz Early Stage Option being exercised for [***], and shall end [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***]. The [***] Early Stage Option Period and the [***] Late Stage Option Period shall each be referred to as an “[***] Option Period”.

4.2.2      For [***]: The “[***] Early Stage Option Period” shall commence upon the Effective Date and shall end [***] days after ImmunoGen’s provision to Jazz of [***] for [***]2 that [***] to initiate a pivotal trial [***], and the “[***] Late Stage Option Period” shall commence upon expiration of the [***] Early Stage Option Period without the Jazz Early Stage Option having been exercised for [***], and shall end [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***],  provided, that if [***] is the [***] for which  in order to [***], the [***] Late Stage Option Period shall include two option periods: one option period commencing upon expiration of the [***] Early Stage Option Period without the Jazz Early Stage Option having been exercised for [***], and ending [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***] (the “First [***] Late Stage Option Period”) and a second option period commencing upon the date that is [***] years after the expiration of the First [***] Late Stage Option Period and ending [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***],  provided that if ImmunoGen receives approval of the BLA for [***] during the [***] year period after the expiration of the First [***] Late Stage Option Period, then such second option period shall begin [***] months after such approval of the BLA and end [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***] and Jazz may exercise the option during such second option period, if it commenced

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] months after such BLA approval pursuant to this proviso, upon [***] months’ notice to ImmunoGen (the “Second [***] Late Stage Option Period”). The [***] Early Stage Option Period and the [***] Late Stage Option Period, including the First [***] Late Stage Option Period and the Second [***] Late Stage Option Period, if applicable, shall each be referred to as an “[***] Option Period”.

4.2.3      For [***]: The “[***] Early Stage Option Period” shall commence upon  (or [***], as applicable) and shall end [***] days after ImmunoGen’s provision to Jazz of [***] for [***] that [***] to initiate a pivotal trial [***], and the “[***] Late Stage Option Period” shall commence upon the expiration of the [***] Early Stage Option Period without the Jazz Early Stage Option having been exercised for [***], and shall end [***] days after ImmunoGen’s provision to Jazz of [***] that [***] to file the first BLA [***]. The [***] Early Stage Option Period and the [***] Late Stage Option Period shall each be referred to as a “[***] Option Period”.

4.3       Provision of [***].

4.3.1      For each Collaboration Product, promptly after [***] that [***] to initiate a pivotal trial for, or file the first BLA for, such Collaboration Product [***] (but in no event longer than [***] months after [***] has been [***]), ImmunoGen shall [***] and provide to Jazz [***] or [***], respectively, for such Collaboration Product. Jazz shall promptly notify ImmunoGen if such [***] is [***] or [***], in which case ImmunoGen shall [***] an [***] that is [***] and that [***] by Jazz, and the applicable Option Period shall [***] has been received by Jazz. The Parties shall promptly [***] Jazz may have with respect to such [***] or [***], as applicable.

4.3.2      During each of the two (2) [***] Option Periods, three (3) [***] Option Periods, and two (2) [***] Option Periods, Jazz may request in writing from ImmunoGen [***] for [***], and [***], respectively. Within [***] days following receipt of such notice, ImmunoGen shall provide [***] to Jazz for the applicable Collaboration Product. For clarity, (a) ImmunoGen shall [***] to [***], or [***] to [***] for [***] but it shall [***] to [***] and [***] based upon [***] to the extent [***] in [***], and (b) the delivery [***] shall [***] of, or otherwise [***], the applicable Early Stage Option Period or Late Stage Option Period for such Collaboration Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4       Option Exercise. With respect to each Collaboration Product, Jazz shall have the right to exercise a Jazz Option, in its sole discretion, at any time during one of the Jazz Option Periods for such Collaboration Product. Jazz may exercise a Jazz Option prior to the expiration of the applicable Jazz Option Period by delivering to ImmunoGen written notice of exercise thereof and a fully executed License Agreement for the Collaboration Product for which Jazz is exercising the Jazz Option. Such License Agreement will be [***], except to the extent that any [***] or [***] with respect to the transaction contemplated by such License Agreement to the extent set forth in the License Agreement, which the Parties shall [***] as specified in such License Agreement. Notwithstanding anything to the contrary in this Agreement, if (a) a [***] to a [***] for [***] is [***], (b) [***] has a [***] as to [***] is [***] of [***] and the [***], and (c) within [***] days after the [***], Jazz exercises the Jazz Option with respect to [***] during the [***], then the [***] under the License Agreement for [***] shall be [***],  provided that, if Jazz exercises the Jazz Option pursuant to clause (c), Jazz shall, promptly following the effectiveness of the License Agreement, take all necessary action under the License Agreement to [***], in accordance with the terms of the License Agreement, to [***], and [***] to conduct the Development of the New Product [***] until such time as the Development Plan is [***] in accordance with the terms of the License Agreement, provided that for the [***] month period following the exercise of the Jazz Option, Jazz [***] the Development Plan under the License Agreement [***] there is a [***] that [***] such [***]. For clarity, if any License Agreement is terminated pursuant to Section 10.4 or 10.5 of the License Agreement, then the Jazz Option will be deemed not to have been exercised during the relevant Jazz Option Period pursuant to this Agreement with respect to the Collaboration Product that is the subject of such License Agreement and (i) if such License Agreement was executed by Jazz during the Early Stage Option Period for such Collaboration Product or in the case of [***] during the First [***] Late Stage Option Period (if any), then such Collaboration Product shall remain a Collaboration Product until such time as it becomes a Jazz Product (as a result of a subsequent exercise of a Jazz Option with respect thereto) or an ImmunoGen Product in accordance with the terms of this Agreement and (ii) if such License Agreement was executed by Jazz during the Late Stage Option Period for such Collaboration Product (which in the case of [***] shall mean the Second [***] Late Stage Option Period if there was a First [***] Late Stage Option Period) then such Collaboration Product shall be deemed to be an ImmunoGen Product and Section 10.3.5 shall apply.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.5       Expiration of Jazz Late Stage Options. If Jazz fails to exercise any Jazz Late Stage Option prior to the expiration of the applicable Jazz Option Period (each, an “Expired Jazz Option”), then the Collaboration Product covered by the Expired Jazz Option shall be deemed to be an ImmunoGen Product; provided,  however, that if there is a First [***] Late Stage Option Period, then the Jazz Late Stage Option Period for [***] shall not expire until the expiration of the Second [***] Late Stage Option Period and [***] shall not be deemed to be an ImmunoGen Product until the expiration of the Second [***] Late Stage Option Period. For clarity (a) this Section 4.5 does not apply to any Collaboration Product with respect to which Jazz has exercised the applicable Jazz Early Stage Option, and (b) if Jazz fails to exercise any Jazz Early Stage Option prior to the expiration of the applicable Jazz Option Period, the applicable Collaboration Product shall remain a Collaboration Product and Jazz shall have the right to exercise a Jazz Late Stage Option with respect thereto unless Jazz exercises a Jazz Opt-Out for such Collaboration Product pursuant to Section 6.2.4.

4.6       [***]. If [***] is [***] for which ImmunoGen completes or has completed all pivotal trials required by the FDA to file a BLA for [***] and [***] for [***] during both the [***] Early Stage Option Period and the First [***] Late Stage Option Period, then [***] may [***], and [***] in [***], in each case for [***] for [***]. Following [***] of any such [***] in a [***] or any [***] that includes [***],  [***] may [***] in [***] in such country or jurisdiction at its sole cost and expense, and [***];  provided, that [***] may [***] with a [***] or [***] with a [***] for the commercialization of [***] the Second [***] Late Stage Option Period expires without Jazz exercising its Jazz Option. Regardless whether [***] any such [***] for [***] for [***] or [***] for [***] following [***], ImmunoGen shall continue development of [***] in accordance with the Development Plan, and Jazz may exercise its Jazz Late Stage Option for [***] during the Second [***] Late Stage Option Period. If Jazz exercises its Jazz Late Stage Option for [***] during the Second [***] Late Stage Option Period, then ImmunoGen shall promptly transfer to Jazz [***] pursuant to [***], and within [***] days after such exercise, ImmunoGen [***], by written notice to Jazz, to [***] in [***],  provided that ImmunoGen is [***] in such [***] as of the date of Jazz’s exercise of such Jazz Late Stage Option: [***] and if ImmunoGen [***] during such [***]day period, then [***] shall be treated as [***] in the [***] (and the [***] shall be [***]). If ImmunoGen [***] in which ImmunoGen [***] as of the date of Jazz’s exercise of such Jazz Late

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Stage Option, then ImmunoGen shall promptly transfer to Jazz all of ImmunoGen’s [***] in [***], and Jazz shall [***] develop and commercialize [***] in all such countries for all indications pursuant to the [***] License Agreement. Regardless whether ImmunoGen [***] as of the date of Jazz’s exercise of such Jazz Late Stage Option, ImmunoGen shall promptly transfer to Jazz all of ImmunoGen’s [***] (a) in [***] as of the date of Jazz’s exercise of such Jazz Late Stage Option and (b) in [***], and Jazz shall [***] develop and commercialize [***] in [***] for all indications pursuant to the [***] License Agreement. For the avoidance of doubt, if [***] pursuant to this Section 4.6, then [***] shall [***] from [***], and, if [***], then [***] and [***] shall [***].

ARTICLE V
DEVELOPMENT AND MANUFACTURING

5.1       Development of Collaboration Products.

5.1.1      Objectives of the Development Programs. The objectives of each Development Program are to develop the applicable Collaboration Product (i.e., IMGN779, IMGN632 [***], or the New Product [***]) to obtain data sufficient to initiate a pivotal trial [***] with respect to such Collaboration Product (at which point Jazz may exercise its Jazz Early Stage Option with respect to such Collaboration Product for further development and commercialization of such Collaboration Product as a Jazz Product under a License Agreement) and, if Jazz does not exercise its Jazz Early Stage Option, to further develop the applicable Collaboration Product to obtain data sufficient to file a BLA [***] for such Collaboration Product (at which point Jazz may exercise its Jazz Late Stage Option with respect to such Collaboration Product for further development and commercialization of such Collaboration Product as a Jazz Product under a License Agreement).

5.1.2      Development Under the Development Plans. Commencing on the Effective Date and continuing with respect to each Collaboration Product until the earliest to occur of (i) the exercise of the Jazz Option, (ii) the exercise of the Jazz Opt-Out, and (iii) the expiration of the last Jazz Option Period, in each case with respect to such Collaboration Product, ImmunoGen shall perform the activities as set forth in the Development Plan for such Collaboration Product and in accordance with the terms and conditions of this Agreement including Section 5.1.4. Each Development Plan shall (A) describe the activities for each Collaboration Product that are [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to [***] of such Development Program (1) in [***] for the [***] years and (2) at [***] for [***] until [***] for such Collaboration Product and (B) specify [***] for the [***] and [***] for [***] or [***] for the [***] years. The initial Development Plans for each of IMGN779 and IMGN632 are set forth on Section 1.29 of the Disclosure Letter. All other Development Plans and all amended, modified or updated Development Plans shall address at least all of the items set forth in such attached Development Plans in a level of detail that is no less than such attached Development Plans.

5.1.3      Amendments to the Development Plans. Each proposed amendment, modification and update of any Development Plan shall be set forth in a written document prepared by a Party, and shall specifically state that it is a proposed amendment, modification or update to such Development Plan. Such Party shall provide to the JRDC all amendments, modifications and updates to each Development Plan for the JRDC’s review and approval. Without limiting the nature or frequency of any other amendments, modifications or updates of the Development Plans, ImmunoGen shall update for the JRDC’s review each Development Plan on an annual basis or more often as is necessary, to describe the development activities being, or to be, carried out by ImmunoGen in conducting such Development Program (a) in [***] for the [***] years during the Term and (b) at [***] for [***] until [***] for such Collaboration Product. On an annual basis, ImmunoGen shall also [***] for the [***] and [***] for [***] or [***] for each Collaboration Product in reasonable detail for the [***] years during the Term. At each JRDC meeting, ImmunoGen shall provide the JRDC with an update regarding its progress under each Development Plan.

5.1.4      Conduct of the Development Programs; Diligence. ImmunoGen shall [***] execute each Development Program as set forth in the Development Plan, including [***] of the Development Program, as specified in Section 5.1.1,  [***] set forth in the Development Plan [***] (or in the case of the Development Program for the New Product, [***] set forth in the Development Plan included in [***] therefor) or [***] thereof. ImmunoGen shall [***] with respect to the implementation of the Development Program in accordance with the Development Plan and Applicable Laws.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.1.5      Regulatory Filings. Prior to Jazz’s exercise of the Jazz Option for a given Collaboration Product, ImmunoGen shall have regulatory responsibility for such Collaboration Product, including conducting all meetings with Regulatory Authorities, and ImmunoGen shall own and hold all Regulatory Filings for such Collaboration Product. Prior to Jazz’s exercise of the Jazz Option for a given Collaboration Product, (a) ImmunoGen shall keep Jazz [***], including by [***] of any [***], regarding ImmunoGen’s [***] and [***] with respect to such Collaboration Product, including any [***] or [***] and all such [***] and [***] shall be [***] the Development Plan, (b) ImmunoGen shall provide Jazz with (i) [***] and [***] and [***] for such Collaboration Product [***] for [***] and (ii) [***] of such [***], (c) to the extent permitted by Regulatory Authorities, Jazz shall [***],  provided that [***] does [***] at such time, to have [***] at the [***] and [***] (or if [***] is anticipated to be [***], the [***] or any [***] prior to [***]) and [***] and [***] with such [***] or [***] that are [***] of the Collaboration Product, as well as [***] or [***] regarding the Collaboration Product occurring [***], and related to, such [***] and [***], and shall be provided with [***] to [***], and (d) Jazz shall also [***] to [***] and [***] any [***] with [***] or [***] related to such [***] or [***] that are [***] to [***] of the Collaboration Product. ImmunoGen shall [***] to such [***] and [***] with [***] or [***] in [***],  provided Jazz  within [***] Business Days (or shorter if required by the [***]) of receipt, except for [***] for [***] for which Jazz will have [***] Business Days to [***] (subject to [***] upon written agreement by the Parties). Following Jazz’s exercise of the Jazz Option for a particular Collaboration Product, all responsibility for Regulatory Filings, associated documentation, and interactions with Regulatory Authorities shall be transferred to Jazz as set forth in the applicable License Agreement.

5.1.6      Safety Concern.

(a)        Notwithstanding anything in this Agreement to the contrary, ImmunoGen, as sponsor of the clinical trials to be conducted under each Development Plan under this Agreement, shall have the unilateral right to terminate any clinical trial conducted under this Agreement immediately for good faith safety concerns. ImmunoGen shall provide written notice to Jazz upon termination of any clinical trial conducted pursuant to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)       If [***], then  shall [***] to a [***] for a [***], which [***] may (upon mutual agreement of the Parties) include [***] for such trial. [***] shall [***] each within [***] days after  and such [***] shall [***] within [***] days thereafter. The [***] shall [***]. The [***] shall [***] in [***] so that each Party may [***]. The [***] shall, within [***] days after the [***] describing the [***] and [***] of the [***]. Each Party shall [***], and [***] arising out of the [***] described in this Section 5.1.6(b), and shall [***] of the [***] and [***] of the [***] and [***] related to the [***]. Unless the Parties otherwise agree in writing, during the period of time that any [***] is [***] under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are [***] of the [***] of the [***].

(c)        If the [***] that ImmunoGen [***], and [***], ImmunoGen is [***] of the Collaboration Product [***] covered by the [***], then  of the Collaboration Product [***] and, if [***], the Parties’ rights and obligations with respect to the related Collaboration Product shall be as specified in [***].

(d)       If the [***] that [***], then [***] the Development Program for the applicable Collaboration Product to [***] of such Collaboration Product [***]. If the Parties [***] to [***] to the Development Program, then ImmunoGen shall conduct such [***] Development Program pursuant to the terms of this Agreement. If (i) [***] Development of such Collaboration Product under [***] Development Program that [***] and [***] as to [***] Development Program is [***] or (ii) if [***] development of such Collaboration Product [***], then in either such case [***] of such Collaboration Product under a development Program [***], and, if [***], the Parties shall [***] to [***] and if the [***] that it is [***] the Development Program [***], the Parties’ rights and obligations with respect to the related Collaboration Product shall be as specified in [***],  provided that if [***], the Parties’ rights and obligations with respect to the related Collaboration Product shall be as specified in [***].

5.1.7      Combination Trials. Pursuant to the Development Plan, where the Parties anticipate that there will be a preclinical or clinical study testing a Collaboration Product in combination with Vyxeos (such study, a “Combination Trial”), the Parties shall negotiate in good faith a separate agreement (the “Combination Trial Agreement”) that specifies the Parties’ rights and obligations with respect to such Combination Trials, which shall include the terms and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conditions set forth on Schedule D attached hereto and other mutually-agreed, commercially reasonable terms that are customary for an agreement of such type.

5.2       [***]. If (a) [***] is [***] with respect to the Development Plan for any particular Collaboration Product, including [***] set forth in [***], then, (i) if such [***] after the [***] pursuant to [***], and [***] does [***] such [***] within [***] days of [***], or (ii) [***] such [***] within [***] days of receiving such [***],  [***] been determined by the [***] under [***] to have [***] such [***], and [***] to [***] within [***] days after such determination, or (b) if [***] applies or [***] applies, then [***] may, within [***] days of the occurrence of the events in clauses (i) or (ii), [***] and, if [***], then:

5.2.1      the [***] obligation under [***] will [***] of the [***] set forth in [***] for the remainder of such Calendar Year and for each subsequent Calendar Year during the Funding Term;

5.2.2      if [***] after the [***] for such Collaboration Product, then [***] pursuant to [***] with respect to such Collaboration Product will [***];

5.2.3      [***] will be deemed to have [***] with respect to such Collaboration Product;

5.2.4      such Collaboration Product will be [***] and the Parties shall [***] with respect to such [***] as if [***] (A) the [***] for such Collaboration Product pursuant to [***] if [***] made [***] before the [***] or (B) the [***] for such Collaboration Product pursuant to [***] if [***] made [***] after the [***], and the [***] will [***] to reflect the provisions of Sections [***], and [***];

5.2.5      [***] shall [***] to [***] pursuant to [***] for [***];

5.2.6      [***] shall  of all [***] for [***];

5.2.7      [***] shall [***] for [***] of all [***] pursuant to Section 5.2.6, which [***] may [***] (A) to the [***] set forth in  with respect to [***], which shall otherwise [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subject to [***], and (B) to the extent [***], to the [***] set forth in  with respect to [***], which shall otherwise  subject to [***];

5.2.8      following the expiration of the applicable time period set forth in [***], the Parties’ obligations with respect to [***] in connection with the [***] of [***] shall be as specified in [***], except that [***] shall [***] of such [***] pursuant to [***] and [***] shall [***] of such [***] pursuant to [***];

5.2.9      subject to the [***] described in [***] shall [***] of the [***] set forth in [***] with respect to [***];

5.2.10    subject to any [***] described in [***],  [***] shall [***] for [***] pursuant to the terms and conditions of [***] for [***] (including [***] specified in [***]), provided,  however, that if the [***] or [***] occurs [***] in the case of [***], (b) [***] in the case of [***], or (c) [***] in the case of [***], then in each case [***] shall be [***] (and [***] described in [***] shall [***]); and

5.2.11    [***] may [***] for the [***] for which [***] to [***] pursuant to [***].

For clarity, [***] can [***] and [***], in accordance with [***], the [***].  The [***] listed in this [***] shall be [***] and [***] for the applicable [***] of its [***] with respect to [***] for [***], including the [***] set forth in [***], for which [***] the [***] in [***]. Notwithstanding the foregoing, nothing contained herein shall affect [***] under any circumstances to [***], to [***], or to [***].

5.3      [***].  If (a) [***] to [***] proposed by [***] is [***] by [***] in accordance with [***] and [***] has [***] as to [***] or (b) if [***] applies, then [***] of the applicable Collaboration Product, and, if [***], then:

5.3.1      if [***] of such Collaboration Product after [***] for such Collaboration Product, then [***] pursuant to [***] with respect to such Collaboration Product will [***];

5.3.2      [***] with respect to such Collaboration Product;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3.3      such Collaboration Product will be [***] and the Parties shall [***] with respect to such [***] as if [***] (A) [***] for such Collaboration Product pursuant to [***] if [***] or (B) [***] for such Collaboration Product pursuant to [***] if [***], and the [***] will be [***] to reflect the provisions of Sections [***] and [***];

5.3.4      [***] shall [***] of the [***] for such Collaboration Product and [***] may, in its discretion, (A) [***] (and [***] shall [***] within [***] days after the date of [***]) or (B) [***] would otherwise [***];

5.3.5      [***] shall [***] for [***] of [***] for [***], which [***] may [***] (A) to the applicable [***] in [***] for such [***], which will be [***] days after, (1) in the case of  as well as [***] to be [***] for [***] or (2) in the case of [***],  [***] as well as [***] to be [***] for [***], (B) to the extent [***] by the [***], to the [***] set forth in [***] with respect to such [***], which shall otherwise [***], and (C) to the extent [***] by the [***], to the [***] set forth in [***] with respect to such [***], which shall otherwise [***];

5.3.6      following the expiration of the applicable time period set forth in [***], the Parties’ obligations with respect to [***] in connection with the [***] of [***] shall be as specified in [***]; and

5.3.7      subject to any [***] that may be [***] in accordance with [***] shall [***] and [***] to [***] for [***] pursuant to the terms and conditions of [***] for [***].

For clarity, if [***], it can [***] in accordance with [***], and it [***] that was [***] when [***] in accordance with [***].

5.4       Manufacturing; Supply of Materials.

5.4.1      Prior to Jazz’s exercise of the Jazz Option for a given Collaboration Product [***], ImmunoGen shall manufacture or have manufactured and supply such Collaboration Product and shall manufacture or have manufactured all materials (including all Antibodies, Linkers, Cytotoxic Compounds, and ADCs), directly or through Affiliates or Third Parties, to enable ImmunoGen to conduct such Development Program. ImmunoGen shall promptly notify

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Jazz of any [***] of the Collaboration Product or to produce Collaboration Product [***]. ImmunoGen shall also share with the JRDC the [***].

5.4.2      For any agreements between ImmunoGen and a Third Party contract manufacturing organization relating to a Collaboration Product or any components thereof, including supply agreements and quality technical agreements, (each, a “CMO Agreement”) entered into by ImmunoGen [***], ImmunoGen . [***] under this Section 5.4.2 as [***] shall apply with respect thereto. ImmunoGen [***] shall include (i) an [***] for the applicable Third Party contract manufacturing organization to [***], (ii) the [***] for ImmunoGen to [***], to the extent, and solely to the extent that the CMO Agreement [***] or (iii) an [***] for such Third Party to [***], pursuant to which [***] with respect to the applicable Collaboration Product [***].

5.4.3      Upon Jazz’s request at any point after the delivery of an Early Stage Option Data Package, Late Stage Option Data Package, or Interim Data Package with regard to a Collaboration Product, the Parties shall discuss in good faith a plan to perform (either directly or via the applicable ImmunoGen contract manufacturing organization) technology transfers to Jazz, its Affiliate, or Permitted Third Party Service Provider (as defined in the License Agreement) as contemplated by Section 5.2 of the License Agreement.

5.5       Exclusivity.

5.5.1      IMGN Obligations. During the Term, except for research and development of [***] pursuant to this Agreement or a License Agreement, ImmunoGen and its Affiliates shall not, either directly or indirectly through a Third Party, research, develop, or commercialize any [***] Targeting CD33, CD123, the New Product Target [***],  provided that the foregoing shall no longer apply with respect to the Target of any ImmunoGen Product commencing at the following time (as applicable): (a) if it became an ImmunoGen Product pursuant to Section 1.55(a), upon the expiration of the last Jazz Option without exercise, (b) if it became an ImmunoGen Product pursuant to Section 3.5.1 or 3.5.2, the earlier of (X) [***] years after the date that it is deemed to be an ImmunoGen Product pursuant to Section 3.5.1 or 3.5.2 and (Y) the end of the Term, (c) such ImmunoGen Product is IMGN779 and it became an ImmunoGen Product pursuant to Section 6.2.4 following ImmunoGen’s termination of its clinical development as a result of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

safety or efficacy concerns, the earlier of (X) [***] years after the Jazz Opt-Out and (Y) the end of the Term, and (d) if it became an ImmunoGen Product pursuant to Section 6.2.4 and subsection (c) does not apply, (i) with respect to such ImmunoGen Product, upon the Jazz Opt-Out and (ii) with respect to all other products Targeting the Target of such ImmunoGen Product, the earliest of (A) [***] years after the Jazz Opt-Out, (B) [***] and (C) the end of the Term.

5.5.2      Jazz Obligations. During the Term, Jazz and its Affiliates shall not, either directly or indirectly through a Third Party, research, develop, or commercialize any [***] that Targets CD33, CD123, the New Product Target [***] (a “Competing Product”), provided that the foregoing shall (a) not restrict the ability of Jazz or its Affiliates to participate in any Vyxeos Third Party Combination Trial, use data from any Vyxeos Third Party Combination Trial to file an application with any Regulatory Authority for an expanded label for Vyxeos, or to sell under an approved label Vyxeos or any other product that is not a Competing Product and that is proprietary to Jazz and (b) no longer apply with respect to the Target of (i) any Jazz Product or (ii) any ImmunoGen Product.

5.5.3      Exceptions. Notwithstanding the foregoing, the restrictions of this Section 5.5 shall not apply (a) to any Future Acquirer of a Party or its Affiliate that engages in an activity that, if conducted by a Party, would cause such Party to be in breach of its exclusivity obligations set forth in the Section 5.5,  provided that such Future Acquirer engages in such activity [***], or (b) if a Third Party becomes an Affiliate of such Party after the Effective Date through merger, acquisition, consolidation or other similar transaction that does not result in a Change of Control of such Party, and as of the closing date of such transaction, such Third Party is engaged in the research, development, or commercialization of a product that, if conducted by such Party, would cause such Party to be in breach of its exclusivity obligations set forth in this Section 5.5 (a “Competing Program”), then such Party and its new Affiliate shall have [***] months from the closing date of such transaction to wind down or complete the Divestiture of such Competing Program, and the conduct of such Competing Program by such new Affiliate of such Party during such [***]-month period is not a breach of such Party’s exclusivity obligations in this Section 5.5;  provided that such new Affiliate conducts such Competing Program during such [***]-month period independently of the activities of this Agreement and without use of the proprietary

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Technology of (i) such Party or (ii) any Person that was an Affiliate of such Party prior to such transaction. “Divestiture”, as used in this Section 5.5.3, means the [***] the Competing Program to a Third Party [***] with respect to [***] in, the [***] of such Competing Program, but, for the avoidance of doubt, such [***] may include [***]. For clarity, if a Party has Divested a Competing Program by licensing all rights to the Competing Program and such rights revert to such Party during the Term (or the term of any applicable License Agreement), then this Section 5.5.3 shall thereafter apply after such reversion.

5.6       ImmunoGen Opt-In. Except as set forth in [***], ImmunoGen may exercise the ImmunoGen Opt-In Right under the applicable License Agreement with respect to one, and only one, Jazz Product within [***] Business Days after being notified by Jazz of FDA’s acceptance of the filing of the first BLA in the first indication for such Jazz Product under the applicable License Agreement; provided,  however, that such ImmunoGen Opt-In Right shall [***]. Until such time as ImmunoGen has either exercised the ImmunoGen Opt-In Right or the ImmunoGen Opt-In Right has expired, Jazz shall provide [***] to ImmunoGen for [***] conducted by Jazz pursuant to a License Agreement for each Jazz Product promptly following the [***]. Such ImmunoGen Opt-In Right shall be exercised in accordance with the terms and conditions set forth in Section 7.1 of the applicable License Agreement. Subject to [***], once ImmunoGen has exercised the ImmunoGen Opt-In Right with respect to a Jazz Product, such ImmunoGen Opt-In Right shall not thereafter be exercisable with respect to any other Jazz Product.

5.7       Burdened Technology.

5.7.1      General. The Parties hereby acknowledge that certain Technology Controlled by ImmunoGen may be subject to financial or other contractual obligations to Third Parties incurred by ImmunoGen as a result of an in-license or similar agreement (“Burdened Technology”), and that the use of Burdened Technology in the development or commercialization of Collaboration Products or Jazz Products may (a) result in financial or other contractual obligations of ImmunoGen to Third Parties, or (b) require that certain notices or disclosures be made by ImmunoGen to such Third Party as a result of the use thereof (collectively, the “Burdened Technology Obligations”). [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.7.2      Review of Technology. After the Effective Date (or, in the case of the New Product, after Jazz’s selection of such New Product) and prior to exercise of the Jazz Option with respect to a Collaboration Product, if ImmunoGen desires to acquire or in-license Technology related to such Collaboration Product that would become Burdened Technology as a result of such acquisition or in-license, then ImmunoGen shall [***] and, subject to [***] from the [***] of such [***] (which ImmunoGen shall [***]), shall [***] the [***] of such [***],  provided that ImmunoGen shall [***] ImmunoGen will [***] such Burdened Technology, and to [***], and such decision by ImmunoGen shall [***] on any [***] by [***] from ImmunoGen in connection with its exercise of a Jazz Option or to [***] or [***] such Technology from a Third Party. ImmunoGen shall notify Jazz promptly upon becoming aware of any Technology that arises from a material transfer or similar agreement entered into by ImmunoGen pursuant to which ImmunoGen provides a Third Party with access to a Collaboration Product (or the Antibody contained in a Collaboration Product) to a Third Party for [***] and shall discuss with Jazz [***]. If ImmunoGen [***], it shall [***] with respect thereto. If ImmunoGen [***], then it shall [***] and not less than [***] days before [***].

5.7.3      Responsibility for Burdened Technology Obligations. ImmunoGen shall be responsible for [***] of payments to Third Parties for Burdened Technology related to a Collaboration Product prior to exercise of the Jazz Option for such Collaboration Product. Thereafter, as between the Parties, responsibility for such Burdened Technology Obligations shall be as set forth in the applicable License Agreement.

ARTICLE VI
FINANCIAL TERMS

6.1       Upfront Fee. In consideration of the grant of the Jazz Option set forth Section 4.1, Jazz hereby agrees to pay ImmunoGen an upfront fee (the “Upfront Fee”) in the amount of Seventy-Five Million U.S. Dollars ($75,000,000) payable in accordance with Section 6.3 within [***] days after the Effective Date, which Upfront Fee shall be non-refundable and non-creditable.

6.2       Research and Development Funding.

6.2.1      Funding Obligations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        ImmunoGen shall bear all ImmunoGen Development Costs except to the extent reimbursed by Jazz pursuant to this Section 6.2.1. Subject to Sections 5.2,  5.3,  6.2.2,  6.2.3, and 6.2.4, during the Funding Term, Jazz herby agrees to pay ImmunoGen up to a total of One Hundred Million U.S. Dollars ($100,000,000) in development funding (the “Jazz Development Funding”) to reimburse for ImmunoGen Development Costs. Jazz shall reimburse ImmunoGen for fifty percent (50%) of the ImmunoGen Development Costs on a Calendar Quarterly basis in arrears based on activity during such Calendar Quarter, within thirty (30) days of receipt of an invoice from ImmunoGen for fifty (50%) of the ImmunoGen Development Costs in accordance with Section 6.2.2 and Section 6.3, up to the Jazz Development Funding Cap for each Calendar Year (or portion thereof) within the Funding Term set forth in the chart below (each, a “Jazz Development Funding Cap”).

Calendar Year (or portion thereof) within the Funding Term	Jazz Development Funding Cap
First partial Calendar Year (that portion of 2017 starting from the Effective Date and ending at the end of such Calendar Year)	[***]
Second Calendar Year (2018)	[***]
Third Calendar Year (2019)	[***]
Fourth Calendar Year (2020)	[***]
Fifth Calendar Year (2021)	[***]
Sixth Calendar Year (2022)	[***]
Seventh Calendar Year (2023)	[***]
Eighth partial Calendar Year (that portion of 2024 up to the seventh anniversary of the Effective Date).	[***]

Under no circumstances shall the total of all Jazz Development Funding Caps for all Calendar Years within the Funding Term exceed one hundred million U.S. Dollars ($100,000,000).

(b)       The Jazz Development Funding shall reimburse ImmunoGen solely for up to [***] of the ImmunoGen Development Costs incurred to perform activities set forth in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Development Plans. Except as provided otherwise in this Agreement, if [***] of the ImmunoGen Development Costs in a given Calendar Year exceed the Jazz Development Funding Cap for such Calendar Year, ImmunoGen shall solely bear such excess ImmunoGen Development Costs and Jazz shall not have any obligation to reimburse ImmunoGen for such excess ImmunoGen Development Costs. In addition, ImmunoGen shall solely bear all ImmunoGen Development Costs incurred after the end of the Funding Term and Jazz shall not have any obligation to reimburse ImmunoGen for any such ImmunoGen Development Costs. ImmunoGen’s development obligations hereunder shall not be reduced because the ImmunoGen Development Costs exceed the applicable Jazz Development Funding Cap or are incurred after the end of the Funding Term.

6.2.2      Cost Summary. ImmunoGen shall provide Jazz with a good faith, non-binding estimate of ImmunoGen Development Costs incurred or to be incurred by ImmunoGen for each Calendar Quarter [***] days before the end each Calendar Quarter. Within [***] days following the last day of each Calendar Quarter during the Funding Term, ImmunoGen shall provide to Jazz a summary (each, a “Cost Summary”) of the ImmunoGen Development Costs actually incurred by ImmunoGen during such Calendar Quarter, such ImmunoGen Development Costs to be reported on a Development Program-by-Development Program basis, and a related invoice for [***] of such ImmunoGen Development Costs. The Cost Summary shall include all appropriate back-up documentation, including [***]. Within [***] days from the date of its receipt of each such invoice, Jazz will pay to ImmunoGen the invoice amount due as Jazz Development Funding for the ImmunoGen Development Costs, subject to the applicable Jazz Development Funding Cap. If Jazz disputes any charge contained in an invoice, it will pay any undisputed amount in accordance with the preceding sentence, and the disputed amount will be addressed under the dispute resolution provisions of Section 13.13.

6.2.3      Option Extension Funding. If a Collaboration Product achieves completion of the clinical study that supports a good faith decision to initiate a pivotal trial in AML or MDS (or, with respect to the New Product, an oncology indication of  to [***]) and (i) Jazz does not exercise a Jazz Option with respect to such Collaboration Product during the respective IMGN779 Early Stage Option Period, IMGN632 Early Stage Option Period, or New Product Early Stage

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Option Period, (ii) Jazz has not been deemed to have exercised the Jazz Option with respect to such Collaboration Product pursuant to Sections 5.2 or 5.3, and (iii) Jazz has not provided notice of exercise of a Jazz Opt-Out with respect to such Collaboration Product pursuant to Section 6.2.4, then, for each such Collaboration Product, Jazz shall pay ImmunoGen a Jazz Option extension fee of [***] per year for up to the next [***] consecutive twelve- [***] for a total payment of up to [***]. The first such Jazz Option extension fee for a particular Collaboration Product shall be paid within [***] days after the beginning of the next Calendar Quarter after the Calendar Quarter in which the IMGN779 Early Stage Option Period, IMGN632 Early Stage Option Period, or New Product Early Stage Option Period, as applicable, expires without exercise of the Jazz Option, and the subsequent extension fees shall be due on the [***], respectively, of such date, provided in each case that clauses (ii) and (iii) of this Section 6.2.3 are still met as of such anniversary and that Jazz has not exercised the Jazz Option with respect to such Collaboration Product by such anniversary, and if clause (ii) or (iii) of this Section 6.2.3 is not met as of such anniversary, then Jazz’s obligation to pay the Option extension fee pursuant to this Section 6.2.3 shall be waived.

6.2.4      Jazz Opt-Out.

(a)        Jazz shall have the right, in its sole discretion, to opt-out of its (i) rights to select a New Product with respect to the Early Research Programs and Candidate Research Programs, at any time between [***] anniversary of the Effective Date and ImmunoGen’s delivery to Jazz of [***], or (ii) financial rights and responsibilities with respect to a Collaboration Product at any time during the Funding Term, in each case upon [***] days’ written notice to ImmunoGen (each of a (i) and (ii), a “Jazz Opt-Out”). Upon ImmunoGen’s receipt of notice of a Jazz Opt-Out, (1) the Development Program for the applicable Collaboration Product shall be terminated, (2) the Jazz Option with respect to such Collaboration Product shall be terminated, (3) for each Jazz Opt-Out exercised by Jazz, the Jazz Development Funding obligations under to Section 6.2.1 for each Calendar Year of the remainder of the Funding Term shall be reduced by an amount equal to [***] of the applicable Jazz Development Funding Cap set forth in Section 6.2.1(a) for such year (as so reduced, the “Revised Jazz Development Funding Cap”), (4) if Jazz exercises a Jazz Opt-Out with respect to the Early Research Programs and Candidate Research Programs, ImmunoGen shall have no further obligation to provide to Jazz any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

further information about the Early Research Programs and Candidate Research Programs and Jazz may no longer select a New Product under Section 3.4, (5) if Jazz exercises a Jazz Opt-Out for a Collaboration Product during or after the Early Stage Option Period for such Collaboration Product, then Jazz’s funding obligations pursuant to Section 6.2.3 with respect to such Collaboration Product will terminate, subject to Section 6.2.4(b), and (6) each Collaboration Product for which Jazz exercises its Jazz Opt-Out shall be deemed to be an ImmunoGen Product and, if applicable, ImmunoGen shall pay a royalty to Jazz pursuant to Section 10.3. For clarity, Jazz may not exercise the Jazz Opt-Out with respect to the Early Research Programs and Candidate Research Programs if ImmunoGen delivers to Jazz [***] prior to the [***] anniversary of the Effective Date.

(b)       With respect to any Collaboration Product for which Jazz has exercised the Jazz Opt-Out (the “Opt-Out Collaboration Product”), if one or more clinical trials of the Opt-Out Collaboration Product are ongoing at the time Jazz delivers notice of such Jazz Opt-Out to ImmunoGen, then, subject to the applicable Jazz Development Funding Cap in effect immediately prior to Jazz’s delivery of notice of the Jazz Opt-Out to ImmunoGen, Jazz shall reimburse ImmunoGen for up to [***] of the ImmunoGen Development Costs incurred to (i) responsibly wind-down such clinical trial if ImmunoGen elects not to continue such clinical trial or (ii) conduct such ongoing clinical trials in accordance with the Development Plan during the [***] day notice period for the applicable Jazz Opt-Out and the [***] day period immediately following such [***] day notice period if ImmunoGen elects to continue such clinical trial. For purposes of clarity, ImmunoGen’s right to receive Jazz Development Funding with respect to the Development Programs relating to the Collaboration Products for which Jazz has not exercised the Jazz Opt-Out shall be subject to the Revised Jazz Development Funding Cap.

6.2.5      Research Funding. ImmunoGen shall be solely responsible for all costs associated with conducting the Early Research Programs and Candidate Research Programs, and Jazz shall not have any obligation to reimburse ImmunoGen therefor.

6.3       Payment Terms.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3.1      No-Set-Off; Tax Withholding. All payments made by Jazz to ImmunoGen hereunder shall be made without set-off or counterclaim and free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes, if any. Jazz shall make any applicable withholding payments due on behalf of ImmunoGen and shall provide ImmunoGen with reasonable proof of payment of such withholding taxes, together with an accounting of the calculations of such taxes, within [***] days after such payment is remitted to the proper authority. Any withheld tax remitted by Jazz to the proper authority shall be treated as having been paid by Jazz to ImmunoGen for all purposes of this Agreement. The Parties shall cooperate reasonably in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required withholding tax payment, or in connection with any claim to a refund of or credit for any such payment.

6.3.2      Wire Transfers. All payments hereunder shall be made to ImmunoGen in U.S. Dollars by bank wire transfer in immediately available funds to the account designated by ImmunoGen by written notice from time to time.

6.4       Overdue Payments. Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein shall bear interest from the due date until paid in full, at a rate per annum equal to the lesser of (a) [***], or (b) the maximum interest rate permitted by Applicable Law in regard to such payments, calculated in each case from the date such payment was due through to the date on which payment is actually made; provided,  however, that with respect to any disputed payments, no interest payment is due until such dispute is resolved and the interest payable thereon will be based on the finally resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made. Such interest and the payment and acceptance thereof shall not negate or waive the right of a Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

6.5       Records Retention; Audit.

6.5.1      Records Retention. ImmunoGen shall keep for at least [***] years from the end of the Calendar Year to which they pertain complete and accurate records of the ImmunoGen

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Costs incurred hereunder and any other costs and expenses of ImmunoGen that are to be borne or reimbursed by Jazz hereunder in sufficient detail to allow the accuracy of the amounts charged to Jazz to be confirmed.

6.5.2      Audit. Subject to the other terms of this Section 6.5.2, at the request of Jazz, upon at least [***] Business Days’ prior written notice, but no more often than [***] per Calendar Year and not more frequently than [***] with respect to records covering any specific period of time, and at Jazz’s sole expense (except as otherwise provided herein), ImmunoGen shall permit an internationally recognized independent accounting firm [***] to inspect (during regular business hours) at such place or places where such records are customarily kept the relevant records required to be maintained by ImmunoGen under Section 6.5.1. At Jazz’s request, the independent accounting firm may audit the then-preceding [***] years of ImmunoGen’s records solely for purposes of verifying ImmunoGen’s calculation of ImmunoGen Development Costs and any other costs and expenses of ImmunoGen that are to be borne or reimbursed by Jazz hereunder during the period subject to review. Before beginning the audit the independent accounting firm shall enter into a confidentiality agreement with both Parties substantially similar to the provisions of Article VII limiting the disclosure and use of such information by such independent accounting firm to authorized representatives of the Parties and the purposes germane to this Section 6.5.2. The independent accounting firm shall provide its audit report and basis for any determination to ImmunoGen at the time such report is provided to Jazz. The Parties shall each have the right to request a further determination by such independent accounting firm as to matters which such Party disputes within [***] days following receipt of such report. The Party initiating a dispute will provide the other Party and the independent accounting firm with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the independent accounting firm shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters and provided to both Parties. The Parties shall use reasonable efforts, through the participation of finance representatives of both Parties, to resolve any dispute arising in relation to the audit by good faith discussion. The results of any such audit, reflecting the independent accounting firm’s determination of any disputed matters, shall be binding on both Parties, absent manifest error. Jazz agrees to treat the results of any such independent accounting firm’s review

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of ImmunoGen’s records under this Section 6.5.2 as Confidential Information of ImmunoGen subject to the terms of Article VII. If any such audit reveals an inaccuracy in the calculation of ImmunoGen Development Costs or other amounts resulting in any overpayment by Jazz, ImmunoGen shall refund the amount of any such overpayment, and if such overpayment is by [***] or more of the amount due, ImmunoGen shall pay the reasonable costs and expenses of conducting the audit. If any audit reveals an inaccuracy in the calculation of ImmunoGen Development Costs resulting in an underpayment by Jazz, ImmunoGen may invoice Jazz for such underpayment, and Jazz will pay such invoice within [***] days from the date of its receipt of such invoice, in accordance with Section 6.3.

ARTICLE VII
TREATMENT OF CONFIDENTIAL INFORMATION

7.1       Confidentiality.

7.1.1      Confidentiality Obligations. ImmunoGen and Jazz each recognizes that the other Party’s Confidential Information constitutes highly valuable assets of such other Party. ImmunoGen and Jazz each agrees that, subject to Section 7.1.2, during the Term and for an additional [***] years thereafter, (a) it shall not disclose, and shall cause its Affiliates (and in the case of ImmunoGen, it shall contractually obligate its subcontractors) not to disclose, any Confidential Information of the other Party and (b) it shall not use, and shall cause its Affiliates (and in the case of ImmunoGen, it shall contractually obligate its subcontractors) not to use, any Confidential Information of the other Party, in either case, except as expressly permitted hereunder. Without limiting the generality of the foregoing, each Party shall take such action, and shall cause its Affiliates (and in the case of ImmunoGen, it shall contractually obligate its subcontractors) to take such action, to preserve the confidentiality of the other Party’s Confidential Information as such Party would customarily take to preserve the confidentiality of its own Confidential Information and shall, in any event, use at least reasonable care to preserve the confidentiality of the other Party’s Confidential Information. The Parties shall use adequate and diligent efforts, consistent with each Party’s past practices but no less than a reasonable degree of care, to preserve and protect the confidential nature of its Confidential Information. On a Collaboration Product-by-Collaboration Product basis, promptly following the earlier of the date

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

on which: (i) all Jazz Options have expired unexercised with respect to such Collaboration Product, and (ii) Jazz exercises the Jazz Opt-Out with respect to such Collaboration Product, Jazz shall return to ImmunoGen or destroy all Confidential Information of ImmunoGen related to such Collaboration Product.

7.1.2      Limited Disclosure. Each Receiving Party may disclose the Disclosing Party’s Confidential Information to its Affiliates and their respective Representatives to enable the Receiving Party to exercise its rights or to carry out its responsibilities under this Agreement, provided that such disclosure shall only be made to Persons who are bound by written obligations at least as stringent as those described in Section 7.1.3, or, in the case of third party investors or potential acquirors, who are bound by written obligations consistent with industry standards and in any event not less than [***] years. In addition, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent such disclosure is required by Applicable Laws, provided that in the case of any such disclosure, the Receiving Party shall (A) if practicable, provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (B) if requested by the Disclosing Party, cooperate in all reasonable respects with the Disclosing Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the Disclosing Party’s expense, and (C) use good faith efforts to incorporate the comments of the Disclosing Party in any such disclosure or request for confidential treatment or a protective order.

7.1.3      Employees, Consultants and Subcontractors. ImmunoGen and Jazz each hereby represents and warrants that all of its and its Affiliates’ Representatives who participate in the activities contemplated by this Agreement or who otherwise have access to Confidential Information of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use such information except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates (and in the case of ImmunoGen, its subcontractors) to use, reasonable efforts to enforce such obligations.

7.2       Publicity.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.1      Terms of Agreement. The Parties acknowledge that the terms of this Agreement constitute the Confidential Information of each Party and may not be disclosed except as permitted by Section 7.1 and this Section 7.2. Either Party may disclose the terms of this Agreement (a) on a need-to-know basis to such Party’s legal, accounting and financial advisors and (b) as reasonably necessary in connection with any actual or potential (i) debt or equity or other financing of such Party or (ii) purchase by any Third Party of all the outstanding capital stock or all or substantially all of the assets of such Party or any merger or consolidation involving such Party; and provided,  further, that in each case the Person to whom the terms of this Agreement is to be disclosed agrees in writing to maintain the confidentiality of such information with terms at least as protective as those contained in Section 7.1 or in the case of Third Party potential investors, acquirors, lenders or bankers or their representatives, who are bound by written confidentiality obligations consistent with industry standards.

7.2.2      Public Announcements. Following execution of this Agreement, the Parties shall issue the press release as set forth on Schedule C attached hereto. After issuance of such press release, neither Party shall publish, present or otherwise disclose publicly any material related to events arising under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that notwithstanding the foregoing, (A) neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws; and (B) either Party shall be permitted to publish such material in scientific journals or present such material at scientific conferences in accordance with Section 7.3. Either Party may make subsequent and repeated public disclosure of the contents of any disclosures made or permitted by this Section 7.2.2 without the prior written consent of the other Party.

7.2.3      Legal Disclosures. Notwithstanding the terms of this Article VII, either Party may disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) or any other Governmental Authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 7.2.3, the Parties will coordinate

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded, and each Party shall use commercially reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided that each Party will ultimately retain control over what information that Party discloses to their relevant exchange; and provided further that the Parties shall use commercially reasonable efforts to file redacted versions with any governing bodies that are consistent with redacted versions previously filed with any other governing bodies. Other than the foregoing obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC the NASDAQ Stock Market or any other stock exchange.

7.3       Publications and Presentations. Jazz agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, the design or results of any Candidate Research Program or Development Program prior to exercise of a Jazz Option. ImmunoGen agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, the design or results of any Development Program without complying with the obligations set forth in this Section 7.3. ImmunoGen shall provide to Jazz the opportunity to review each of ImmunoGen’s proposed (a) abstracts and manuscripts for scientific journals or conferences at least [***] days prior to its intended submission for publication, and (b) presentations at scientific conferences (including information to be presented verbally) at least [***] Business Days prior to its intended presentation, in each case of (a) and (b) that relate to the design or results of any Candidate Research Program or Development Program. Upon written request from Jazz given within such applicable review period, ImmunoGen shall remove any Confidential Information of Jazz that is disclosed in any such proposed publication or presentation prior to such publication or presentation and shall [***] to file patent applications to protect any unpatented Technology Controlled by ImmunoGen that is disclosed in such publication or presentation. Once such abstracts, manuscripts or presentations have been submitted to Jazz for review and ImmunoGen has [***] in accordance with the terms of this Section 7.3, the same abstracts, manuscripts or presentations do not have to be provided again by ImmunoGen to Jazz for review for a later submission for publication. At Jazz’s reasonable timely request, in any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

permitted publication or presentation by ImmunoGen, Jazz’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary industry standards.

7.4       Integration. As to the subject matter of this Agreement, this Article VII supersedes any confidential disclosure agreements between the Parties, including the Confidentiality Agreement. Any confidential information of a Party under such agreement relating to the subject matter of this Agreement shall be treated as Confidential Information of such Party hereunder, subject to the terms of this Article VII.

ARTICLE VIII
INTELLECTUAL PROPERTY

8.1       Ownership of Intellectual Property; License.

8.1.1      Ownership. Except as otherwise expressly provided herein or in the Combination Trial Agreement, all inventions and discoveries invented, conceived or developed by or on behalf of a Party or its Affiliates, whether alone or with the other Party or a Third Party, in conducting activities pursuant to this Agreement shall be owned by ImmunoGen. For the avoidance of doubt, “activities pursuant to this Agreement” includes participation in committee meetings and any other communications between the Parties in connection with this Agreement. In the event that an employee of Jazz or other Person obligated to assign inventions to Jazz and its Affiliates invents, conceives or otherwise develops an invention or discovery in conducting activities pursuant to this Agreement, alone or with others, Jazz hereby assigns and agrees to assign to ImmunoGen Jazz’s entire right, title and interest in and to such invention or discovery and all associated intellectual property rights including Patent Rights claiming such invention or discovery (all such inventions, discoveries and intellectual property rights, the “Assigned Intellectual Property”). In each License Agreement, the Assigned Intellectual Property shall be included in the Licensed Intellectual Property (as defined in the License Agreement) if it is necessary or useful to Develop (as defined in the License Agreement), make, have made, use, sell, offer for sale, import, or otherwise Commercialize (as defined in the License Agreement) the Licensed Product (as defined in the License Agreement).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.1.2      License. ImmunoGen hereby grants to Jazz a [***] and [***],  [***], to use and practice the Assigned Intellectual Property (excluding any ADC Platform Improvements) for [***] under any Early Research Program or Candidate Research Program. If Jazz provides to ImmunoGen [***], ImmunoGen will [***].

8.2       Patent Filing, Prosecution and Maintenance.

8.2.1      Product Patent Rights. ImmunoGen, acting through patent counsel or agents of its choice, shall have the sole right to prepare, file, prosecute, and maintain (including responding to inter partes reviews, post-grant reviews, and similar oppositions in other jurisdictions) at ImmunoGen’s sole expense all Product Patent Rights. ImmunoGen shall [***] of all Product Patent Rights. ImmunoGen shall [***], and ImmunoGen shall [***] relating thereto, including [***]. ImmunoGen’s obligations and [***] under this Section 8.2.1 with respect to any particular Product Patent Rights shall terminate on the expiration of all Jazz Options with respect to all Collaboration Products covered or claimed by the applicable Product Patent Rights or Jazz’s earlier exercise of its Opt-Outs with respect to all such Collaboration Products.

8.2.2      [***]. Promptly after the Effective Date, the Parties’ respective chief patent counsels (or persons serving in the same function), shall discuss [***] on the Patent Rights Controlled by ImmunoGen as of the Effective Date to [***]. ImmunoGen, after giving due consideration to such discussions, shall [***], which shall be deemed to be [***],  provided that ImmunoGen shall be under no obligation to take any action with respect to [***]. With respect to new patent filings made during the Term, ImmunoGen shall [***],  provided that ImmunoGen shall be under no obligation to [***].

8.3       Bankruptcy. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

ARTICLE IX

TERM AND TERMINATION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.1       Term. The term of this Agreement shall commence on the Effective Date and shall continue, subject to earlier termination in accordance with Section 9.2, until the earlier of the date on which: (i) all Jazz Options have either been exercised or have expired or terminated unexercised (including termination of Jazz Options as a result of exercising the Jazz Opt-Out), and (ii) the Development Programs for IMGN632, IMGN779 and the New Product have all been terminated by ImmunoGen in accordance with Section 5.1.6 (the “Term”).

9.2       Termination. Subject to the other terms of this Agreement:

9.2.1      Termination for Breach. Either Party may terminate this Agreement, effective upon written notice to the other Party, upon any material breach by the other Party of this Agreement that remains uncured [***] days ([***] days if the breach is a failure by the other Party to make any payment required hereunder) after the non-breaching Party first gives written notice of such breach to the other Party describing such material breach in reasonable detail; provided,  however, that if the nature of the asserted breach (other than a breach for non-payment) is such that more than [***] days are reasonably required to cure, then the cure period shall be extended for a period not to exceed an additional [***] days so long as the Party seeking to cure the asserted breach is [***]. Anything contained in this Agreement to the contrary notwithstanding and subject to the proviso of this sentence, if the allegedly breaching Party (a) disputes either (i) whether a material breach has occurred or (ii) whether the material breach has been timely cured, and (b) provides written notice of such dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions of Section 13.13, and the Party asserting the breach may not terminate this Agreement until it has been finally determined under Section 13.13 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within [***] days ([***] days if the breach is a failure by a Party to make any payment required hereunder) after the conclusion of the dispute resolution procedure. Anything contained in this Agreement to the contrary notwithstanding, if the asserted material breach is cured or shown to be non-existent within the applicable cure period, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect.

9.2.2      Termination for Insolvency. To the extent not prohibited by Applicable Laws, if either Party files for protection under bankruptcy laws, makes an assignment for the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

benefit of creditors, appoints or suffers the appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

9.3       Consequences of Expiration or Termination. Upon expiration or earlier termination of this Agreement by either Party under Section 9.2, the following provisions shall apply:

9.3.1      Expiration or Earlier Termination by ImmunoGen under Section 9.2.1 or 9.2.2. If this Agreement expires in accordance with its terms or is earlier terminated by ImmunoGen under Section 9.2.1 or 9.2.2, then:

(a)        all unexercised Jazz Options granted by ImmunoGen pursuant to Article IV shall immediately terminate;

(b)       all Collaboration Products for which a Jazz Option has not been exercised shall be deemed ImmunoGen Products, and, if applicable, ImmunoGen shall pay a royalty to Jazz pursuant to Article X; and

(c)        each Party shall promptly return or destroy all Confidential Information of the other Party, provided that each Party may retain, subject to Article VII (i) one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder, (ii) any Confidential Information of the other Party contained in laboratory notebooks or databases, (iii) any computer records or files containing such Confidential Information that have been created solely by its automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with its standard archiving and back-up procedures, but not for any other uses or purposes, and (iv) any Confidential Information of the other Party to the extent reasonably required to exercise its rights and perform its obligations under any outstanding License Agreement. Notwithstanding the foregoing, no License Agreement executed as of the date of termination of this Agreement shall be affected by any termination of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.2      Termination by Jazz. If this Agreement is terminated by Jazz under Section 9.2.1 or 9.2.2, then each of the Parties’ obligations pursuant to this Agreement shall terminate except those that survive pursuant to Section 9.4, all Collaboration Products for which a Jazz Option has not been exercised shall be deemed ImmunoGen Products, and ImmunoGen shall pay a royalty to Jazz pursuant to Article X.

9.3.3      Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 9.3 are in addition to any other relief and remedies available to either Party at law or in equity.

9.4       Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Article I (to the extent used in any surviving provisions), Sections 6.5,  7.1,  7.2,  8.1.1,  8.1.2,  8.3,  9.3,  9.4,  Article X (for the applicable ImmunoGen Royalty Term), Section 11.4, and Article XII and Article XIII, as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of the Term of this Agreement, as well as any other provisions that, by their intent or meaning under the circumstances, are intended to survive. Without limiting the generality of the foregoing, Jazz shall remain liable for all payment obligations accruing hereunder prior to the effective date of termination.

ARTICLE X
IMMUNOGEN PRODUCTS

10.1      Additional Definitions. Whenever used in this Article X with an initial capital letter, the terms defined in this Section 10.1 have the meanings specified:

10.1.1      “Commercialization” means, with respect to the ImmunoGen Product, any and all activities relating to commercialization, including pre-launch and launch activities, pricing and reimbursement activities, marketing, medical affairs support, making or having made for commercial sale, promoting, detailing, distributing, offering for sale and selling the ImmunoGen Product, importing or exporting the ImmunoGen Product for sale, conducting post-marketing human clinical trials, reporting of adverse events in patients, and interacting with Regulatory

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

10.1.2      “Development” means, with respect to the ImmunoGen Product, any and all activities relating to discovery, research and development in connection with seeking, obtaining or maintaining any Regulatory Approval for the ImmunoGen Product, including all pre-clinical research and development activities, all pre-marketing human clinical studies (including clinical trial design and operations), test method development and stability testing, regulatory toxicology studies, formulation, all activities relating to developing the ability to manufacture the ImmunoGen Product or any component or intermediate thereof (including process development, manufacturing scale-up, development-stage manufacturing and quality assurance/quality control development), statistical analysis and report writing, preparing and filing Drug Approval Applications, reporting of adverse events in clinical study subjects, and all regulatory affairs related to the foregoing. When used as a verb, “Develop” or “Developing” means to engage in Development and “Developed” has a corresponding meaning.

10.1.3      “Drug Approval Application” means, with respect to the ImmunoGen Product in a particular country or region, an application for Regulatory Approval to market and sell the ImmunoGen Product in such country or region, including: (a) an NDA or sNDA; (b) a BLA or BLA supplement; (c) a counterpart of an NDA, sNDA, BLA or BLA supplement, including any MAA, in any country or region outside the U.S.; and (d) all supplements and amendments to any of the foregoing.

10.1.4      “First Commercial Sale” means, with respect to any ImmunoGen Product in any country, the first sale of the ImmunoGen Product by or under the authority of ImmunoGen, an Affiliate of ImmunoGen, or their ImmunoGen Licensees to a Third Party in that country following Regulatory Approval of such ImmunoGen Product in that country or, if no such Regulatory Approval or similar approval is required, the date on which such ImmunoGen Product is first commercially launched in such country; provided that “First Commercial Sale” shall not include: [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.1.5      “Generic Competition” means, with respect to the ImmunoGen Product in any country in the Territory, that one or more Generic Products are or become commercially available in such country, and such Generic Products have a market share (in the aggregate) of [***] or greater in a Calendar Quarter, provided that such Generic Competition shall be deemed to exist only for so long as unit volume sales of such Generic Products in such country, as a percentage of total unit volume sales of ImmunoGen Products and such Generic Products, during any Calendar Quarter thereafter exceeds [***], and, if such Generic Product market share falls below [***] in such country, Generic Competition shall not thereafter be deemed to exist until the unit volume market share of Generic Products again exceeds [***]. Market share is based on the aggregate market in such country of the ImmunoGen Product and the Generic Products, based on units of the ImmunoGen Product sold and units of such Generic Products sold in the aggregate, as reported by Quintiles/IMS Health, or if such data are not available, such other reliable data source as reasonably agreed by the Parties.

10.1.6      “Generic Product” means, on a country-by-country basis, any pharmaceutical or biological product (a) that contains (i) an identical active ingredient as the ImmunoGen Product, or (ii) a [***] as the ImmunoGen Product, as [***] is used in [***], and subject to the factors set forth in [***], (b) for which Regulatory Approval is obtained by [***], (c) is approved for use in such country pursuant to a Regulatory Approval process governing approval of [***], or an equivalent process for Regulatory Approval [***], or any other equivalent provision that comes into force, or is the subject of a notice with respect to the ImmunoGen Product under [***] or any other equivalent provision that comes into force [***], and (d) is sold in the same country (or is commercially available in the same country via import from another country) as the ImmunoGen Product by any Third Party that is [***].

10.1.7      “ImmunoGen Licensee” means any Third Party to which ImmunoGen or its Affiliates grants a license of the rights to Develop, make or Commercialize ImmunoGen Products.

10.1.8      “ImmunoGen Standard Exchange Rate Methodology” means, with respect to amounts invoiced in U.S. Dollars, all such amounts shall be expressed in U.S. Dollars. With respect to amounts invoiced in a currency other than U.S. Dollars, all such amounts shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expressed both in the currency in which the amount was invoiced and in the U.S. Dollar equivalent. The U.S. Dollar equivalent shall be calculated using ImmunoGen’s then-current standard exchange rate methodology which is in accordance with the ImmunoGen Accounting Standards applied in its external reporting for the conversion of foreign currency sales into U.S. Dollars or, in the case of ImmunoGen Licensees, such similar methodology, consistently applied.

10.1.9      “Net Sales” means, as to each Calendar Quarter during the applicable term, the gross invoiced sales prices charged for all ImmunoGen Products sold by ImmunoGen or its Affiliates or ImmunoGen Licensees to Third Parties throughout the Territory during such Calendar Quarter in bona fide arm’s length transactions, as determined in accordance with the ImmunoGen Accounting Standards, less the following amounts incurred or paid by ImmunoGen or its Affiliates or ImmunoGen Licensees during such Calendar Quarter with respect to sales of ImmunoGen Products regardless of the Calendar Quarter in which such sales were made:

(a)        trade, quantity and cash discounts actually allowed or taken;

(b)       discounts, coupons, refunds, rebates, chargebacks, co-pay provided by or on behalf of the selling party, retroactive price adjustments, and any other allowances actually allowed or given which effectively reduce the net selling price;

(c)        credits or allowances actually given or made for rejection or return of previously-sold ImmunoGen Products;

(d)       any charges for freight, postage, shipping, warehousing, distribution or transportation, or for insurance, in each case to the extent borne by ImmunoGen, or its Affiliates or ImmunoGen Licensees;

(e)        the standard inventory cost of devices used for dispensing or administering the ImmunoGen Product that are shipped with the ImmunoGen Product and included in the gross invoiced sales price;

(f)        any tax, tariff, duty or government charge (including any sales, value added, excise or similar tax or government charge, but excluding any income tax) levied on

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the sale, transportation or delivery of the ImmunoGen Product and borne by ImmunoGen, or its Affiliates or ImmunoGen Licensees without reimbursement from any Third Party;

(g)        wholesaler inventory management fees and allowances actually paid or given; and

(h)       other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with the ImmunoGen Accounting Standards.

Net Sales shall not include sales or transfers among ImmunoGen and its Affiliates and ImmunoGen Licensees where the ImmunoGen Product is intended for subsequent sale to the end user. All the foregoing elements of Net Sales calculations shall be determined from the books and records of ImmunoGen and its Affiliates and ImmunoGen Licensees, maintained in accordance with the ImmunoGen Accounting Standards or, in the case of ImmunoGen Licensees, such similar accounting principles, consistently applied.

In the event an ImmunoGen Product is sold as a component of a combination or bundled product that consists of an ImmunoGen Product together with one or more other therapeutically active products (a “Combination”), the Net Sales from the Combination, for the purposes of determining royalty payments hereunder, shall be determined by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/(A+B), where A is the weighted average per unit sale price of the ImmunoGen Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form.

In the event that the weighted average per unit sale price of the ImmunoGen Product can be determined but the weighted average per unit sale price of the other product(s) included in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/C, where A is the weighted average sale price of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ImmunoGen Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and C is the weighted average per unit sale price of the Combination.

In the event that the weighted average per unit sale price of the other product(s) included in the Combination can be determined but the weighted average per unit sale price of the ImmunoGen Product in similar volumes and of the same class purity, potency and dosage form as in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying Net Sales of the Combination (as defined in the standard Net Sales definition above) by a fraction determined by the following formula: one (1) minus (B/C) where B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form and C is the weighted average per unit sale price of the Combination.

In the event that such average per unit sale price cannot be determined for the ImmunoGen Product, on the one hand, and all other product(s) included in the Combination, on the other, Net Sales for the purposes of determining royalty payments shall be [***].

The weighted average per unit sale price for both the ImmunoGen Product, on the one hand, and all other product(s) included in the Combination, on the other, shall be calculated [***] for country [***] and such price shall be used during [***]. When determining the weighted average per unit sale price in a particular country of an ImmunoGen Product, other product(s), or Combination, such weighted average per unit sale price shall be calculated by dividing sales dollars (translated into U.S. Dollars using the ImmunoGen Standard Exchange Rate Methodology) by the units sold in such country during the [***] months (or the number of months in which sales occurred [***]) of the [***] for the respective ImmunoGen Product, other product(s), or Combination. In the [***], a [***] will be used for the ImmunoGen Product, other product(s), or Combination. Any over- or under-payment due to a difference between [***].

10.2      Responsibility and Authority. Upon becoming an ImmunoGen Product, ImmunoGen shall have sole authority and responsibility for the Development, manufacture, use

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and Commercialization of such ImmunoGen Product including: (i) the conduct of all research and pre-clinical Development activities (including, all pre-clinical and IND-enabling studies (including toxicology testing), any pharmaceutical development work on formulations and process development relating to the ImmunoGen Product); (ii) all activities related to human clinical trials; (iii) all activities relating to the manufacture and supply of the ImmunoGen Product (including all required process development and scale up work with respect thereto); and (iv) all Commercialization activities relating to the ImmunoGen Product (including marketing, promotion, sales, distribution, import and export activities and any post-marketing trials and safety surveillance). Without limiting the generality of the foregoing, as between the Parties, ImmunoGen shall have full control and authority and sole responsibility for (A) making all Regulatory Filings for the ImmunoGen Product and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals regarding such matters and (B) the reporting of all adverse events for the ImmunoGen Product to Regulatory Authorities if and to the extent required by Applicable Laws.

10.3      Payment of Royalties; ImmunoGen Royalty Term. Commencing on the first date of First Commercial Sale of each ImmunoGen Product in any country or jurisdiction, ImmunoGen shall pay to Jazz the following royalties, as calculated on a product-by-product basis by multiplying the applicable royalty rates below by the corresponding amount of Net Sales of such ImmunoGen Product sold by ImmunoGen, its Affiliates and its ImmunoGen Licensees during the applicable royalty terms described below (each, an “ImmunoGen Royalty Term”):

10.3.1      If Jazz exercises a Jazz Opt-Out pursuant to Section 6.2.4 with respect to a Collaboration Product [***] for such Collaboration Product, ImmunoGen shall owe [***] on Net Sales of the resulting ImmunoGen Product;

10.3.2      If Jazz exercises a Jazz Opt-Out pursuant to Section 6.2.4 with respect to a Collaboration Product [***] for such Collaboration Product but [***] for such Collaboration Product, then with respect to the resulting ImmunoGen Product, ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis for a term of [***] years from the date of First Commercial Sale of such ImmunoGen Product in such country;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3.3      If Jazz exercises a Jazz Opt-Out pursuant to Section 6.2.4 with respect to a Collaboration Product [***] for such Collaboration Product but [***] for such Collaboration Product, then with respect to the resulting ImmunoGen Product, ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis for a term of [***] years from the date of First Commercial Sale of such ImmunoGen Product in such country;

10.3.4      If ImmunoGen [***] in [***] pursuant to [***], then ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis, for a term of [***] years from the date of First Commercial Sale of IMGN632; provided,  however, that if Jazz [***], then in the event that ImmunoGen or its Affiliate [***], the Net Sales arising therefrom shall be included in the [***];

10.3.5      If, with respect to a Collaboration Product, all Jazz Options have become exercisable, but have expired, in each case without exercise, then with respect to the resulting ImmunoGen Product, ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis for a term of [***] years from the date of First Commercial Sale of such ImmunoGen Product in such country;

10.3.6      If ImmunoGen terminates this Agreement pursuant to Section 9.2.2 (Termination for Insolvency) or pursuant to Section 9.2.1 (Termination for Breach), then (i) with respect to the resulting ImmunoGen Product(s) ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis for a term of [***] years from the date of First Commercial Sale of such ImmunoGen Product in such country, and (ii) ImmunoGen shall be entitled to [***]; and

10.3.7      If Jazz terminates this Agreement pursuant to Section 9.2.2 (Termination for Insolvency) or pursuant to Section 9.2.1 (Termination for Breach), then with respect to the resulting ImmunoGen Product(s) ImmunoGen shall pay to Jazz a royalty equal to [***] of Net Sales on a country-by-country basis, for a term of [***] from the date of First Commercial Sale of such ImmunoGen Product in such country.

10.4      Payment of Royalties. ImmunoGen shall make any royalty payments owed to Jazz in U.S. Dollars, quarterly within [***] days following the end of each Calendar Quarter for which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such royalties are deemed to occur (as provided in the next sentence), using the wire transfer provisions of Section 10.8. Determination of when a sale of any ImmunoGen Product occurs for purposes of this Agreement shall be made when the revenue from such sale is recognized by ImmunoGen in accordance with ImmunoGen Accounting Standards or, in the case of ImmunoGen Licensees, in accordance with such ImmunoGen Licensees’ respective revenue recognition accounting standards, consistently applied. Each royalty payment shall be accompanied by a report for each country in which sales of the ImmunoGen Product occurred in the Calendar Quarter covered by such statement, specifying each of: (i) the gross sales (if available) and the Net Sales in each country’s currency of the ImmunoGen Product during the reporting period by ImmunoGen and its Affiliates and ImmunoGen Licensees (specifying in reasonable detail each of the deductions to gross sales used to calculate Net Sales); (ii) the applicable exchange rate to convert each country’s currency to U.S. Dollars under Section 10.6; (iii) the applicable royalty rate(s) under Section 10.3 (specifying in reasonable detail each adjustment, if any, to the royalty rate(s) as provided in Section 10.5); and (iv) the royalties payable, in U.S. Dollars, which shall have accrued hereunder with respect to such Net Sales. ImmunoGen shall provide Jazz with a non-binding estimate of its royalty payments owed to Jazz for each Calendar Quarter at least [***] days before the end of such Calendar Quarter.

10.5      Generic Competition. If Generic Competition exists with respect to an ImmunoGen Product in a country in the Territory in a Calendar Quarter during the applicable ImmunoGen Royalty Term, then the royalties payable with respect to Net Sales of such ImmunoGen Product sold by ImmunoGen, its Affiliates, and its ImmunoGen Licensees in such country for such Calendar Quarter shall be reduced by [***] of the royalties otherwise owed to Jazz pursuant to Section 10.3.

10.6      Accounting.  All payments hereunder shall be made in U.S. Dollars. Royalties shall be calculated based on Net Sales in U.S. Dollars, with the conversion of Net Sales in each country to U.S. Dollars according the ImmunoGen Standard Exchange Rate Methodology.

10.7      No Set-Off; Tax Withholding. All payments made by ImmunoGen to Jazz hereunder shall be made without set-off or counterclaim and free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes, if any. ImmunoGen shall make any applicable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

withholding payments due on behalf of Jazz and shall provide Jazz with reasonable proof of payment of such withholding taxes, together with an accounting of the calculations of such taxes, within [***] days after such payment is remitted to the proper authority. Any withheld tax remitted by ImmunoGen to the proper authority shall be treated as having been paid by ImmunoGen to Jazz for all purposes of this Agreement. The Parties shall cooperate reasonably in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required withholding tax payment, or in connection with any claim to a refund of or credit for any such payment.

10.8      Wire Transfers. All payments by either Party hereunder shall be made in U.S. Dollars by bank wire transfer in immediately available funds to the account designated the receiving Party by written notice to paying Party from time to time.

10.9      Overdue Payments.  Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein shall bear interest from the due date until paid in full, at a rate per annum equal to the lesser of (a) [***], or (b) the maximum interest rate permitted by Applicable Law in regard to such payments, calculated in each case from the date such payment was due through to the date on which payment is actually made; provided,  however, that with respect to any disputed payments, no interest payment is due until such dispute is resolved and the interest payable thereon will be based on the finally resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made. Such interest and the payment and acceptance thereof shall not negate or waive the right of a Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

10.10      Records Retention; Audit.

10.10.1            ImmunoGen and its Affiliates and ImmunoGen Licensees shall keep for at least [***] years from the end of the Calendar Year to which they pertain complete and accurate records of the Net Sales of the ImmunoGen Product incurred by ImmunoGen or its Affiliates or ImmunoGen Licensee in sufficient detail to allow the accuracy of the royalty reports and royalties paid to Jazz to be confirmed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.10.2            Subject to the other terms of this Section 10.10.2, at the request of Jazz, upon at least [***] Business Days’ prior written notice, but no more often than [***] and not more frequently than [***] with respect to records covering any specific period of time, and at Jazz’s sole expense (except as otherwise provided herein), ImmunoGen shall permit an internationally recognized independent accounting firm [***] to inspect (during regular business hours) at such place or places where such records are customarily kept the relevant records required to be maintained by ImmunoGen, its Affiliates and ImmunoGen Licensees under Section 10.10.1. At Jazz’s request, the independent accounting firm may audit the then-preceding [***] of ImmunoGen’s records solely for purposes of verifying the items set forth in Section 10.10.1. Before beginning the audit the independent accounting firm shall enter into a confidentiality agreement with both Parties substantially similar to the provisions of Article VII limiting the disclosure and use of such information by such independent accounting firm to authorized representatives of the Parties and the purposes germane to this Section 10.10.2. The independent accounting firm shall provide its audit report and basis for any determination to ImmunoGen at the time such report is provided to Jazz. Each Party shall each have the right to request a further determination by such independent accounting firm as to matters which such Party disputes within [***] days following receipt of such report. The Party initiating a dispute will provide the other Party and the independent accounting firm with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the independent accounting firm shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters and provided to both Parties. The Parties shall use reasonable efforts, through the participation of finance representative of both Parties, to resolve any dispute arising in relation to the audit by good faith discussion. The results of any such audit, reflecting the independent accounting firm’s determination of any disputed matters, shall be binding on both Parties, absent manifest error. Jazz agrees to treat the results of any such independent accounting firm’s review of ImmunoGen’s records under this Section 10.10.2 as Confidential Information of ImmunoGen subject to the terms of Article VII hereof. If any such audit reveals a deficiency in the calculation of royalties or other error resulting in any underpayment by ImmunoGen, ImmunoGen shall pay to Jazz the amount remaining to be paid (plus interest thereon at a rate provided in Section 10.9) on or before the date the next quarterly royalty payment would otherwise be due (or, if Jazz notifies ImmunoGen of such deficiency after

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the expiration of the applicable ImmunoGen Royalty Term or any such payment obligation, within [***] days from the date of ImmunoGen’s receipt of written notification of such deficiency), and if such underpayment is by [***] or more of the total amounts due over the audited period, ImmunoGen shall pay Jazz’s reasonable costs and expenses of conducting the audit. If any audit reveals an inaccuracy in the calculation of royalties resulting in an overpayment by ImmunoGen, ImmunoGen may invoice Jazz for such overpayment, and Jazz shall pay such invoice within [***] days from the date of Jazz’s receipt of such invoice.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES

11.1      ImmunoGen Representations. ImmunoGen represents and warrants to Jazz that, as of the Effective Date:

11.1.1      it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

11.1.2      the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate ImmunoGen corporate action;

11.1.3      this Agreement is a legal and valid obligation binding upon ImmunoGen and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with or result in any default under any agreement, instrument or understanding to which ImmunoGen is a party or by which it is bound;

11.1.4      it has not granted any right to any Third Party which would conflict with (a) the rights (including the Jazz Options) granted to Jazz hereunder or (b) ImmunoGen’s obligation to enter into the License Agreements and to grant the rights and licenses to Jazz pursuant to the License Agreements; and

11.1.5      it has obtained all Third Party approvals necessary to enter into this Agreement, including all necessary shareholder approvals, if any.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2      Additional Representations and Warranties of ImmunoGen. Except as otherwise disclosed in the applicable provision of Disclosure Letter, ImmunoGen represents and warrants to Jazz that, as of the Effective Date:

11.2.1      ImmunoGen has received no written notice from a Third Party claiming that the use of the Licensed Intellectual Property [***] will infringe the issued patents of any such Third Party [***];

11.2.2      there is no pending or, to ImmunoGen’s Knowledge, threatened, litigation that alleges that the use of the Licensed Intellectual Property [***] would infringe or misappropriate any intellectual property rights of any Third Party;

11.2.3      to its Knowledge, there is no actual, pending, alleged or threatened infringement[***] by a Third Party of any of the Licensed Patent Rights (as defined in the License Agreement) [***] or the Licensed Technology (as defined in the License Agreement) [***];

11.2.4      the issued Licensed Patent Rights (as defined in the License Agreement) [***] have not been invalidated and are subsisting, and, to its Knowledge, [***] there are no pending or threatened interference, re-examination, opposition or cancellation proceedings involving any issued Licensed Patent Rights[***];

11.2.5      if Jazz exercises a Jazz Option [***], the Patent Rights [***] would be Licensed Patent Rights [***];

11.2.6      it owns all right, title and interest in each of the Patent Rights [***];

11.2.7      it has provided to Jazz’s outside counsel for their review only a true and correct copy of [***], it has not received any notice of any [***], and to its Knowledge, there [***];

11.2.8      it and its Affiliates have generated, prepared, maintained, and retained all Regulatory Filings relating to the Collaboration Products in accordance with Applicable Law in all material respects, and all information contained in such Regulatory Filings is true, complete and correct;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2.9      it and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Collaboration Product, including any and all pre-clinical and clinical studies related to the Collaboration Product, in accordance with Applicable Law;

11.2.10     neither it nor any of its Affiliates is or has been, and neither it nor any of its Affiliates or contractors has used in any capacity in connection with the Development of the Collaboration Products, any Person who is or has been: (i) debarred by the FDA under 21 U.S.C. § 335a, or to its Knowledge, threatened with debarment by a pending proceeding, action, or investigation; (ii) excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (iii) otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.7 or any other similar federal or state law, or to its Knowledge, threatened with such disqualification by pending proceeding, action, or investigation;

11.2.11     it has the right to use, disclose and reference for the purposes contemplated in this Agreement, and to grant to Jazz pursuant to the License Agreement, a [***] for the purposes contemplated in the License Agreement (a) [***] to ImmunoGen pursuant to the [***] that is related to the Antibody contained in [***] or any ADC containing such Antibody, (b) [***] in connection with research and development of the Antibody contained in [***] or any ADC containing such Antibody and (c) all [***] that is related to [***];

11.2.12     [***] any patentable invention, Patent Rights or other intellectual property rights[***] in the course of or as a result of [***];

11.2.13     no Technology or Patent Rights [***];

11.2.14     to its Knowledge, there are no Technology or Patent Rights other than Technology or Patent Rights (a) for which [***] or (b) used in the [***];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2.15     to its Knowledge, there are no Technology or Patent Rights owned or controlled by a Third Party that [***]; and

11.2.16     (a) it has a [***], (b) it has [***], and (c) following [***] and may [***], in each case [***].

11.3      Jazz Representations. Jazz represents and warrants to ImmunoGen that, as of the Effective Date:

11.3.1      it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

11.3.2      the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Jazz corporate action; and

11.3.3      this Agreement is a legal and valid obligation binding upon Jazz and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with or result in any default under any agreement, instrument or understanding to which Jazz is a party or by which it is bound; and

11.3.4      it has obtained all Third Party approvals necessary to enter into this Agreement, including all necessary stockholder approvals, if any.

11.4      Warranty Disclaimers.

11.4.1      Except as expressly set forth in Section 11.1 or 11.2, nothing in this Agreement is or shall be construed as a warranty or representation by ImmunoGen that the manufacture, use, sale, offer for sale or import of any Collaboration Product is or will be free from infringement of patents, copyrights, and other rights of Third Parties.

11.4.2      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

11.5      Covenants. During the Term, ImmunoGen shall and shall ensure that its Affiliates shall:

11.5.1      not use in any capacity, in connection with the performance of the ImmunoGen Activities, any Person who (a) has been debarred pursuant to Section 306 of the FDCA, (b) to ImmunoGen’s Knowledge, is threatened with debarment by a pending proceeding, action, or investigation, (c) is the subject of a conviction described in such section, (d) has been excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (e) is otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.70 or similar federal or state laws, or to ImmunoGen’s Knowledge, threatened with such disqualification by pending proceeding, action, or investigation;. ImmunoGen agrees to inform Jazz in writing promptly if it or any such Person who is performing or has performed the ImmunoGen Activities is debarred, excluded or disqualified or is the subject of a conviction described in Section 306 of the FDCA or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to ImmunoGen’s Knowledge, is threatened, related to the debarment, exclusion, disqualification or conviction of it or any such Person.

11.5.2      [***], directly or indirectly through any Person, or [***] regarding [***] any Collaboration Product for which any Jazz Options remain unexpired and for which Jazz has not exercised a Jazz Opt-Out in any country or jurisdiction in the Territory, other than [***];

11.5.3      [***] or [***] (a) any Patent Rights or Technology [***] that would [***], but for such [***] or (b) [***], except (i) to an Affiliate in a manner that would not adversely

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

affect rights granted by ImmunoGen to Jazz under this Agreement or to be granted under any License Agreement, (ii) if [***] other than  in a manner that [***], or (iii) if such [***] is applicable to [***] to [***] in a manner that [***];  provided that, the [***] shall [***] with respect to any [***] that relate to a Collaboration Product for which all Jazz Options have expired unexercised or for which Jazz has exercised a Jazz Opt-Out and do not relate to any other Collaboration Product;

11.5.4      [***];

11.5.5      [***];

11.5.6      [***], in each case for [***] for the Collaboration Products;

11.5.7      at Jazz’s request, [***], that include (a) [***] and (b) [***]; and

11.5.8      [***] provided that, the foregoing restrictions shall no longer apply with respect to any Patent Rights or Technology that solely relate to a Collaboration Product for which all Jazz Options have expired unexercised or for which Jazz has exercised a Jazz Opt-Out and do not relate to any other Collaboration Products.

11.6      Anti-Corruption Laws. Without limiting the foregoing, each Party shall comply with the United States Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 or any other applicable equivalent laws (collectively “Anti-Corruption Laws”), and shall not cause the other Party or its Affiliates, directors, officers, shareholders, employees or agents to be in violation of any Anti-Corruption Laws. Without limiting the foregoing, neither Party shall, directly or indirectly, pay any money to, or offer or give anything of value to, any “foreign official” as that term is used in the FCPA or any “foreign public official” as that term is used in the FCPA, in order to obtain or retain business or to secure any commercial or financial advantage for the other Party or for itself or any of their respective Affiliates or sublicensees.

ARTICLE XII
INDEMNIFICATION; LIABILITY

12.1      Indemnification.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.1.1      Jazz Indemnity. Jazz shall indemnify, defend and hold harmless ImmunoGen, its Affiliates, their respective directors, officers, employees, consultants and agents, and their respective successors, heirs and assigns (the “ImmunoGen Indemnitees”), from and against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the ImmunoGen Indemnitees, or any of them, as a direct result of any Third Party claims, suits, actions, demands or judgments, including personal injury and product liability matters (collectively, “Third Party Claims”), arising out of (a) a breach of this Agreement by Jazz, or (b) the negligence, recklessness or willful misconduct of Jazz or any of its Affiliates or subcontractors, except in each case to the extent any such Third Party Claim or Losses result from (i) a breach of this Agreement by ImmunoGen, or (ii) the negligence, recklessness or willful misconduct of ImmunoGen or any of its Affiliates, (iii) the conduct of the Early Research Programs or ImmunoGen Activities by or on behalf of ImmunoGen or any of its Affiliates, (iv) [***] or (v) the Development or Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of any ImmunoGen Product by or on behalf of ImmunoGen or any of its Affiliates, licensees, contractors, distributors or agents; provided that with respect to any such Third Party Claim for which ImmunoGen also has an obligation to any Jazz Indemnitee pursuant to Section 12.1.2, Jazz shall indemnify each ImmunoGen Indemnitee for its Losses to the extent of Jazz’s responsibility, relative to ImmunoGen (or to Persons for whom ImmunoGen is legally responsible), for the facts underlying the Third Party Claim.

12.1.2      ImmunoGen Indemnity. ImmunoGen shall indemnify, defend and hold harmless Jazz, its Affiliates, their respective directors, officers, employees, consultants and agents, and their respective successors, heirs and assigns (the “Jazz Indemnitees”), from and against all Losses incurred by or imposed upon the Jazz Indemnitees, or any of them, as a direct result of any Third Party Claims arising out of (a) a breach of this Agreement by ImmunoGen, (b) the conduct of the Early Research Programs or ImmunoGen Activities by or on behalf of ImmunoGen or any of its Affiliates, (c) the Development or Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of any ImmunoGen Product by or on behalf of ImmunoGen or any of its Affiliates, licensees, contractors, distributors or agents, (d) [***] or (e) the negligence, recklessness or willful misconduct of ImmunoGen or any of its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliates or subcontractors, except in each case to the extent any such Third Party Claim or Losses result from (i) a breach of this Agreement by Jazz, or (ii) the negligence, recklessness or willful misconduct of, Jazz or any of its Affiliates or subcontractors; provided that with respect to any such Third Party Claim for which Jazz also has an obligation to any ImmunoGen Indemnitee pursuant to Section 12.1.1, ImmunoGen shall indemnify each Jazz Indemnitee for its Losses to the extent of ImmunoGen’s responsibility, relative to Jazz (or to Persons for whom Jazz is legally responsible), for the facts underlying the Third Party Claim.

12.2      Procedure. A Person seeking indemnification under Section 12.1 (the “Indemnified Party”) in respect of a Third Party Claim shall give prompt notice of such Third Party Claim to the Party from which recovery is sought (the “Indemnifying Party”) and shall permit the Indemnifying Party to assume direction and control of the defense of the Third Party Claim, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the defense or settlement of such Third Party Claim as the defense or settlement relates to the Indemnified Party. The Indemnified Party, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of such Third Party Claim. The foregoing notwithstanding, the Indemnified Party shall have the right to participate in, but not control, the defense of any Third Party Claim, and request separate counsel, with such attorneys’ fees and expenses or litigation to be paid by the Indemnified Party, unless (a) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other Person represented by such counsel in such proceedings, or (b) the Indemnifying Party has failed to assume the defense of the applicable Third Party Claim, and in connection with either clause (a) or (b) above, such reasonable attorneys’ fees and expenses of litigation shall be paid by the Indemnifying Party. Neither the Indemnifying Party nor the Indemnified Party shall settle or otherwise resolve such Third Party Claim without the other’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may, without the Indemnified Party’s prior written consent, agree or consent to any settlement or other resolution of such Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

term thereof the giving by such claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim.

12.3      Insurance. During the Term and for a period of at least [***] years thereafter (or for ImmunoGen, in the event ImmunoGen is Developing or Commercializing (as defined in Section 10.1) ImmunoGen Products, for a period of at least [***] years after ImmunoGen ceases all such Development and Commercialization of such ImmunoGen Products), each Party shall maintain on an ongoing basis without interruption comprehensive general liability insurance in the minimum amount of (a) [***] per occurrence and [***] annual aggregate combined single limit for [***] liability at all times during which the applicable product is [***] and for [***] thereafter (unless subsection (b) applies) and (b) [***] per occurrence and [***] annual aggregate combined single limit for [***] liability at all times during which the applicable product is [***] by such Party and for [***] years thereafter, and any other insurance required by Applicable Laws. All of such insurance coverage may be maintained through a self-insurance plan that substantially complies with the foregoing limits and requirements. Each Party shall use commercially reasonable efforts to provide the other Party at least [***] days’ prior written notice of any cancellation to or material change in its insurance coverage below the amounts and types described above. Each such insurance policy shall contain a waiver of subrogation by the insurer, or self-insurer as applicable, against Jazz or ImmunoGen, as the case may be.

12.4      Limited Liability.  [***], NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF PROFITS, LOSS OF BUSINESS OR LOSS OF GOODWILL TO THE EXTENT THAT SUCH DAMAGES ARE NOT DIRECT DAMAGES), EVEN IF EITHER PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. For purposes of clarity, a Party’s monetary liability under a Third Party Claim for such Third Party’s special, incidental, indirect or consequential damages, or for any exemplary or punitive damages payable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to such Third Party in connection with such Third Party Claim, shall be deemed to be the direct damages of such Party for purposes of this Article XII.

ARTICLE XIII
MISCELLANEOUS

13.1      Notices. All notices and communications shall be in writing and delivered personally or by courier or mailed via certified mail, return receipt requested, postage prepaid, internationally recognized courier, addressed as follows:

If to ImmunoGen:       ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

United States of America

Attn: Vice President, Business Development

with a copy to:            ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

United States of America

Attn: Legal Department

If to Jazz:                    Jazz Pharmaceuticals Ireland Limited

Waterloo Exchange

Waterloo Road

Dublin 4

Ireland

Attn: Secretary

with a copy to:            Jazz Pharmaceuticals

3180 Porter Drive

Palo Alto, California 94304

United States of America

Attn: General Counsel

with a copy to:            Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

United States of America

Attn: Marya A. Postner, Ph.D.

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be deemed given or made and effective upon actual receipt or, if earlier, (a) one (1) Business Day after deposit with a nationally recognized overnight express courier with charges prepaid, or (b) [***] Days after mailed by certified mail, return receipt requested, postage prepaid, in each case addressed to the receiving Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 13.1.

13.2      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

13.3      Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, understandings, negotiations or correspondence between the Parties, written or oral (including the Confidentiality Agreement) concerning the subject matter hereof.

13.4      Amendment and Waiver. This Agreement may be amended, modified or changed only by a written instrument executed by the Party to be bound. No term of this Agreement will be deemed to have been waived and no breach excused, unless such waiver or consent shall be in writing and signed by the Party claiming to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute consent to, or waiver of, or excuse for, any other different or subsequent breach.

13.5      Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as set forth in Article XII, no Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

13.6      Purpose and Scope. Nothing in this Agreement shall be construed to establish any agency, employment, partnership, joint venture, franchise or similar or special relationship between the Parties. Neither Party shall have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever. Except as

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expressly set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

13.7      Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

13.8      Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent shall not be required in connection with any assignment to an Affiliate of the assigning Party, or to a Third Party in connection with a sale or transfer of the business to which this Agreement relates, or to any successor Person resulting from any merger or consolidation of such Party with or into such Person, provided that the assignee shall have agreed in writing to assume all of the assignor’s obligations hereunder, and provided,  further, that the other Party shall be notified promptly after such assignment has been effected. Any such assignment shall not relieve the assigning Party of any liabilities or obligations owed to the other Party hereunder, including in the case of Jazz, the payment of any amounts described in Article VI, and in the case of ImmunoGen, the payment of any amounts described in Article X. Any purported assignment of this Agreement in violation of this Section 13.8 shall be null and void.

13.9      Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

13.10      Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party, provided that financial inability in and of itself shall not be considered to be a force majeure

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event. In event of such force majeure, the Party affected thereby shall use commercially reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

13.11      Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless the context otherwise requires, wherever used in this Agreement: (i) the singular shall include the plural, the plural the singular; (ii) the use of any gender shall be applicable to all genders; (iii) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation” (irrespective of whether such words are used in the applicable instance); (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and (v) all references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature.

13.12      Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction, or declared under any law, rule or regulation of any government having jurisdiction over the Parties hereto, to be illegal, invalid or unenforceable, then such provision will, to the extent permitted by the court or government, not be voided, but will instead be construed to give effect to the intentions of the Parties to the maximum extent permissible under Applicable Laws, and the remainder of this Agreement will remain in full force and effect in accordance with its terms.

13.13      Dispute Resolution.

13.13.1            Senior Officers. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability, interpretation, application, or performance of this Agreement, including disputes relating to alleged breach or termination of this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement (hereinafter, a “Dispute”). In the event of the occurrence of any such Dispute, upon the written request of either Party, the Parties shall refer such Dispute to their respective senior officers designated below (“Senior Officers”), for attempted resolution by good faith negotiations commencing within [***] days after such written notice is received. The Senior Officers of the Parties are as follows:

For Jazz: A senior officer designated by Jazz at the time of the Dispute who has settlement authority over the Dispute; and

For ImmunoGen: Chief Executive Officer.

Subject to Section 2.2.4, if the Senior Officers are not able to resolve such Dispute within [***] days following delivery of the notice referring the Dispute to the Parties’ respective Senior Officers, then either Party may then invoke the provisions of Section 13.13.2.

13.13.2            Arbitration.

(a)        CPR Rules. Except as set forth in Section 13.13(b), any Dispute that is not resolved pursuant to Section 13.13.1 shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration by three arbitrators (the “CPR Rules Tribunal”), of whom each Party shall designate one, with the third arbitrator to be designated by the two Party-designated arbitrators (each such arbitration under this Section 13.13.2(a) or under Section 13.13.2(b), an “Arbitration”).

(b)       CPR Accelerated Rules. Any Dispute relating to whether ImmunoGen is in material breach of its obligations with respect to the Development Plan for any particular Collaboration Product (including the obligations set forth in Section 5.1.4) that is not resolved pursuant to Section 13.13.1, shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention & Resolution Global Rules for Accelerated Commercial Arbitration (the “Accelerated Rules”), in effect on the date the arbitration is commenced, by one arbitrator (the “Accelerated Rules Tribunal” and collectively with the CPR Rules Tribunal, as applicable, the “Tribunal”) appointed in accordance with the Accelerated Rules (provided, that any such arbitrator has confirmed his or her availability to comply with the target

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

award dates specified herein). The Accelerated Rules Tribunal shall establish a schedule for the arbitration that will result in issuance of an award in as short a period as feasible under the circumstances, consistent with the reasonable needs of the Parties, the subject matter of the arbitration and such other factors as the Accelerated Rules Tribunal determines to be appropriate, but not later than six (6) months from the selection of the Accelerated Rules Tribunal.

(c)        General. The Tribunal shall enforce and not modify the terms of this Agreement. The place of Arbitration shall be the Borough of Manhattan, City of New York, New York.

(d)       Award. Any award shall be promptly paid in U.S. Dollars free of any tax, deduction or offset, and any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party shall abide by the award rendered in any Arbitration conducted pursuant to this Section 13.13.2, and agrees, that subject to the Federal Arbitration Act, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. The award will include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the Tribunal.

(e)        Costs. Except as set forth in Section 13.13.2(d), each Party shall bear its own legal fees, costs and expenses. The Tribunal shall assess its costs, fees and expenses against the Party losing the Arbitration unless concludes that neither Party is the clear loser, in which case the Tribunal shall divide its fees, costs and expenses according to its sole discretion.

(f)        Confidentiality. Except to the limited extent necessary to comply with Applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement or vacatur or the Tribunal’s award, the Parties agree that the existence, terms and content of any Arbitration, all information and documents disclosed in any Arbitration or evidencing any Arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Arbitration shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum.

13.14      Interim Equitable Relief. Anything contained in this Agreement to the contrary notwithstanding, if a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedures set forth in Section 13.13, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction, without posting a bond, pending the resolution of the Dispute in accordance with Section 13.13. Any such remedies will be in addition to all other remedies available by law or at equity to the injured Party.

13.15      Prohibition on Hiring; Solicitation. Without ImmunoGen’s prior written consent, neither Jazz nor any of its Affiliates shall, [***],  (a) solicit, directly or indirectly, for hire or engagement any person who is at the time, or was within [***] months of the time, materially involved in performing activities pursuant to a Research Plan or a Development Plan under this Agreement [***], or (b) induce, directly or indirectly, any person who is, at the time of such inducement, an employee of ImmunoGen who is materially involved in performing activities pursuant to a Research Plan or a Development Plan under this Agreement (and such involvement was known to Jazz) to leave such employment. Notwithstanding the foregoing, clauses (a) and (b) above shall not restrict Jazz or any of its Affiliates from general solicitations, including advertising employment opportunities on Jazz’s website, job boards, and social media (such as LinkedIn), or engaging in other activity directed towards recruitment of personnel, in each case if and to the extent that such general solicitation, advertising, or activities do not specifically target employees of ImmunoGen or its Affiliates. For purposes of clarity under this Section 13.15, “solicit” excludes circumstances where an employee of ImmunoGen initially contacts Jazz seeking employment.

13.16      Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other such acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.17      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

being understood that both Parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “PDF” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “PDF” signature page were an original thereof.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

IMMUNOGEN, INC.		JAZZ PHARMACEUTICALS
IRELAND LIMITED

By:	/s/ Peter Williams	By:	/s/ Paul Treacy

Name:	Peter Williams	Name:	Paul Treacy

Title:	Vice President, Business Development	Title:	Director

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

FINANCIAL TERMS

Jazz Option Exercise Fee

Collaboration Product	Early-Stage Option Payment ($M)	Late-Stage Option Payment ($M)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

1Jazz shall pay ImmunoGen (a[***] at the time that Jazz exercises the Late Stage Option for [***] triggered by [***] and (b) an additional [***] within [***] days after the earlier of (i) ImmunoGen’s notice to Jazz that it is not exercising the ImmunoGen Opt-In Right and (ii) expiration of the ImmunoGen Opt-in Right without exercise.

2Jazz shall pay ImmunoGen (a) [***] at the time Jazz exercises the Late Stage Option for IMGN632 [***], IMGN779 and the New Product and (b) an additional [***] within [***] days after the earlier of (i) ImmunoGen’s notice to Jazz that it is not exercising the ImmunoGen Opt-In Right and (ii) expiration of the ImmunoGen Opt-In Right without exercise.

3  Jazz shall pay ImmunoGen [***] at the time Jazz exercises the Early Stage Option for the New Product following [***].

A-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B

FORM OF LICENSE AGREEMENT

See attached.

B-1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B

FORM OF LICENSE AGREEMENT

between

IMMUNOGEN, INC.

and

JAZZ PHARMACEUTICALS IRELAND LIMITED

dated

[_____]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

	6.7.	Overdue Payments	56
	6.8.	Records Retention; Audit	57
	6.9.	Financial Statements	58
7.	CO-DEVELOPMENT OPT-IN RIGHT		60
	7.1.	ImmunoGen Opt-In Right	60
8.	TREATMENT OF CONFIDENTIAL INFORMATION		60
	8.1.	Confidentiality	60
	8.2.	Publicity	62
	8.3.	Publications and Presentations	63
	8.4.	Integration	64
9.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS		65
	9.1.	Ownership of Intellectual Property; Disclosure	65
	9.2.	Patent Filing, Prosecution and Maintenance	66
	9.3.	Abandonment	69
	9.4.	Third Party Infringement	70
	9.5.	Response to Biosimilar Applicants	73
	9.6.	Invalidity or Unenforceability Defenses or Actions	77
	9.7.	Defense of Claims	78
	9.8.	Trademarks	78
	9.9.	Patent Term Extensions	79
.	9.10	Bankruptcy	79
10.	TERM AND TERMINATION		79
	10.1.	Term	79
	10.2.	Termination	79
	10.3.	HSR Waiting Period	81
	10.4.	Consequences of Termination	81
	10.5.	Alternative to Termination	81
	10.6.	Remedies	81
	10.7.	Surviving Provisions	86
11.	Immunogen product		87
	11.1.	Development Responsibility and Authority	87
	11.2.	Grant of Rights	88
	11.3.	Financial Terms	88

-ii-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.	REPRESENTATIONS AND WARRANTIES		92
	12.1.	ImmunoGen Representations	92
	12.2.	Jazz Representations	95
	12.3.	Warranty Disclaimers	95
	12.4.	Anti-Corruption Laws	96
13.	INDEMNIFICATION; LIABILITY		96
	13.1.	Indemnification	96
	13.2.	Procedure	98
	13.3.	Insurance	98
	13.4.	Limited Liability	99
14.	MISCELLANEOUS		100
	14.1.	Notices	100
	14.2.	Governing Law	101
	14.3.	Entire Agreement	101
	14.4.	Amendment and Waiver	101
	14.5.	Binding Effect	101
	14.6.	Purpose and Scope	101
	14.7.	Headings	102
	14.8.	Assignment	102
	14.9.	Performance by Affiliates	102
	14.10.	Force Majeure	102
	14.11.	Interpretation	103
	14.12.	Severability	103
	14.13.	Dispute Resolution	103
	14.14.	Interim Equitable Relief	106
	14.15.	Further Assurances	106
	14.16.	Antitrust Filings	106
	14.17.	Execution	108

-iii-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of _________________1 (the “Signing Date”) by and between ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), with its principal place of business at 830 Winter Street, Waltham, Massachusetts 02451, and Jazz Pharmaceuticals Ireland Limited, a corporation organized under the laws of Ireland (“Jazz”), with its principal place of business at Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. ImmunoGen and Jazz are sometimes each hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into a Collaboration and Option Agreement, pursuant to which ImmunoGen granted Jazz the right to obtain licenses to develop and commercialize the Licensed Product as set forth herein;

WHEREAS, pursuant to the Collaboration and Option Agreement, Jazz has exercised a Jazz Option (as defined in the Collaboration and Option Agreement) pursuant to which the Parties have agreed to enter into this Agreement setting forth the terms and conditions of the licenses;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.         DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1 have the meanings specified.

1.1.      “ADC” means any compound that incorporates, is comprised of, or is otherwise derived from, a conjugate of an Antibody with a Cytotoxic Compound, whether with or without a Linker.

1 Insert Jazz Option exercise date, as defined in the Collaboration and Option Agreement, with respect to this License Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2.      “ADC Platform Improvement” means any enhancement, improvement, or modification (each, an “Improvement”) to the following Licensed Intellectual Property: (a) the [***] of [***] or [***] contained in [***], (b) [***] of [***] or [***] contained in [***], (c) the [***] for [***] contained in [***] (including [***] or [***] that create improvements in [***] of [***]), (d) the [***] for [***] or [***] any [***] or [***] contained in [***], or (e) the [***] of [***] contained in [***], in each case of (a)–(e), [***] such [***] or [***] is (i) [***] during [***] or (ii) [***] or [***] in [***] or [***] of [***] under this Agreement and [***] under this Agreement. The underlying Technology described in clauses (a) through (e) above, and any Improvement thereto, in each case to the extent Controlled by ImmunoGen or its Affiliates, are referred to herein as the “ADC Platform Technology.”

1.3.      “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more Affiliates, controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” means (a) ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, (b) status as a general partner in the case of any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of another Person. A Person shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.4.      “Antibody” means a polypeptide that Targets an antigen, which polypeptide comprises: (a) one or more immunoglobulin variable domains; (b) one or more fragments, variants, modifications or derivatives of such immunoglobulin variable domains irrespective of origin or source, including antigen binding portions, fragments (including Fab, Fab’, F(ab’)2, Fv, dAb and CDR fragments), single chain antibodies (scFv), chimeric antibodies, monospecific antibodies, bispecific antibodies, multi-specific antibodies, diabodies and other polypeptides, any of which contain at least a portion of an immunoglobulin variable domain that is sufficient to confer specific antigen binding to the polypeptide; or (c) in each case (a) and (b) above, humanized or fully human versions thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5.      “Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules, regulations, ordinances and pronouncements having the effect of law including any rules, regulations, guidelines, or requirements of Regulatory Authorities, securities regulatory authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.6.      “BLA” means a Biologics License Application under Title 21 of the United States Code of Federal Regulations.

1.7.      “BPCIA” means Biologics Price Competition and Innovation Act of 2009, as amended.

1.8.      “Burdened Technology” means any Technology or Patent Rights Controlled by ImmunoGen as of the Effective Date or during the Term that are necessary or useful to Develop, make, have made, use, sell, offer for sale, import or otherwise Commercialize the Licensed Product and are subject to (a) financial or other contractual obligations to any Third Party, or (b) any requirement that certain notices or disclosures be made as a result of the use thereof (collectively, the “Burdened Technology Obligations”), in either case in the performance of activities under this Agreement, pursuant to an in-license or similar agreement between ImmunoGen and such Third Party. [***]

1.9.      “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in Boston, Massachusetts or Dublin, Ireland are required to be closed or are actually closed with legal authorization.

1.10.     “Calendar Quarter” means, with respect to the first such Calendar Quarter during the Term, the period beginning on the Effective Date and ending on the last day of the calendar quarter within which the Effective Date falls, and thereafter each successive period of three (3) consecutive months during the Term ending on March 31, June 30, September 30, or December 31; except that the last Calendar Quarter during the Term shall end upon the end of the Term in accordance with Article 10.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.11.      “Calendar Year” means, with respect to the first such Calendar Year during the Term, the period beginning on the Effective Date and ending on December 31 of the calendar year within which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive months during the Term commencing on January 1 and ending on December 31; except that the last Calendar Year during the Term shall end upon the end of the Term in accordance with Article 10.

1.12.      “Challenge” means any challenge to the [***], or [***] of any of the Licensed Patent Rights that Cover the Licensed Product (or components or intermediates thereof) in Development or being Commercialized by Jazz or any of its Affiliates or Sublicensees at the time of such challenge[***].

1.13.      “Change of Control” of a Party means (a) a merger or consolidation of such Party or a direct or indirect parent of such Party with a Third Party that results in the voting securities of such Party or its parent outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or its direct or indirect parent, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates, except, in each case, in connection with the issuance of equity securities for financing purposes or to change the domicile of a Party.

1.14.      “Clearance Date” means the date on which the waiting period (or any extension thereof) under the HSR Act expires or is terminated.

1.15.      “Co-Development Product” means the Licensed Product that has been designated as the Co-Development Product pursuant to Section 7.1.

1.16.      “Collaboration and Option Agreement” means that certain Collaboration and Option Agreement effective as of August 28, 2017 (the “Option Agreement Effective Date”) by and between ImmunoGen and Jazz, as the same may be amended from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17.      “Commercialization” means, with respect to the Licensed Product or the ImmunoGen Product, as applicable, any and all activities relating to commercialization in the Territory, including pre-launch and launch activities, pricing and reimbursement activities, marketing, medical affairs support, making or having made for commercial sale, Promoting, detailing, distributing, offering for sale and selling the Licensed Product or the ImmunoGen Product, as applicable, importing or exporting the Licensed Product or the ImmunoGen Product, as applicable, for sale, conducting post-marketing human clinical trials, reporting of adverse events in patients, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercialized” and “Commercializing” have corresponding meanings.

1.18.      “Commercially Reasonable Efforts” means, with respect to a Party in carrying out an obligation or activity under this Agreement, the use of efforts and resources in respect of such activity in accordance with [***] would [***] or to which [***], and that is of [***] and [***] as [***] and is [***] as [***], taking into account [***], the [***] and [***] (including [***] and [***]), [***] and [***], the [***] involved in [***] and [***] the [***], the [***] of the [***], and other relevant factors including [***] or [***]. Without limiting the foregoing, such efforts include: (a) [***] for activities for which [***] to [***] who are [***] for the [***] and [***] of [***], (b) [***] and [***] to [***] for [***] such [***], and (c) [***] and [***] and [***] to [***] with respect to and [***] in [***], in each case, consistent with the [***] by such Party in [***] of such activity for [***], in each case [***] or [***], at [***] or [***] and with [***], taking into account [***], including [***] and [***] of [***] and [***] and [***] (including [***] and [***]).

1.19.      “Competing Product” means any product [***] that (a) [***] and (b) is not the Licensed Product.

1.20.      “Confidential Information” means (a) with respect to Jazz, all information and Technology contained in the Licensed Intellectual Property that is specific to the Licensed Product, (b) with respect to ImmunoGen, (i) all information and Technology contained in the ADC Platform Technology and (ii) all information and Technology contained in the Licensed Intellectual Property that is not specific to the Licensed Product, and (c) with respect to each Party, all information and Technology that is disclosed hereunder by or on behalf of such Party (in such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”) or to any of the Receiving Party’s or its Affiliates’ employees, consultants or subcontractors (collectively, “Representatives”), except to the extent that the Receiving Party can demonstrate by written record or other suitable evidence that such information, (i) as of the date of disclosure is known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure by or on behalf of the Disclosing Party to the Receiving Party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain through no fault or omission of the Receiving Party or its Affiliates or their respective Representatives; (iii) is obtained by the Receiving Party or its Affiliates from a Third Party without breach of any duty and without restriction on disclosure or use; or (iv) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party.

1.21.      “Controlled” means, with respect to any Patent Rights, Technology or Proprietary Materials, the possession by a Party of the ability to grant a license or sublicense of or access to such Patent Rights or Technology and the rights thereto or to supply such Proprietary Materials as contemplated in this Agreement without violating the terms of any arrangement or agreement between such Party or its Affiliates and any Third Party in effect at the time of such grant.

1.22.      “Core Patent Territory” means the [***], and, solely with respect to [***].

1.23.      “Cover” means, with respect to a Valid Claim within the Licensed Patent Rights, if, but for the license granted under Section 2.1.1, the making, having made, use, sale, offer for sale or importation of the Licensed Product (or any component or intermediate thereof) in a country by Jazz or any of its Affiliates or Sublicensees in such country would infringe such Valid Claim; provided,  however, that in determining whether a Valid Claim within the Licensed Patent Rights “Covers” the Licensed Product under Section 6.4.3, any Valid Claim within the Licensed Patent Rights that is jointly owned by Jazz (or any of its Affiliates) with ImmunoGen (or any of its Affiliates) shall be deemed to be owned solely by ImmunoGen or an Affiliate of ImmunoGen. “Covered” has a corresponding meaning.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.24.      “Cytotoxic Compound” means a MAY Compound, an IGN Compound, or any other small molecule compound that inhibits the proliferation of cells within the body or that causes, facilitates, or contributes to cell death.

1.25.      “Development” means, with respect to the Licensed Product or the ImmunoGen Product, as applicable, any and all activities relating to discovery, research and development in connection with seeking, obtaining or maintaining any Regulatory Approval for the Licensed Product or the ImmunoGen Product, as applicable, in the Territory, including all pre-clinical research and development activities, all pre-marketing human clinical studies (including clinical trial design and operations), test method development and stability testing, regulatory toxicology studies, formulation, all activities relating to developing the ability to manufacture the Licensed Product or the ImmunoGen Product, as applicable, or any component or intermediate thereof (including process development, manufacturing scale-up, development-stage manufacturing and quality assurance/quality control development), statistical analysis and report writing, preparing and filing Drug Approval Applications, reporting of adverse events in clinical study subjects, and all regulatory affairs related to the foregoing. When used as a verb, “Develop” and “Developing” mean to engage in Development and “Develop” and “Developed” have the corresponding meaning.

1.26.      “Development Costs” means Development FTE Costs and Development Out-of-Pocket Costs reasonably incurred and specifically identifiable by either Party and its Affiliates in connection with the Development of the Licensed Product related to seeking, obtaining or maintaining Regulatory Approval in the United States or the EU, in each case to the extent incurred in accordance with this Agreement and the applicable Development Plan Budget, unless such costs are incurred by Jazz pursuant to Section 6.2.2. Development Costs exclude all of the payments set forth in Sections 6.3 and 6.4 and capital expenditures and costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead activities.

1.27.      “Development FTE” means the equivalent of a scientific, regulatory or technical individual engaged full time for one (1) Calendar Year (consisting of a total of [***] hours per year) directly related to Development (and related manufacturing) activities under the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development Plan or conducted by Jazz pursuant to Section 6.2.2, or any prorated portion thereof. [***] who [***] hours per year [***] shall be [***].

1.28.      “Development FTE Costs” means the product of the number of Development FTEs times the Development FTE Rate.

1.29.      “Development FTE Rate” means, for [***]; and for each [***], the result obtained by [***] by the [***] where [***] is [***], the [***] is the [***] for the [***] of the [***] and the [***] for the [***] the [***], and the [***] is the [***] for the [***] the [***]; provided,  however, that in no event shall the Development FTE Rate for any [***] be less than the [***]. For the avoidance of doubt, such rate includes all travel expenses. The reported actual time spent shall be substantiated by a time tracking system consistently applied.

1.30.      “Development Out-of-Pocket Costs” means all amounts that are included in the Development Plan Budget (unless incurred by Jazz pursuant to Section 6.2.2) and that are paid or payable to Third Parties in connection with the Development of the Licensed Product under the Development Plan or pursuant to Section 6.2.2 related to seeking, obtaining or maintaining Regulatory Approval in the United States or the EU, including:

(a)        out-of-pocket costs payable by either Party to [***] pursuant to [***] after the [***] in consideration for the [***] or [***] to [***] that is [***], including [***] and [***], provided, with respect to any such [***] that is also [***] that such Party or its Affiliates or licensees is [***], then (i) with respect to any payment made pursuant to [***] that [***], the [***] of such payment shall be [***] this Section 1.30(a), (ii) with respect to any payment made pursuant to [***] that [***], the [***] of such payment shall be [***] this Section 1.30(a), and (iii) with respect to any other payment made pursuant to [***] (such as [***]), the out-of-pocket costs to be included in this Section 1.30(a) shall [***] to reflect [***] to which [***] (e.g., if [***], then [***] of such payment shall be [***] this Section 1.30(a)), further provided that this Section 1.30(a) shall [***] any costs payable pursuant to [***] after the [***] that [***] in writing pursuant to [***] to [***] the Licensed Intellectual Property;

(b)        out-of-pocket costs for conducting clinical studies of the Licensed Product (to the extent not captured below);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        out-of-pocket costs (if not otherwise captured above) of manufacturing or having manufactured clinical supplies for conducting clinical studies as set forth in the Development Plan, including, as applicable: (i) the supply price of clinical supply of the Licensed Product; (ii) costs and expenses incurred to purchase, package or distribute Third Party comparator or Third Party combination drugs or devices; and (iii) costs and expenses of disposal of clinical samples;

(d)        out-of-pocket costs representing fees incurred in connection with Regulatory Filings with respect to the Licensed Product;

(e)        out-of-pocket costs (if not otherwise captured above) associated with pre- and post-approval commitments mandated by governmental authorities, to the extent incurred with respect to the Licensed Product;

(f)        out-of-pocket costs (if not otherwise captured above) incurred in connection with chemistry, manufacturing and controls (“CMC”) Development or qualification and validation of manufacturers, and if a [***] is established [***], the out-of-pocket costs to do so, including the Parties’ costs for transfer of process and manufacturing technology and analytical methods, scale up, process and equipment validation, and initial manufacturing licenses, approvals and inspections;

(g)        out-of-pocket costs (if not otherwise captured above) associated with activities related to pharmacovigilance, including establishing, updating and maintaining a global safety database for the Licensed Product; and

(h)        any other out-of-pocket costs incurred for activities specified in the Development Plan and included in the Development Plan Budget.

For clarity, Development Out-of-Pocket Costs do not include payments for internal expenses or the out-of-pocket portion, if any, of the following expenses: salaries or benefits; facilities; utilities; general office or facility supplies; insurance (other than clinical trial insurance); information technology, capital expenditures or the like.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.31.      “Development Plan” means the written plan that describes an overall development strategy and the Development activities to be carried out by the Parties in the Jazz Territory during each Calendar Year pursuant to this Agreement, as such written plan may be amended, modified or updated in accordance with the terms of this Agreement. Such Development Plan, and any modification, amendment or update thereto, shall set forth, inter alia, the specific objectives, projected achievement milestones, resource allocation requirements, applicable budgets, and a proposed timeline for such activities. [***]

1.32.      “Development Plan Budget” means the budget for activities related to seeking, obtaining or maintaining Regulatory Approval in the United States and EU as set forth in the Development Plan on a rolling [***] Calendar Year basis. [***]

1.33.      “Development Strategy” means the (a) target patient population, (b) identity of other active ingredients, drugs or drug candidates to be tested or used, together with the Licensed Product, in combination therapies, and (c) primary endpoints, in each case for Development of the Licensed Product, as set forth in the Development Plan as of the Effective Date, unless this Agreement was entered into pursuant to [***] of the Collaboration and Option Agreement, in which case as set forth, [***], in (i) the [***] as set forth in [***] under the Collaboration and Option Agreement, in the case of [***], or as set forth in the [***] under the Collaboration and Option Agreement [***] or (ii) the Development Plan in effect under the Collaboration and Option Agreement for the Licensed Product immediately prior to the deemed exercise of the Jazz Option under such [***] of the Collaboration and Option Agreement.

1.34.      “Disclosure Letter”  means the letter delivered by ImmunoGen to Jazz on the Schedule Revision Date in connection with this Agreement.

1.35.      “Drug Approval Application” means, with respect to the Licensed Product in a particular country or region, an application for Regulatory Approval to market and sell the Licensed Product in such country or region, including: (a) an NDA or sNDA; (b) a BLA or BLA supplement; (c) a counterpart of an NDA, sNDA, BLA or BLA supplement, including any MAA, in any country or region in the Territory outside the U.S.; and (d) all supplements and amendments to any of the foregoing.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.36.      “Effective Date” shall be, unless this Agreement has been terminated by either Party pursuant to Section 10.4 or by Jazz pursuant to Section 10.5 prior to the [***] Business Day following the Schedule Revision Date, the earlier of (i) [***] Business Days after the Schedule Revision Date and (ii) the date that Jazz notifies ImmunoGen that it has determined that no HSR Filing is required in connection with this Agreement pursuant to Section 14.16.1.

1.37.      “EMA” means the European Medicines Agency and any successor agency or authority thereto.

1.38.      “Employment Cost Index” means [***] published from time to time by the [***].

1.39.      “EU” means the economic, scientific and political organization of member states of the European Union as it is constituted as of the effective date of the Collaboration and Option Agreement, whether or not any such member states may leave the European Union following such date (including the United Kingdom), and any member states that may be added to the European Union from time to time following such date.

1.40.      “Exclusive License Agreement” means any license agreement, other than this Agreement, pursuant to which ImmunoGen grants Jazz an exclusive license as a result of Jazz’s exercise of a Jazz Option under the Collaboration and Option Agreement.

1.41.      “FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.42.      “FDCA” means the United States Food, Drug and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.), and the rules and regulations promulgated thereunder.

1.43.      “First Commercial Sale” means, (a) with respect to the Licensed Product in any country in the Territory, the first sale of the Licensed Product by or under the authority of Jazz, an Affiliate of Jazz, or their Sublicensees to a Third Party in that country following Regulatory Approval of the Licensed Product in that country or, if no such Regulatory Approval or similar approval is required, the date on which the Licensed Product is first commercially launched in such country, and (b) with respect to any ImmunoGen Product in any country in the Territory, the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

first sale of the ImmunoGen Product by or under the authority of ImmunoGen, an Affiliate of ImmunoGen, or their ImmunoGen Licensees to a Third Party in that country following Regulatory Approval of such ImmunoGen Product in that country or, if no such Regulatory Approval or similar approval is required, the date on which such ImmunoGen Product is first commercially launched in such country; provided that “First Commercial Sale” shall not include: [***].

1.44.      “Future Acquirer” means a Third Party acquirer in any Change of Control transaction involving either Party, and such Third Party acquirer’s Affiliates other than the applicable acquired Party or any of its Affiliates prior to such Change of Control.

1.45.      “GCP” means all good clinical practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time, and comparable laws and regulations promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.46.      “Generic Competition” means, with respect to the Licensed Product in any country in the Territory, that one or more Generic Products are or become commercially available in such country, and such Generic Products have a market share (in the aggregate) of [***] or greater in a Calendar Quarter provided that such Generic Competition shall be deemed to exist only for so long as unit volume sales of such Generic Products in such country, as a percentage of total unit volume sales of Licensed Products and such Generic Products, during any Calendar Quarter thereafter exceeds [***], and, if such Generic Product market share falls below [***] in such country, Generic Competition shall not thereafter be deemed to exist until the unit volume market share of Generic Products again exceeds [***]. Market share is based on the aggregate market in such country of the Licensed Product and the Generic Products, based on units of the Licensed Product sold and units of such Generic Products sold in the aggregate, as reported by Quintiles/IMS Health, or if such data are not available, such other reliable data source as reasonably agreed by the Parties.

1.47.      “Generic Product” means, on a country-by-country basis, any pharmaceutical or biological product (a) that contains (i) an identical active ingredient as the Licensed Product, or (ii) a [***] as the Licensed Product, as [***] is used in [***], and subject to the factors set forth

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in [***], (b) for which Regulatory Approval is obtained by [***], (c) is approved for use in such country pursuant to a Regulatory Approval process governing approval of [***], or an equivalent process for Regulatory Approval in any country outside the United States, or any other equivalent provision that comes into force, or is the subject of a notice with respect to the Licensed Product under [***] or any other equivalent provision that comes into force [***], and (d) is sold in the same country (or is commercially available in the same country via import from another country) as the Licensed Product by any Third Party that is [***].

1.48.      “GLP” means all good laboratory practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time, and comparable laws and regulations promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.49.      “GMP” means all good manufacturing practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time and comparable laws and regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.

1.50.      “HSR Act” means (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder and (b) any equivalent antitrust laws or regulations outside the United States.

1.51.      “HSR Filing” means (a) filings with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the subject matter of this Agreement, together with all required documentary attachments thereto and (b) any equivalent antitrust filings with governmental authorities outside the United States.

1.52.      “ImmunoGen Accounting Standards” means US GAAP (United States Generally Accepted Accounting Principles), as generally and consistently applied throughout ImmunoGen’s organization.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.53.      “ImmunoGen Generic Competition” means, with respect to the ImmunoGen Product in any country in the Territory, that one or more ImmunoGen Generic Products are or become commercially available in such country, and such ImmunoGen Generic Products have a market share (in the aggregate) of [***] or greater in a Calendar Quarter, provided that such ImmunoGen Generic Competition shall be deemed to exist only for so long as unit volume sales of such ImmunoGen Generic Products in such country, as a percentage of total unit volume sales of ImmunoGen Products and such ImmunoGen Generic Products, during any Calendar Quarter thereafter exceeds [***], and, if such ImmunoGen Generic Product market share falls below [***] in such country, ImmunoGen Generic Competition shall not thereafter be deemed to exist until the unit volume market share of ImmunoGen Generic Products again exceeds [***]. Market share is based on the aggregate market in such country of the ImmunoGen Product and the ImmunoGen Generic Products, based on units of the ImmunoGen Product sold and units of such ImmunoGen Generic Products sold in the aggregate, as reported by Quintiles/IMS Health, or if such data are not available, such other reliable data source as reasonably agreed by the Parties.

1.54.      “ImmunoGen Generic Product” means on a country-by-country basis, any pharmaceutical or biological product (a) that contains (i) an identical active ingredient as the ImmunoGen Product, or (ii) a [***] as the ImmunoGen Product, as [***] is used in [***], and subject to the factors set forth in [***], (b) for which Regulatory Approval is obtained by [***], (c) is approved for use in such country pursuant to a Regulatory Approval process governing approval of [***], or an equivalent process for Regulatory Approval [***], or any other equivalent provision that comes into force, or is the subject of a notice with respect to the ImmunoGen Product under [***] or any other equivalent provision that comes into force [***], and (d) is sold in the same country (or is commercially available in the same country via import from another country) as the ImmunoGen Product by any Third Party that is [***].

1.55.      “ImmunoGen Licensee” means any Third Party to which ImmunoGen or its Affiliates grants a license of the rights to Develop, make or Commercialize ImmunoGen Products.

1.56.      “ImmunoGen Net Sales” means Net Sales applied to the ImmunoGen Product sold by ImmunoGen or its Affiliates or ImmunoGen Licensees mutatis mutandis.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.57.      “ImmunoGen Opt-In Data Package” means with respect to the Licensed Product, a written package containing at least [***] and any of the following information solely to the extent (i) not already provided by ImmunoGen to Jazz under the Early Stage Option Data Package, Late Stage Option Data Package or any Interim Data Package (each as defined in the Collaboration and Option Agreement) and (ii) not included in [***] provided by Jazz to ImmunoGen: (a) the final ICH compliant CSRs of all [***] with the Licensed Product, (b) the [***] of all Licensed Product [***], (c) [***] of all [***] for the Licensed Product, (d) [***] of all [***] on the Licensed Product, (e) all [***] from all [***] with the Licensed Product, including the [***] and [***] for the [***] or [***] in [***] and [***] with [***] in [***] and [***], (f) (i) a list of [***] and [***], (ii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] and [***] to [***] of [***] in connection with the Licensed Product [***], or (2) to the extent [***] of [***] are [***] by the [***] after such [***], [***] of [***] from [***], and (iii) (1) to the extent permitted by the [***] after [***] of [***] to [***] such [***] (which [***]), [***] of [***] for the Licensed Product [***], or (2) to the extent [***] of [***] are [***] by the [***] after such [***], [***] from [***], (g) copies of the [***] in connection with all [***], (h) [***] that all [***] are [***] (if [***] listed in the [***]) or [***] (if [***] as [***]), (i) a [***] that the [***] is [***] and [***], (j) all [***], (k) a [***] of [***], (l) for [***], (m) if there are any [***] or [***] since [***] or [***], a [***] showing [***] to the [***] or [***] as appropriate, (n) the [***] for the Licensed Product, (o) all [***] regarding the Licensed Product, and (p) a list of any [***] with the Licensed Product with a [***].

1.58.      “ImmunoGen Opt-In Right” means ImmunoGen’s right to opt-in to the co-development and co-commercialization in the Co-Development Territory of one (1) Jazz Product, which may be the Licensed Product or another former Collaboration Product that is the focus of an Exclusive License Agreement.

1.59.      “ImmunoGen Product” means the Licensed Product or Co-Development Product with respect to which this Agreement has been terminated for any reason.

1.60.      “ImmunoGen Standard Exchange Rate Methodology” means, with respect to amounts invoiced in U.S. Dollars, all such amounts shall be expressed in U.S. Dollars. With respect to amounts invoiced in a currency other than U.S. Dollars, all such amounts shall be expressed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

both in the currency in which the amount was invoiced and in the U.S. Dollar equivalent. The U.S. Dollar equivalent shall be calculated using ImmunoGen’s then-current standard exchange rate methodology which is in accordance with the ImmunoGen Accounting Standards applied in its external reporting for the conversion of foreign currency sales into U.S. Dollars or, in the case of ImmunoGen Licensees, such similar methodology, consistently applied.

1.61.      “IND” means (a) an Investigational New Drug Application (as defined in the FDCA and regulations promulgated thereunder) or any successor application or procedure required to initiate clinical testing of the Licensed Product in humans in the United States; (b) a counterpart to an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of the Licensed Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.62.      “Independent Patent Counsel” means an outside patent counsel reasonably acceptable to both Parties who (and whose firm) is not at the time of the dispute, and was not at any time during the [***]-year period preceding the dispute, performing legal services of any nature for either of the Parties or their respective Affiliates or Sublicensees and whose firm did not, at any time, employ either of the Parties’ chief patent counsels (or persons with similar responsibilities).

1.63.      “IGN Compound” means any and all [***] benzodiazepine compounds, whether produced from a botanical source, natural fermentation, chemical synthesis or otherwise, including all analogs, variants, fragments or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.

1.64.      “Jazz Accounting Standards” means US GAAP (United States Generally Accepted Accounting Principles), as generally and consistently applied throughout Jazz’s organization.

1.65.      “Jazz Intellectual Property” means any Patent Rights or Technology Controlled by Jazz as of the Effective Date or that becomes Controlled by Jazz during the Term (including Jazz Product Technology and Jazz’s interest in any Joint Product Technology) that is necessary or useful for ImmunoGen to Develop, make, have made or use the Licensed Product to the extent that

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ImmunoGen has the obligation to conduct such activities in accordance with the terms of this Agreement. For purposes of clarity, Jazz Intellectual Property excludes all ADC Platform Improvements assigned to ImmunoGen pursuant to Section 9.1.3.

1.66.      “Jazz Option” has the meaning ascribed to such term in the Collaboration and Option Agreement.

1.67.      “Jazz Product Technology” means any Product Technology (other than Joint Product Technology), the inventors of which include one or more employees of, or other Persons obligated to assign inventions to, Jazz or any of its Affiliates.

1.68.      “Jazz Standard Exchange Rate Methodology” means, with respect to amounts invoiced in U.S. Dollars, all such amounts shall be expressed in U.S. Dollars. With respect to amounts invoiced in a currency other than U.S. Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the U.S. Dollar equivalent. The U.S. Dollar equivalent shall be calculated using Jazz’s then-current standard exchange rate methodology which is in accordance with the Jazz Accounting Standards applied in its external reporting for the conversion of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

1.69.      “Jazz Territory” means the entire world; provided,  however, that if ImmunoGen exercises the ImmunoGen Opt-In Right with respect to the Licensed Product under this Agreement and has not exercised the ImmunoGen Opt-Out Right, then the “Jazz Territory” shall exclude the Co-Development Territory.

1.70.      “Joint Product Patent” means any Patent Rights claiming Joint Product Technology.

1.71.      “Joint Product Technology” means any Product Technology the inventors of which include both (a) one or more employees of, or other Persons obligated to assign inventions to, ImmunoGen or any of its Affiliates, and (b) one or more employees of, or other Persons obligated to assign inventions to, Jazz or any of its Affiliates.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.72.      “Knowledge” means the actual knowledge [***] of all ImmunoGen “executive officers” (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) and [***].

1.73.      “Licensed Intellectual Property” means, collectively the Licensed Patent Rights and the Licensed Technology.

1.74.      “Licensed Jazz Intellectual Property” means, collectively, the Licensed Jazz Patent Rights and the Licensed Jazz Technology.

1.75.      “Licensed Jazz Patent Rights” means any Patent Rights Controlled by Jazz or its Affiliates (a) that (i) arise out of any activities conducted under this Agreement or any Exclusive License Agreement and (ii) are necessary or useful to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the ImmunoGen Product or (b) that Jazz or its Affiliates actually uses or has used to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the Licensed Product pursuant to this Agreement prior to the Licensed Product becoming an ImmunoGen Product.

1.76.      “Licensed Jazz Technology” means any and all Technology Controlled by Jazz or its Affiliates (a) that (i) arises out of any activities conducted under this Agreement or any Exclusive License Agreement and (ii) is necessary or useful to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the ImmunoGen Product or (b) that Jazz or its Affiliates actually uses or has used to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the Licensed Product pursuant to this Agreement prior to the Licensed Product becoming an ImmunoGen Product.

1.77.      “Licensed Patent Rights” means any Patent Rights that are Controlled by ImmunoGen or its Affiliates as of the Effective Date or become Controlled by ImmunoGen or its Affiliates during the Term (including ImmunoGen’s interest in any Patent Rights claiming Joint Product Technology) that are necessary or useful to Develop, make, have made, use, sell, offer for sale, import or otherwise Commercialize the Licensed Product, other than any Patent Rights excluded from Licensed Patent Rights pursuant to Section 6.2.3. The Licensed Patent Rights as of the Schedule Revision Date are listed in Section 1.77 of the Disclosure Letter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.78.      “Licensed Product” means a product containing [_____]2, whether alone or in combination with one or more other active ingredients, in any dosage form, formulation or strength.

1.79.      “Licensed Target” means [_____]3.

1.80.      “Licensed Technology” means any and all Technology that is Controlled by ImmunoGen or its Affiliates as of the Effective Date, or becomes Controlled by ImmunoGen or its Affiliates during the Term (including ImmunoGen’s interest in any Joint Product Technology) that is necessary or useful to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the Licensed Product, other than any Technology excluded from Licensed Technology pursuant to Section 6.2.3.

1.81.      “Linker” means any compound or composition [***] under this Agreement or [***] under this Agreement as useful to link a Cytotoxic Compound and an Antibody together to form a conjugate of such Cytotoxic Compound with the Antibody.

1.82.      “MAA” means an application filed with the relevant Regulatory Authorities in the EU seeking Regulatory Approval to market and sell the Licensed Product in the EU or any country or territory therein.

1.83.      “Material Adverse Event”  means an event, occurrence, development or change within the reasonable control of ImmunoGen or its Affiliates that (a) is reflected in any schedule delivered to Jazz pursuant to the proviso in the first sentence of Section 12.1 after the Signing Date and less than three (3) days following the Clearance Date or (b) should have been, but was not, included in a schedule to Section 12.1 as of the Signing Date (each of (a) and (b), an “Effect”) and that, individually or when taken together with all other Effects, has or would reasonably be expected to have a material adverse effect on [***].

2 Insert Collaboration Product with respect to which the Jazz Option has been exercised.

3 Insert the common name and UniProtKB/Swiss-Prot accession number of the Target that the Licensed Product Targets.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.84.      “Material Base Budget Increase” means a proposed increase in the Development Plan Budget for a given Calendar Year (the “Reference Year”) that would cause both (i) the [***] to exceed [***] of the [***] and (ii) the sum of the [***] plus the [***] to exceed the sum of the [***]; provided, that, in each case of clause (i) and (ii) above, in the event the [***] were [***], then the [***] shall be [***] to determine whether there has been a Material Base Budget Increase. [***] means the Development Plan Budget included with the Development Plan [***], updated [***] for each [***] beyond the [***]-year period covered by such Development Plan Budget with the costs required to [***].

1.85.      “MAY Compound” means any and all maytansinoid compounds (including maytansinol, ansamitocins, DM1 and DM4), whether produced by a botanical source, natural fermentation, chemical synthesis or otherwise, including all variants, fragments, or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.4

1.86.      “NDA” means a New Drug Application (as more fully described in 21 C.F.R. Parts 314 et seq. or its successor regulation).

1.87.      “Net Sales” means, as to each Calendar Quarter during the Term, the gross invoiced sales prices charged for the Licensed Product sold by Jazz or its Affiliates or Sublicensees to Third Parties throughout the Territory during such Calendar Quarter in bona fide arm’s length transactions, as determined in accordance with the Jazz Accounting Standards, less the following amounts incurred or paid by Jazz or its Affiliates or Sublicensees during such Calendar Quarter with respect to sales of the Licensed Product regardless of the Calendar Quarter in which such sales were made:

(a)        trade, quantity and cash discounts actually allowed or taken;

(b)        discounts, coupons, refunds, rebates, chargebacks, co-pay provided by or on behalf of the selling party, retroactive price adjustments, and any other allowances actually allowed or given which effectively reduce the net selling price;

4 Include if Licensed Product is a DMx product only.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        credits or allowances actually given or made for rejection or return of previously-sold Licensed Product;

(d)        any charges for freight, postage, shipping, warehousing, distribution or transportation, or for insurance, in each case to the extent borne by Jazz, or its Affiliates or Sublicensees;

(e)        any sales, credits or allowances given or made with respect to the Licensed Product for wastage replacement, indigent patient, or clinical trials;

(f)        the standard inventory cost of devices used for dispensing or administering the Licensed Product that are shipped with the Licensed Product and included in the gross invoiced sales price;

(g)        any tax, tariff, duty or government charge (including any sales, value added, excise or similar tax or government charge, but excluding any income tax) levied on the sale, transportation or delivery of the Licensed Product and borne by Jazz, or its Affiliates or Sublicensees without reimbursement from any Third Party;

(h)        wholesaler inventory management fees and allowances actually paid or given; and

(i)         other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with the Jazz Accounting Standards.

Net Sales shall not include sales or transfers among Jazz and its Affiliates and Sublicensees where the Licensed Product is intended for subsequent sale to the end user. All the foregoing elements of Net Sales calculations shall be determined from the books and records of Jazz and its Affiliates and Sublicensees, as applicable, maintained in accordance with the Jazz Accounting Standards, or in the case of Sublicensees, such similar accounting principles, consistently applied.

In the event the Licensed Product is sold as a component of a combination or bundled product that consists of the Licensed Product together with one or more other therapeutically active products (a “Combination”), the Net Sales from the Combination, for the purposes of determining

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

royalty payments hereunder, shall be determined by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/(A+B), where A is the weighted average per unit sale price of the Licensed Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form.

In the event that the weighted average per unit sale price of the Licensed Product can be determined but the weighted average per unit sale price of the other product(s) included in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/C, where A is the weighted average sale price of the Licensed Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and C is the weighted average per unit sale price of the Combination.

In the event that the weighted average per unit sale price of the other product(s) included in the Combination can be determined but the weighted average per unit sale price of the Licensed Product in similar volumes and of the same class purity, potency and dosage form as in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying Net Sales of the Combination (as defined in the standard Net Sales definition above) by a fraction determined by the following formula: one (1) minus (B/C) where B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form and C is the weighted average per unit sale price of the Combination.

In the event that such average per unit sale price cannot be determined for the Licensed Product, on the one hand, and all other product(s) included in the Combination, on the other, Net Sales for the purposes of determining royalty payments shall be [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The weighted average per unit sale price for both the Licensed Product, on the one hand, and all other product(s) included in the Combination, on the other, shall be calculated [***] for country [***] and such price shall be used during [***]. When determining the weighted average per unit sale price in a particular country of the Licensed Product, other product(s), or Combination, such weighted average per unit sale price shall be calculated by dividing sales dollars (translated into U.S. Dollars using the Jazz Standard Exchange Rate Methodology) by the units sold in such country during the [***] months (or the number of months in which sales occurred [***]) of the [***] for the respective Licensed Product, other product(s), or Combination. In the [***], a [***] will be used for the Licensed Product, other product(s), or Combination. Any over- or under-payment due to a difference between [***].

1.88.      “Patent Rights” means the rights and interests in and to any and all issued patents and pending patent applications (including inventor’s certificates, applications for inventor’s certificates, statutory invention registrations, applications for statutory invention registrations, utility models and any foreign counterparts thereof) in any country or jurisdiction in the Territory, including any and all reissues, confirmations, registrations, validations, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals and other continuing applications, extensions or restorations by existing or future extension or restoration mechanisms, including patent term extension, supplementary protection certificates or the equivalent, renewals, and all letters patent on any of the foregoing, and any and all reissues, reexaminations, additions, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.89.      “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.90.      “PHSA” means the Public Health Service Act, as amended (42 U.S.C. § 201 et seq.).

1.91.      “Platform Patent Rights” means all Licensed Patent Rights that are [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.92.      “Product Patent Rights” means all Patent Rights Controlled by ImmunoGen or its Affiliates as of the Effective Date or during the Term [***] (all of the foregoing being hereinafter referred to as “Product Patent Claims”), including the Patent Rights [***].

1.93.      “Product Technology” means any Technology (other than ADC Platform Improvements) that is invented, conceived, or developed by or on behalf of a Party or an Affiliate of a Party, in conducting activities pursuant to this Agreement.

1.94.      “Promoting” means engaging in activities, including physicians meetings, professional education, detailing, congresses, opinion leader management, advertising and distributing samples of a product, that are typically undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a particular product.

1.95.      “Proprietary Materials” means any tangible chemical, biological or other research materials (other than the Licensed Product or components thereof) that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring Party. Any mutant, derivative, progeny or improvement made to or from a Party’s Proprietary Materials shall be considered to be that Party’s Proprietary Materials. For clarity, Proprietary Materials excludes any materials provided by ImmunoGen to Jazz pursuant to Section 5.2.

1.96.      “Regulatory Approval” means any and all approvals (including any pricing and reimbursement approvals, as applicable), product and establishment licenses, registrations and authorizations of any kind of any Regulatory Authority necessary for the Development, manufacture, use or Commercialization of the Licensed Product (or any component thereof) for use in any country or other jurisdiction in the Territory. The term “Regulatory Approval” includes any approval by a Regulatory Authority of any Drug Approval Application.

1.97.      “Regulatory Authority” means the FDA or any counterpart to the FDA outside the United States, or any other national, supra-national, federal, regional, state, local, municipal, or provincial regulatory agency, department, bureau, commission, council or other governmental

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of the Licensed Product.

1.98.      “Regulatory Filings” means, collectively: (a) all INDs, NDAs, BLAs, CTAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, and all other similar submissions (including MAAs and counterparts to any of the foregoing in any country or region in the Territory) as may be required by any Regulatory Authority for the Development, manufacture, use or Commercialization of the Licensed Product in the Territory; (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

1.99.      “Schedule Revision Date” means the [***] Business Day following ImmunoGen’s receipt of notice from the applicable government agency of the Clearance Date.

1.100.    “Sublicensee” means any Third Party to which Jazz or its Affiliates grants a sublicense of the rights granted to Jazz pursuant to this Agreement.

1.101.    “Target” means, when used as a noun, a protein described by a unique UniProtKB/Swiss-Prot accession number (and all fragments, mutations and splice variants thereof).

1.102.    “Target” or “Targeting” means, when used as a verb to describe the relationship between a molecule and a Target, that the molecule’s primary intended mechanism of action is to specifically bind to the Target (or a portion thereof).

1.103.    “Technical Transfer Materials” means all information, data, documentation, materials, and other embodiments of Technology Controlled by ImmunoGen that are necessary or useful to enable Jazz to establish or have established manufacturing and supply capabilities for the Licensed Product and each component necessary for the manufacture thereof (including the conjugation of the Antibody to the Cytotoxic Compound) in compliance with the applicable specifications for Development and Commercialization use and the generally accepted practices

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and principles for such technology transfer, including the methods used by ImmunoGen to manufacture the Licensed Product immediately prior to the Signing Date.

1.104.    “Technology” means, collectively, all inventions, discoveries, improvements, trade secrets and proprietary methods or materials, whether or not patentable, including macromolecular sequences, data, formulations, processes, techniques, know-how, information and results (including negative results).

1.105.    “Territory” means all countries and jurisdictions of the world.

1.106.    “Third Party” means any Person other than ImmunoGen, Jazz and their respective Affiliates.

1.107.    “Valid Claim” means any claim (including a process, use, or composition of matter claim) (a) in an issued and unexpired patent within the Licensed Patent Rights that (i) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, and (ii) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and (iii) has not been rendered unenforceable through reissue, disclaimer or otherwise, and (iv) has not been disclaimed or otherwise dedicated to the public, and (v) is not lost through an interference proceeding, inter partes review, post-grant review or opposition, and any appeals therefrom; or (b) in any [***] within the Licensed Patent Rights that [***]. Anything contained in this Agreement to the contrary notwithstanding, if [***] is [***] from or otherwise [***] in [***] of a claim within an issued and unexpired U.S. patent included in the Licensed Patent Rights as a result of the operation of [***] or [***], such claim shall remain a Valid Claim for all purposes under this Agreement unless such [***] or [***] is attributable to [***].

1.108.    “Vyxeos Third Party Combination Trials” means any clinical trial for which Jazz or its Affiliate provides to a Third Party Jazz’s proprietary product, Vyxeos, or any other product or product candidate that is proprietary to Jazz or its Affiliates but for which Jazz and its Affiliates are not the sponsor and do not provide any additional support or funding.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.109.    Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of the Agreement indicated below:

Definition	Section
Abbreviated Financial Statements	6.9.1
Active Development	4.1.2
ADC Platform Technology	1.2
Additional Development Activities	6.2.2(a)
Additional Development Activities Budget	6.2.2(a)
Agreement	Recitals
Alliance Managers	3.1.1
Anti-Corruption Laws	12.4
Applicant	9.5.2
Applicant Response	9.5.3(b)
Arbitration	14.13.2(a)
Audited Party	6.8.2
Base Budget	1.84
Base Development FTE Rate	1.29
Biosimilar Application	9.5.1
BLA Notice	7.1
Burdened Technology Agreement	6.2.3
Burdened Technology Obligations	1.8
Burdened Technology Payments	6.2.3
Challenge Jurisdiction	6.4.6
Challenged Patent Rights	6.4.6
[***]	[***]
[***]	[***]
Clinical and Regulatory Transfer Plan	4.6
CMC	1.30(f)
Combination	1.87
Competing Program	2.3.2
Covered Results	8.3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
Development Costs Report	6.2.1
Development Plan Budget	1.31
Disclosing Party	1.20
Dispute	14.13.1
Divestiture	2.3.2
DOJ	14.16.1
Exchange Act	6.9.1
Financial Statements	6.9.1
FTC	14.16.1
Immediate Patent Infringement Action	9.5.3(d)
ImmunoGen	Recitals
ImmunoGen Indemnitees	13.1.1
ImmunoGen Product Effective Date	11.1
ImmunoGen’s Qualified Counsel	9.5.2
ImmunoGen Royalty Term	11.3.1
ImmunoGen Third Party Payments	11.3.2
Improvement	1.2
Indemnified Party	13.2
Indemnifying Party	13.2
Infringement	9.4.1
Infringement Notice	9.4.1
Infringed Patent List	9.5.3(d)
Initial Patent List	9.5.3(a)
Inspected Party	4.1.5
Inspecting Party	6.8.2
Jazz	Recitals
Jazz Indemnitees	13.1.2
Jazz Response	9.5.3(c)
JDC	3.3.1
JIPC	3.4
JSC	3.2.1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Definition	Section
[***]	[***]
[***]	[***]
Losses	13.1.1
Monies	9.4.7
Option Agreement Effective Date	1.16
Party/Parties	Recitals
Permitted Third Party Service Providers	2.1.4
Premarket Notice	9.5.4(b)
Product Patent Claims	1.92
Proposed Biosimilar Product	9.5.1
Proposed Initial Patent List	9.5.3(a)
Proposed Jazz Response	9.5.3(c)
Receiving Party	1.20
Reference Year	1.84
Representatives	1.20
Royalty Term	6.5
[***]	[***]
[***]	[***]
SEC	8.2.3
SEC Documents	6.9.1
Securities Act	6.9.1
Senior Officers	14.13.1
Signing Date	Recitals
Technology Transfer Plan	5.2
Term	10.1
Third Party Claims	13.1.1
Third Party Payments	6.4.2
Tribunal	14.13.2(a)
Unauthorized Use	4.5
US GAAP	6.9.1
Wind-Down Period	10.6.2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.         GRANT OF RIGHTS

2.1.      License Grants.

2.1.1.      Exclusive License to Jazz. Subject to the terms and conditions of this Agreement and commencing as of the Effective Date, ImmunoGen shall, and does hereby, grant to Jazz an exclusive, royalty-bearing right and license, including the right to grant sublicenses as described in Section 2.1.3, under the Licensed Intellectual Property, to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the Licensed Product for all uses in the Territory.

2.1.2.      Non-Exclusive License to ImmunoGen. Subject to the terms and conditions of this Agreement, if the Parties agree that ImmunoGen will perform certain activities under this Agreement then Jazz shall, and does hereby, grant to ImmunoGen a non-exclusive, non-transferable (except as expressly permitted in this Agreement), royalty-free, fully paid right and license, under any Jazz Intellectual Property, solely for ImmunoGen to perform its obligations under this Agreement in connection with Developing, making, having made, or using the Licensed Product in accordance with this Agreement.

2.1.3.      Rights to Sublicense. Jazz shall have the right to grant sublicenses under the license rights granted to it under Section 2.1.1 with respect to the Licensed Product to any Affiliate, and Jazz and its Affiliates shall have the right to grant sublicenses under the license rights granted to it under Section 2.1.1 (or in the case of Affiliates of Jazz, sublicensed to it under this Section 2.1.3) with respect to the Licensed Product to any Sublicensee, provided, that: [***].

2.1.4.      Permitted Third Party Service Providers. Each Party and its Affiliates shall have the right, subject to the conditions set forth herein, to engage one or more Third Parties (“Permitted Third Party Service Providers”) as subcontractors to perform designated functions in connection with its activities under this Agreement (including transferring or disclosing Licensed Intellectual Property, the Jazz Intellectual Property and ImmunoGen’s Proprietary Materials as may be necessary or useful for such Permitted Third Party Service Provider to perform

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such designated functions); provided, that (a) ImmunoGen [***]; (b) [***], (c) in the case of Jazz, (i) Jazz shall [***], and (d) in the case of ImmunoGen, ImmunoGen shall [***].

2.2.      Retained Rights. Subject to the other terms of this Agreement (including Section 2.3), ImmunoGen retains the right to use the Licensed Technology and Licensed Patent Rights (a) to perform its obligations under this Agreement; and (b) to develop, make, have made, use, sell, offer for sale, import or otherwise commercialize [***], and to grant licenses to Third Parties to do the same. Jazz retains the rights to use the Jazz Intellectual Property for all purposes and to grant licenses to Third Parties to do the same.

2.3.      Covenants.

2.3.1.      Covenants. Anything contained in Section 2.2 to the contrary notwithstanding, [***] hereby agrees that, on a country-by-country basis during the Royalty Term, it and its Affiliates shall not (a) directly or indirectly through a Third Party, [***]; provided that the foregoing shall not restrict the ability of [***].

2.3.2.      Exceptions. Notwithstanding the foregoing, the restrictions of Section 2.3.1 shall not apply [***].

2.4.      No Implied Licenses. Except as specifically set forth herein, neither Party grants to the other Party or its Affiliates any rights or licenses to any intellectual or other proprietary property owned or Controlled by that Party.

3.         GOVERNANCE

3.1.      Alliance Management.

3.1.1.      Appointment of Alliance Managers. Promptly after the Effective Date, the Parties shall each appoint an individual who shall oversee contact between the Parties for all matters related to this Agreement and the Parties’ respective activities hereunder (the “Alliance Managers”). The Alliance Managers may not be members of the JSC or the JDC and will not have any voting rights thereon, but the Alliance Managers may attend all meetings of the JSC and the JDC and may bring to the attention of the JSC and the JDC any matters or issues either of them

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonably believes should be discussed by the JSC or the JDC. Each Party may replace its Alliance Manager at any time by notice to the other Party.

3.1.2.      Responsibilities. The Alliance Managers shall have the responsibility of creating and maintaining a constructive work environment between the Parties for all matters related to this Agreement and the Parties’ respective activities hereunder. Without limiting the generality of the foregoing, the Alliance Managers shall:

(a)        identify and bring to the attention of their respective managements any disputes arising between the Parties related to this Agreement or the Parties’ respective activities hereunder in a timely manner, including any asserted occurrence of a material breach by a Party, and function as the point of first referral in the resolution of each dispute;

(b)        provide a single, continuous point of communication between the Parties with respect to this Agreement and the Parties’ respective activities hereunder;

(c)        plan and coordinate efforts and external communications by or between the Parties with respect to this Agreement and the Parties’ respective activities hereunder;

(d)        take such steps as may be required to ensure that meetings of the JSC and JDC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and

(e)        undertake such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

3.2.      Joint Steering Committee.

3.2.1.      Mandate and Establishment of Committee. Promptly after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to serve as a forum for the general oversight and coordination of the Parties’ activities under this Agreement. Within [***] days after the Effective Date, the Parties shall each nominate up to three (3) representatives for

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

membership on the JSC. Each Party may change its representatives as it deems appropriate by written notice to the other Party; provided that neither Party may have more than three (3) representatives and that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JSC’s responsibilities. From time to time, the JSC may establish one or more sub-teams comprised of qualified representatives of both Parties to undertake specific responsibilities of the JSC, which sub-teams shall be governed in the same manner and subject to the relevant requirements set forth herein for the JSC. If any sub-team fails to reach unanimous agreement on a matter before it within [***] days, the sub-team will refer the matter to the JSC.

3.2.2.      Co-Chairs of Committee. Each Party shall nominate a co-chair of the JSC. The co-chairpersons are responsible on an alternating basis for preparing reasonably detailed written minutes of JSC meetings that reflect all material decisions made at such meetings. The applicable co-chairperson will prepare minutes of each JSC meeting and will send draft minutes to each representative of the JSC for review and approval within [***] Business Days after the JSC meeting. Such minutes shall be deemed approved unless one or more JSC representatives object to the accuracy of such minutes within [***] Business Days after receipt. The co-chairpersons shall have no additional powers or rights beyond those held by other JSC representatives.

3.2.3.      Meetings. The JSC shall meet on [***] basis or other schedule agreed upon by the Parties, unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting. In such instance, the next JSC meeting shall also be scheduled as agreed upon by the Parties. In addition, either Party may call for a JSC meeting at any time by providing at least [***] days’ notice to the other Party. The location of meetings of the JSC shall alternate between ImmunoGen’s offices and Jazz’s offices, unless otherwise agreed by the Parties. As agreed upon by the Parties, JSC meetings may be face-to-face or may be conducted through teleconferences or videoconferences. In addition to its JSC representatives, each Party may have other employees, agents, or consultants attend such meetings to observe, present, and participate in discussion, but such attendees will not have any decision-making capacity. Each Party shall bear

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its own costs and expenses, including travel and lodging expense, that may be incurred by JSC representatives or other attendees at JSC meetings, as a result of such meetings hereunder.

3.2.4.      Decision Making. All decisions of the JSC will be made by consensus, with each Party having collectively one (1) vote. If the JSC is unable to reach unanimous agreement on any matter within [***] days following the date such matter was first put to a vote, then the JSC will refer such matter to the Senior Officers for resolution by good faith negotiations commencing promptly after such notice is received. If the Senior Officers are not able to resolve such matter within [***] days following delivery of the notice referring the matter to the Parties’ respective Senior Officers, then [***]; provided that [***] may [***] pursuant to this Section 3.2.4: (a) in a manner that excuses Jazz from any of its obligations specifically enumerated in this Agreement, (b) in a manner that [***], (c) to [***], (d) to [***], (e) to make [***] that [***], or (f) in a manner that [***].

3.2.5.      Responsibilities. The JSC shall be responsible for the following:

(a)        establishing and overseeing joint sub-teams to oversee particular projects or activities within the purview of the JSC;

(b)        serving, in accordance with [***], as a forum [***] under this Agreement [***] regarding the Development of the Licensed Product or [***] regarding [***]; and

(c)        undertaking such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

3.3.      Joint Development Committee.

3.3.1.      Mandate and Establishment of Committee. Promptly after the Effective Date, the Parties shall establish a joint development committee (the “JDC”) to serve as a forum for coordination and communication between the Parties with respect to the Parties’ conduct of the Development of the Licensed Product pursuant to the Development Plan, including the CMC aspects of the Development Plan. Within [***] days after the Effective Date, the Parties shall each

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

nominate between two (2) and five (5) (inclusive) representatives for membership on the JDC. Each Party may change its representatives as it deems appropriate by written notice to the other Party; provided that neither Party may have fewer than two (2) or more than five (5) representatives and that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JDC’s responsibilities. From time to time, the JDC may establish one or more sub-teams comprised of qualified representatives of both Parties to undertake specific responsibilities of the JDC, which sub-teams shall be governed in the same manner and subject to the relevant requirements set forth herein for the JDC. If any sub-team fails to reach unanimous agreement on a matter before it within [***] days, the sub-team will refer the matter to the JDC.

3.3.2.      Co-Chairs of the JDC. Each Party shall nominate a co-chair of the JDC. The co-chairpersons are responsible on an alternating basis for preparing reasonably detailed written minutes of JDC meetings that reflect all material decisions made at such meetings. The applicable co-chairperson will prepare minutes of each JDC meeting and will send draft minutes to each representative of the JDC for review and approval within [***] Business Days after the JDC meeting. Such minutes shall be deemed approved unless one or more JDC representatives object to the accuracy of such minutes within [***] Business Days after receipt. The co-chairpersons shall have no additional powers or rights beyond those held by other JDC representatives.

3.3.3.      Meetings. The JDC shall meet on a quarterly basis or other schedule agreed upon by the Parties, unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting. In such instance, the next JDC meeting shall also be scheduled as agreed upon by the Parties. In addition, either Party may call for a JDC meeting at any time by providing at least [***] days’ notice to the other Party. The location of meetings of the JDC shall alternate between ImmunoGen’s offices and Jazz’s offices, unless otherwise agreed by the Parties. As agreed upon by the Parties, JDC meetings may be face-to-face or may be conducted through teleconferences or videoconferences. In addition to its JDC representatives, each Party may have other employees, agents, or consultants attend such meetings to observe, present, and participate in discussion, but such attendees will not have any decision-making

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

capacity. Each Party shall bear its own costs and expenses, including travel and lodging expense, that may be incurred by JDC representatives or other attendees at JDC meetings, as a result of such meetings hereunder.

3.3.4.      Decision Making. All decisions of the JDC will be made by consensus, with each Party having collectively one (1) vote. If the JDC is unable to reach unanimous agreement on any matter within its authority within [***] days following the date such matter was first put to a vote, then the JDC shall refer the matter to [***] for resolution in accordance with [***].

3.3.5.      Responsibilities. The JDC shall be responsible for the following:

(a)        coordinating the activities of the Parties under and overseeing Development of the Licensed Product pursuant to the Development Plan;

(b)        reviewing and discussing, as necessary, the performance of each Party, or a Party’s Affiliate or Sublicensee, as applicable, in performing the activities under the Development Plan;

(c)        reviewing and approving any material amendments to the Development Plan on an annual basis so that the Development Plan covers at all times not less than a two (2) year period, on a rolling basis, from the date of any such update and evaluating any substantive departures from the Development Plan;

(d)        establishing and overseeing joint sub-teams to oversee particular projects or activities within the purview of the JDC; and

(e)        undertaking such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

3.4.      Joint Intellectual Property Committee. Promptly after the Effective Date, the Parties shall establish a joint intellectual property committee (“JIPC”) to serve as a forum for providing periodic updates to the Parties with respect to developments related to the Licensed Patent Rights and Patent Rights disclosing Joint Product Technology and for coordinating the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Parties respective obligations to each other pursuant to Section 9. The JIPC shall be comprised of at least one (1) representative of each Party. Each Party may change its representative(s) as it deems appropriate by written notice to the other Party; provided that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JIPC’s responsibilities. As agreed upon by the Parties, meetings of the JIPC may be face-to-face or may be conducted by teleconferences or videoconferences, from time to time as reasonably requested by either Party, but no less frequently than [***], unless otherwise agreed to by the Parties.

3.5.      One Committee. Notwithstanding the provisions of this Article 3, the JSC and the JDC shall consist of the same representatives, respectively, as the JSC and JRDC established under the Collaboration and Option Agreement for so long as both this Agreement and the Collaboration and Option Agreement are in full force and effect at the same time, all meetings of the JSC under this Agreement and the JSC under the Collaboration and Option Agreement shall be scheduled at the same time and locations, and all meetings of the JDC under this Agreement and the JRDC under the Collaboration and Option Agreement shall be scheduled at the same time and locations.

4.         DEVELOPMENT AND COMMERCIALIZATION

4.1.      Development and Commercialization.

4.1.1.      Development Responsibility and Authority. From and after the Effective Date, except as otherwise set forth in the Development Plan, and subject to Sections 3.3 and 3.4, Jazz shall have sole authority and responsibility (notwithstanding the formation of the JDC or its decisions) for the Development, manufacture, use and Commercialization of the Licensed Product in the Territory, including: (a) the conduct of all research and pre-clinical Development activities (including all pre-clinical and IND-enabling studies (including toxicology testing), any pharmaceutical development work on formulations and process development relating to the Licensed Product); (b) all activities related to human clinical trials; (c) all activities relating to the manufacture and supply (including process development and scale up work) of the Licensed Product, including manufacture and supply of Antibodies, Cytotoxic Compounds and Linkers with respect thereto; and (d) all Commercialization activities relating to the Licensed Product

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including marketing, promotion, sales, distribution, import and export activities and any post-marketing trials and safety surveillance). Without limiting the generality of the foregoing, as between the Parties, Jazz shall have full control and authority and sole responsibility for (i) making all Regulatory Filings for the Licensed Product and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals regarding such matters and (ii) the reporting of all adverse events for the Licensed Product to Regulatory Authorities if and to the extent required by Applicable Laws. All Development activities with respect to the Licensed Product shall be conducted pursuant to the Development Plan then in effect.

4.1.2.      Diligence. Jazz shall use [***] to Develop the Licensed Product and to seek appropriate Regulatory Approvals necessary to market the Licensed Product in the Jazz Territory and, following receipt of all such necessary Regulatory Approvals in a particular country in the Jazz Territory, to Commercialize the Licensed Product in such country. ImmunoGen shall use [***] to perform, in accordance with the Development Plan, all Development activities allocated to it pursuant to the Development Plan. In determining whether Jazz is using [***] to Develop the Licensed Product, the Parties shall consider, among other things, [***]. [***] means that Jazz or any of its Affiliates, Sublicensees, or Permitted Third Party Service Providers are [***].

4.1.3.      Compliance. Each Party shall perform its obligations, if any, to Develop the Licensed Product in good scientific manner and in compliance in all material respects with all Applicable Laws, and, without limiting the foregoing, with respect to each activity so performed that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing, each Party comply in all material respects with the regulations and guidance of the FDA that constitute GLP, GCP, or GMP. Jazz shall perform its obligations to Commercialize the Licensed Product in compliance in all material respects with all Applicable Laws.

4.1.4.      Regulatory Interactions. Jazz shall have regulatory responsibility for the Licensed Product, including conducting all meetings with Regulatory Authorities, and Jazz shall own and hold all Regulatory Filings for the Licensed Product. During the Term, (a) Jazz shall [***]. Jazz shall [***] to such material Regulatory Filings and correspondence with Regulatory Authorities or their agents in good faith, provided [***] within [***] Business Days (or shorter if

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

required by the applicable Regulatory Authority) of receipt, except for [***] for which [***] will have [***] Business Days to [***] (subject to extension [***]).

4.1.5.      Governmental Inspections. If either Party or its Affiliates, Sublicensees or Permitted Third Party Service Providers (each such Party, an “Inspected Party”) are to be inspected by a government authority regarding the Development, manufacture, or Regulatory Approval of the Licensed Product, the Inspected Party shall promptly notify the other Party of the inspection in writing as soon as reasonably practicable, and in advance, if any such inspection is a scheduled inspection. The Inspected Party shall, where practicable, [***]. The Parties shall cooperate in good faith and otherwise mutually support any regulatory inspections of facilities, clinical sites, contract manufacturers or the like with respect to the Licensed Product, including by using reasonable efforts to make available such facilities, documents, information and/or personnel as are reasonably necessary or useful for such regulatory inspections by a government authority.

4.2.      Safety; Adverse Event Reporting. Promptly following the Effective Date, the Parties, through the JDC, shall negotiate, in good faith, the terms of a separate, related safety data exchange agreement providing details related to managing adverse events that occur during clinical studies, safety issues arising from pre-clinical research and other safety and reporting practices and procedures in compliance with all Applicable Laws.

4.3.      Updates and Reports; Notification of Milestones; Product Recalls.

4.3.1.      Development Updates. Each Party shall keep the JDC reasonably informed on the Development activities, if any, performed by such Party under this Agreement,. Without limiting the foregoing, at each regularly scheduled JDC meeting, each Party shall provide the JDC with a summary report of the Development activities performed by it since the last JDC meeting and the results thereof. The JDC shall discuss the progress and results of the Parties’ Development activities and each Party shall promptly respond to the other Party’s reasonable questions or requests for additional information relating to such Development activities.

4.3.2.      Commercialization Updates. Upon the request of ImmunoGen, Jazz shall provide ImmunoGen with brief written reports, which ImmunoGen may request no more frequently than [***] per Calendar Year, that summarize Jazz’s efforts to Commercialize the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed Product in the Jazz Territory in sufficient detail to establish that Jazz is [***] to Commercialize the Licensed Product in the Jazz Territory.

4.3.3.      Notification of Milestone Achievement. Jazz shall notify ImmunoGen promptly in writing of the occurrence of any event giving rise to an obligation to make a milestone payment to ImmunoGen under Section 6.3, which shall in any event be no later than [***] Business Days after the occurrence of such event, and shall notify ImmunoGen promptly in writing upon the occurrence of [***]. In the event that, notwithstanding the fact that Jazz has not given any such notice, ImmunoGen believes in good faith that any such milestone event has occurred, it shall so notify Jazz in writing, and shall provide to Jazz the data and information demonstrating that the conditions for payment have been achieved.

4.3.4.      Product Recalls. In the event any Regulatory Authority issues or requests a recall or takes similar action with respect to the Licensed Product, or in the event either Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for such a recall, the Party first becoming aware of such Regulatory Authority issuance or request or having such reasonable belief shall promptly notify the other Party thereof by telephone or email. Following such notification, Jazz shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or take such other corrective action in any country, and of the manner in which any such recall, market withdrawal or corrective action shall be conducted, provided that Jazz shall keep ImmunoGen informed regarding any such recall, market withdrawal or corrective action as ImmunoGen from time to time may reasonably request, but only to the extent Jazz is legally permitted to do so. Jazz shall bear all expenses of any such recall, market withdrawal or corrective action in the Jazz Territory, including expenses of notification, destruction and return of the Licensed Product and any refund to customers of the amounts paid for the Licensed Product; provided,  however, notwithstanding the foregoing that [***].

4.3.5.      Confidential Information. All reports, updates, product complaints and other information provided by the Disclosing Party to the Receiving Party under this Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(including under this Section 4.3), is the Confidential Information of the Disclosing Party, subject to the terms of Section 8.

4.4.      Use of ImmunoGen Proprietary Materials. If ImmunoGen supplies its Proprietary Materials to Jazz for use in the Development and Commercialization of the Licensed Product, Jazz agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights and performing its obligations hereunder; (b) it shall not use such Proprietary Materials in any human subject; (c) it shall use such Proprietary Materials in compliance with Applicable Laws; (d) except for the rights expressly set forth herein, it shall not acquire any other right, title or interest in or to such Proprietary Materials as a result of such supply by ImmunoGen; and (e) upon termination of this Agreement for any reason, Jazz shall, if and as instructed by ImmunoGen, either destroy or return such Proprietary Materials that are not the subject of a continuing license hereunder. Jazz may transfer such Proprietary Materials to any Affiliate, Sublicensee or Permitted Third Party Service Provider under terms obligating such Affiliate, Sublicensee or Permitted Third Party Service Provider not to use or transfer such Proprietary Materials except in compliance with the preceding sentence.

4.5.      Unauthorized Use of ImmunoGen’s Proprietary Materials and Confidential Information. If Jazz or any of its Affiliates (a) use ImmunoGen’s Proprietary Materials for any purpose other than in connection with Jazz’s exercise of its rights and performance of its obligations hereunder or (b) use any ImmunoGen Confidential Information (including any ImmunoGen Confidential Information within the Licensed Technology) [***] for any purpose that is not in connection with Jazz’s exercise of its rights and performance of its obligations hereunder (each of (a) and (b), an “Unauthorized Use”), the results of any such Unauthorized Use, and any results, discoveries or inventions that arise from such Unauthorized Use, whether or not patentable, shall belong solely and exclusively to ImmunoGen. If required in order to perfect or enforce ImmunoGen’s rights to such results, discoveries and inventions, Jazz, on behalf of itself and its Affiliates, agrees to assign, and hereby does assign, to ImmunoGen all of its and their right, title and interest in and to all such results, discoveries and inventions (including all Patent Rights thereto). Jazz agrees to cause each Sublicensee or Permitted Third Party Service Provider to assign to ImmunoGen all of such Sublicensee’s or Permitted Third Party Service Provider’s interest in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and to any results, discoveries and inventions, whether or not patentable, arising from such Sublicensee’s or Permitted Third Party Service Provider’s Unauthorized Use of ImmunoGen’s Proprietary Materials or ImmunoGen Confidential Information (including any ImmunoGen Confidential Information within the Licensed Technology). Jazz agrees that it will, and it will cause its Affiliates, Sublicensees and Permitted Third Party Service Providers to, cooperate with ImmunoGen, and to execute and deliver any and all documents that ImmunoGen deems reasonably necessary or desirable, to perfect and enforce its rights hereunder.

4.6.      Development Transition and Regulatory Transfer. The Parties shall endeavor to agree upon a plan, based on the proposed clinical and regulatory transfer plan provided to Jazz under the Collaboration and Option Agreement and taking Jazz’s comments on such proposed plan into account, to effect a smooth and orderly transfer of the following, to the extent not previously provided to Jazz or its designee (such plan, once agreed upon by the Parties, the “Clinical and Regulatory Transfer Plan”).

4.6.1.      Regulatory Approvals. ImmunoGen shall provide Jazz with complete and accurate copies of (and if reasonably requested by Jazz, physical access to the originals of) all filings, correspondence and meeting minutes from meetings, teleconferences and videoconferences with Regulatory Authorities regarding the Licensed Product. ImmunoGen shall, and hereby does, transfer to Jazz all of ImmunoGen’s right, title, and interest in and to all Regulatory Filings and Regulatory Approvals that are necessary or reasonably useful for Jazz to Develop and Commercialize the Licensed Product (excluding any Regulatory Filings or Regulatory Approvals required for the general operation of ImmunoGen’s facilities). To the extent that ImmunoGen is unable under Applicable Law to transfer any Regulatory Approvals to Jazz pursuant to this Section 4.6.1 ImmunoGen shall, and hereby does, effective as of the Effective Date, grant Jazz a non-exclusive, royalty-free right of reference under the applicable Regulatory Filings that are necessary or useful to Develop or Commercialize the Licensed Product solely to Develop and Commercialize the Licensed Product.

4.6.2.      Clinical Trials. ImmunoGen shall cooperate with Jazz to effect a smooth and orderly transfer to Jazz or its designee of all clinical trials of the Licensed Product that are ongoing as of the Effective Date, which transfer will be performed in accordance with a mutually

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreed transition plan and in a manner designed to minimize any disruption or delay caused by such transfer. At Jazz’s request, ImmunoGen shall transfer the clinical databases and global safety database for the Licensed Product to Jazz or its designee and take other actions reasonably requested by Jazz to enable it to assume the regulatory reporting and other responsibilities associated with being the sponsor of such ongoing clinical trials. In accordance with the Clinical and Regulatory Transfer Plan,  ImmunoGen shall provide Jazz with complete and accurate copies of (and if reasonably requested by Jazz, physical access to the originals of) all data in ImmunoGen’s Control from clinical trials or preclinical testing of the Licensed Product, to the extent that such data was not provided pursuant to the Collaboration and Option Agreement.

4.6.3.      Third Party Agreements. At Jazz’s request, ImmunoGen shall assign to Jazz or its designee those of ImmunoGen’s and its Affiliate’s agreements with Third Parties pertaining to the Development of the Licensed Product (including such agreements with contract research organizations, clinical sites, and investigators) that are identified in Jazz’s request, except to the extent that ImmunoGen is not able, despite the use of [***], to obtain consent for such assignment [***]. For a period of [***] months after the Effective Date (except for with respect to [***] for which there will be no time limitation), ImmunoGen shall provide Jazz with the benefit of any agreements with Third Parties pertaining to the Development that are not assigned to Jazz or its designee pursuant to the preceding sentence to the extent requested by Jazz and Jazz shall have the benefit of any such agreement solely for Jazz to Develop the Licensed Product.

4.6.4.      Support. For a reasonable time (not to exceed [***] months) after the Effective Date, as reasonably requested by Jazz, ImmunoGen shall make its or its Affiliates’ employees and consultants available to Jazz the extent reasonably necessary or useful: (a) for Jazz to conduct activities of similar nature to the activities conducted by ImmunoGen prior to the Effective Date with respect to the Development of the Licensed Product, including oversight of any ongoing clinical trials and continuation of the investigator-initiated studies, (b) to conduct activities reasonably necessary to transfer to Jazz all data in the clinical databases and the global safety database, (c) to conduct activities reasonably necessary to transfer to Jazz the INDs, orphan drug applications and designations, and other Regulatory Filings and Regulatory Approvals, and (d) to conduct all other activities that are reasonably necessary to enable Jazz to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assume responsibility for all Development and Commercialization of the Licensed Product, including conduct of on-going clinical trials, receipt, processing, and reporting of SAEs, and creation of periodic regulatory reports (such as a DSUR and IND annual reports). If Jazz requests that, in lieu of transitioning to Jazz or its designee certain Development activities that ImmunoGen was conducting immediately prior to the Effective Date, ImmunoGen continue or complete such activities during such [***]-month period, then Jazz shall reimburse ImmunoGen for Jazz’s share of the costs reasonably incurred by ImmunoGen to continue or complete such activities (as if such costs were Development Costs).

5.         SUPPLY AND MANUFACTURING OBLIGATIONS; SERVICES

5.1.      Manufacturing Responsibilities. Jazz shall be responsible for manufacturing or having manufactured, all materials (including all Antibody, Linker, and Cytotoxic Compound) to enable it to Develop, manufacture, use and Commercialize the Licensed Product.

5.2.      Technology Transfers. The Parties shall, within [***] days of the Effective Date, agree in accordance with this Section 5.2 on a plan to perform (either directly or via the applicable ImmunoGen contract manufacturing organization) technology transfers to Jazz, its Affiliate, or Permitted Third Party Service Provider (the “Technology Transfer Plan”), for the purpose of enabling Jazz to exercise its rights under this Agreement with respect to manufacture of the Licensed Product, including the manufacture of each of [***], each of which shall be the subject of a separate technology transfer if requested by Jazz. ImmunoGen shall prepare a draft Technology Transfer Plan and provide it to Jazz for Jazz’s review and comments. ImmunoGen shall incorporate Jazz’s reasonable comments into the draft Technology Transfer Plan to generate the final Technology Transfer Plan. As part of such Technology Transfer Plan, the Parties shall agree on terms relating to (a) provision of the applicable Technical Transfer Materials to Jazz, its Affiliate, or its Permitted Third Party Service Provider, (b) provision of reasonable and customary on-site support at the facilities of Jazz or its Affiliate or Permitted Third Party Service Provider, as applicable, (c) participation in technical exchange meetings, (d) review of draft batch records, (e) provision of reasonable assistance to facilitate Jazz’s entry into a direct agreement with one or more contract manufacturing organizations, and (f) provision of technical supervision during the manufacture and release of any batches necessary to demonstrate that the technology transfer is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

complete; provided, that, such technical support for each such technology transfer shall not require more than [***] hours of ImmunoGen’s personnel and shall not be required to be provided after the [***] month anniversary of the Effective Date. Each Party shall perform the activities allocated to it under the Technology Transfer Plan in accordance with the timelines set forth therein, provided that the Parties shall adjust such timelines in the Technology Transfer Plan as reasonably necessary due to technical issues. All costs of the foregoing technology transfer activities shall be [***], provided that if Jazz enters into an agreement with a contract manufacturing organization to transfer a validated process, Jazz shall be responsible for [***] of the costs in connection with validation campaigns undertaken by such contract manufacturing organization and, to the extent material produced in such campaigns is used for clinical development, the unit production costs of such materials will be [***].

5.3.      Interim Supply; CMO Agreements. Pursuant to the Technology Transfer Plan, ImmunoGen will provide reasonable assistance to facilitate Jazz’s entry into a direct agreement with one or more of the contract manufacturing organizations from which ImmunoGen obtained, pursuant to the Collaboration and Option Agreement, Licensed Product-related manufacturing services including conjugation services and supply of [***]. Until the earlier of the [***] anniversary of the Effective Date and the date that Jazz enters into such a direct agreement with the applicable contract manufacturing organization, at Jazz’s request, ImmunoGen shall supply Jazz with the [***]. ImmunoGen shall not be liable under the supply agreement described below for any damages or loss caused by any action or omission of [***] provided that ImmunoGen reasonably exercises (in a manner that is consistent the actions that ImmunoGen would otherwise take [***]) its rights and remedies (including indemnification rights) under [***]. At either Party’s request, the Parties shall negotiate in good faith a supply agreement on customary terms consistent with those set forth in this Section 5.3, pursuant to which ImmunoGen would[***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.         FINANCIAL TERMS

6.1.      Upfront Payment. Jazz shall pay an upfront payment equal to [$XX]5 to ImmunoGen within [***] days after the Effective Date of this Agreement, which upfront payment shall be non-refundable and non-creditable.

6.2.      Development Costs.6

6.2.1.      Development Costs. The Parties shall each bear fifty percent (50%) of all Development Costs for initial and subsequent indications; provided,  however, that Jazz shall bear all Development Costs incurred with respect to activities that are not part of a global clinical trial and that are conducted primarily for the purpose of obtaining or maintaining Regulatory Approval for the Licensed Product within the Jazz Territory other than the United States or the EU. For clarity, the purpose of the Development activities, rather than the location where such activities are conducted, shall determine whether the associated Development Costs will be shared equally by the Parties or borne by Jazz. Each Party shall provide the other with a non-binding estimate of its Development Costs incurred or to be incurred by such Party for each Calendar Quarter at least [***] days before the end of such Calendar Quarter. No later than [***] days after the end of each Calendar Quarter, each Party shall provide to the other Party a reasonably detailed report showing all Development Costs incurred by such Party during the previous Calendar Quarter subject to the limitation set forth in the last sentence in this Section 6.2.1 (each such report, a “Development Costs Report”). Within [***] days after the date that both Parties have received a Development Costs Report with respect to a particular Calendar Quarter, the Party that has paid more than fifty percent (50%) of the aggregate Development Costs incurred by both Parties for the applicable Calendar Quarter shall provide the other Party with an invoice for an amount equal to fifty percent (50%) of the difference between the Development Costs incurred by such Party for such Calendar Quarter and the Development Costs incurred by the other Party for such Calendar Quarter, and such other Party shall pay such invoice within [***] days of receipt, using the wire transfer provisions of Section 6.6.4. Notwithstanding the foregoing, in no event shall a Party be required

5 Include applicable amount of Jazz Option Exercise Fee under the Collaboration and Option Agreement.

6 [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to reimburse the other Party for Development Costs incurred by such other Party in any Calendar Quarter in excess of [***] of the amount set forth in the Development Plan Budget for such Calendar Quarter for the activities for which the other Party is responsible under the Development Plan, as the Development Plan and Development Plan Budget may be amended from time to time. If a Party anticipates incurring costs in excess of [***] of the amount set forth in the Development Plan Budget for activities for which such Party is responsible under the Development Plan, (i) such Party shall notify the other Party and may request an increase the Development Plan Budget to cover such excess costs, (ii) the other Party shall consider such request in good faith and shall not deny such request to the extent that such excess costs are due to unforeseeable events outside of the reasonable control of such Party, and (iii) such Party shall continue to be responsible for the performance of such activities under the Development Plan and, unless the Parties mutually agree to an amendment to the Development Plan and Development Plan Budget, such Party shall be responsible for [***] of such excess costs.

6.2.2.      [***].

(a)        In the event that Jazz desires to (i) undertake Development activities (other than post-marketing requirements or commitments imposed by a Regulatory Authority) that are [***] in connection with the Development of the Licensed Product related to seeking or maintaining Regulatory Approval in the United States or the EU and [***] for such activities would [***], or (ii) make Material Base Budget Increases that [***] and are [***], Jazz may so notify the JDC of such proposed Development activities and Material Base Budget Increases, as applicable, in reasonable detail and provide a good faith estimate of the budget for such Development activities and material increases (such activities and material increases, the “Additional Development Activities”, and such budget estimate, the “Additional Development Activities Budget”) at least [***] days prior to the meeting of the JDC at which such matter is to be considered.

(b)        If ImmunoGen [***] to have such Additional Development Activities and Additional Development Activities Budget included in the Development Plan and Development Plan Budget, then the Development Plan and Development Plan Budget shall [***]. Notwithstanding the foregoing, Jazz may conduct the Additional Development Activities [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and shall provide updates on the conduct and results of such Additional Development Activities at each subsequent meeting of the JDC during the conduct of such Additional Development Activities.

(c)        Upon completion of such Additional Development Activities, Jazz shall present a final report of the results of such Additional Development Activities to the JDC. If such Additional Development Activities are Successful (as defined below), then [***]. Additional Development Activities are “Successful” (1) with respect to [Additional Development Activities directed to any [***]]7, if such activities [***], in the case of a clinical trial, or otherwise [***] of such Additional Development Activities that are [***], and (2) with respect to Additional Development Activities directed to [***], if such activities [***].

(d)        [***]

6.2.3.      Burdened Technology for Licensed Products. ImmunoGen shall provide Jazz with an unredacted copy of each agreement entered into by ImmunoGen with Third Parties [***] under which ImmunoGen obtains rights to Burdened Technology (a “Burdened Technology Agreement”). Jazz may elect in writing to exclude such Technology and Patent Rights under such Burdened Technology Agreement from the Licensed Intellectual Property that would otherwise be sublicensed to Jazz under this Agreement (but for clarity, if ImmunoGen has a joint ownership interest in and to any such Technology or Patent Rights, then such Technology and Patent Rights shall remain included in the Licensed Intellectual Property with respect to ImmunoGen’s ownership therein) and upon any such election Jazz shall have no responsibility for any payments owed to such Third Party with respect to such Technology or Patent Rights. If Jazz does not elect to exclude such Technology and Patent Rights under any such agreement, then Jazz will be deemed to have agreed to comply with the terms of any such agreement applicable to Jazz as a sublicensee thereunder. Unless Jazz has elected to exclude Burdened Technology from the Licensed Intellectual Property, Jazz shall [***] ImmunoGen for [***] by ImmunoGen to Third Parties under a Burdened Technology Agreement (i) that are incurred in connection with the Development of a Licensed Product and become due because of an event pertaining specifically

7 [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the Development of the Licensed Product under the Development Plan or pursuant to Section 6.2.2, in each case for the sole purpose of seeking, obtaining or maintaining Regulatory Approval outside of the United States or the EU, or (ii) that are incurred in connection with the Commercialization of the Licensed Product ((i) and (ii) collectively, the “Burdened Technology Payments”). ImmunoGen shall [***] of the Burdened Technology Payments made by ImmunoGen to Third Parties under a Burdened Technology Agreement as set forth in this Section 6.2.3, and Jazz shall pay such invoice within [***] days of receipt, using the wire transfer provisions of Section 6.6.4. Notwithstanding the foregoing, ImmunoGen shall be responsible for [***] of (1) all costs payable to one or more Third Parties, if any, pursuant to [***]any [***] agreements entered into by ImmunoGen [***] in consideration for use of the Burdened Technology, including in each case [***] and (2) any [***]; provided that, (A) [***], and (B) if such [***] grants rights to any intellectual property [***] or for any purpose other than [***] for establishment of [***], then ImmunoGen shall [***] with respect to the establishment of [***]. ImmunoGen shall not terminate or materially breach its obligations pursuant to, or materially amend in a manner that adversely affects Jazz’s rights under, the agreements [***].

6.2.4.      Categorization of Payments. Except with respect to any payments owed pursuant to an agreement entered into by either Party with Third Parties [***], or any Burdened Technology Agreement excluded from the Licensed Intellectual Property by Jazz pursuant to Section 6.2.3, to determine whether a particular payment by a Party to a Third Party in consideration for the acquisition, license, or use of any rights to any Technology or Patent Rights is (i) a Development Out-of-Pocket Cost under Section 6.2.1, (ii) a Burdened Technology Payment under Section 6.2.3 [***], or (iii) a payment for which Jazz is able to take a deduction under Section 6.4.2(a), the following shall apply:

(a)        For payments that specifically relate to Development activities for the purpose of seeking, obtaining or maintaining Regulatory Approval in the United States or the EU (e.g., a milestone that is payable upon the filing of a BLA in the United States), such payments shall be considered to be in connection with the Development of the Licensed Product and are Development Out-of-Pocket Costs;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        For payments that specifically relate to Development activities for the sole purpose of seeking, obtaining or maintaining Regulatory Approval outside of the United States or the EU (e.g., a milestone that is payable upon the filing of a BLA in Japan), such payments shall be considered to be in connection with the Development of the Licensed Product and are not Development Out-of-Pocket Costs, but rather are Burdened Technology Payments (for which Jazz is able to take a deduction under Section 6.4.2(b)) if ImmunoGen entered into such Third Party agreement or are payments for which Jazz is able to take a deduction under Section 6.4.2(a) if Jazz entered into such Third Party agreement;

(c)        For payments that specifically relate to Commercialization activities (e.g., royalty and sales milestones), such payments shall be considered to be in connection with the Commercialization of the Licensed Product and are Burdened Technology Payments (for which Jazz is able to take a deduction under Section 6.4.2(b)) if ImmunoGen entered into such Third Party agreement or are payments for which Jazz is able to take a deduction under Section 6.4.2(a) if Jazz entered into such Third Party agreement; and

(d)        For all other payments that are not specific to Development activities or Commercialization activities (e.g., upfront payments), such payments shall be considered to be (1) in connection with the Development of the Licensed Product and Development Out-of-Pocket Costs if the related agreement under which the rights were acquired was entered into by either Party [***], or (2) in connection with the Commercialization of the Licensed Product and Burdened Technology Payments (for which Jazz is able to take a deduction under Section 6.4.2(b)) if ImmunoGen entered into such Third Party agreement or are payments for which Jazz is able to take a deduction under Section 6.4.2(a) if Jazz entered into such Third Party agreement, in each case if the related agreement under which the rights were acquired was entered into by the applicable Party [***].

6.3.      Milestone Payments for Licensed Product. In consideration of the grant by ImmunoGen of the license described in Section 2.1.1 and subject to the other terms and conditions of this Agreement (including Section 12 of Exhibit A), Jazz shall make the following payments in U.S. Dollars to ImmunoGen in accordance with Section 6.6.4 within thirty (30) days after achievement of each of the following milestone events:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) [***]	[***]
(b) [***]	[***]

It is hereby acknowledged and agreed that any milestone payment shall be made only once, with respect to the first achievement of the relevant milestone, regardless of how many times such milestone is achieved. In no event will Jazz be required to pay more than a total of $100.0 million pursuant to this Section 6.3. All milestone payments shall be non-refundable and non-creditable. Jazz shall notify ImmunoGen of the achievement of each milestone hereunder as provided in Section 4.3.3.

6.4.      Payment of Royalties; Royalty Rates; Accounting for Royalties and Records.

6.4.1.      Royalty Payments. Commencing on the first date of First Commercial Sale of the Licensed Product in any country or jurisdiction in the Jazz Territory, Jazz shall pay to ImmunoGen the following royalties, as calculated by multiplying the applicable royalty rates below by the corresponding amount of incremental Net Sales in the Jazz Territory of all Licensed Product sold by Jazz, its Affiliates and its Sublicensees during the Royalty Term:

For Calendar Year Net Sales of Licensed Product in the Jazz Territory during the Royalty Term	Royalty Rate[8]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.4.2.      Third Party Royalty Offset. Subject to Section 6.4.7, if, with respect to a Calendar Quarter, Jazz or any of its Affiliates or Sublicensees [***] (a) [***] to one or more Third Parties [***] any rights to any intellectual property that are [***] the Licensed Product in any country, and (b) any Burdened Technology Payments ((a) and (b) collectively, “Third Party Payments”), then Jazz shall have the right to reduce the royalties otherwise due to ImmunoGen pursuant to Section 6.4.1 with respect to Net Sales in such country of the Licensed Product in such

8 Insert lower number in each row if Jazz has exercised the Jazz Early Stage Option, and the higher number in each row if Jazz has exercised the Jazz Late Stage Option.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Calendar Quarter by an amount equal to [***] of the amount of such Third Party Payments; provided,  however, if Jazz or any of its Affiliates or Sublicensees obtains rights to any intellectual property subject to this Section 6.4.2 that is [***], then (i) with respect to any Third Party Payment that became due because of an event pertaining [***] to [***], Jazz may reduce the royalties pursuant to this Section 6.4.2 by [***] of such Third Party Payment, (ii) with respect to any Third Party Payment that became due because of an event pertaining [***] to [***], Jazz shall [***], and (iii) with respect to any other Third Party Payment, then the amount by which Jazz may reduce the royalties pursuant to this Section 6.4.2 on account of such Third Party Payment shall be [***] (e.g., if the intellectual property [***], then Jazz may deduct [***] of such Third Party Payment). For the avoidance of doubt, this Section 6.4.2 shall not apply to (a) the portion of royalties owed by Jazz under Section 6.4.6 or (b) any Third Party Payments payable by Jazz or any of its Affiliates or Sublicensees under any license or other agreement, written or oral, between Jazz or any of its Affiliates or Sublicensees, on the one hand, and any Third Party, on the other hand, in existence as of the Effective Date. Notwithstanding the foregoing, those amounts paid to Third Parties that have been included in the calculation of Development Out-of-Pocket Costs (and therefore shared by the Parties pursuant to Section 6.2.1) shall not also be used pursuant to this Section 6.4.2 to reduce the royalties paid by Jazz under this Agreement.

6.4.3.      Valid Claim Coverage. Subject to Section 6.4.7, on a country-by-country basis, if the Licensed Product is not Covered by a Valid Claim within the Licensed Patent Rights at the time that Net Sales occur in such country, the royalties payable with respect to Net Sales of the Licensed Product sold by Jazz, its Affiliates and its Sublicensees in such country shall be reduced by [***] of the royalties otherwise owed to ImmunoGen pursuant to Section 6.4.1. Such reduction shall be calculated using a methodology similar to that outlined in Exhibit C (Royalty Rate Reduction Methodology). The Parties hereby acknowledge and agree that such royalties shall be in consideration of the commercial advantage, know-how and background information gained from the unpatented Licensed Technology.

6.4.4.      Applicability of Royalty Rates. For purposes of clarity, (i) if the Licensed Product is Covered by a Valid Claim in a country within the Jazz Territory such that royalties are payable by Jazz pursuant to Section 6.4.1, and 6.4.6, as applicable, and, prior to the expiration of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Royalty Term for the Licensed Product in such country, the Licensed Product is no longer Covered by a Valid Claim in such country or there is Generic Competition in such country, Jazz shall pay ImmunoGen a royalty at the rate set forth in Section 6.4.3 or 6.4.4, as applicable, for the remainder of the Royalty Term in such country; and (ii) if the Licensed Product is not Covered by a Valid Claim in a country within the Territory such that royalties are paid by Jazz pursuant to Section 6.4.3 and, prior to the expiration of the Royalty Term for the Licensed Product in such country, the Licensed Product becomes Covered by a Valid Claim within the Licensed Patent Rights in such country, then Jazz shall pay ImmunoGen a royalty at the rates set forth in Section 6.4.1, and 6.4.6, as applicable, for that portion of the Royalty Term during which such Valid Claim Covers the Licensed Product in such country unless there is Generic Competition in such country, in which case Jazz’s royalty obligation shall be as set forth in Section 6.4.4 for the remainder of the Royalty Term.

6.4.5.      Generic Competition. Subject to Section 6.4.7, if Generic Competition exists with respect to the Licensed Product in a country in the Jazz Territory in a Calendar Quarter during the Royalty Term, then the royalties payable with respect to Net Sales of the Licensed Product sold by Jazz, its Affiliates, and its Sublicensees in such country for such Calendar Quarter shall be reduced by [***] of the royalties otherwise owed to ImmunoGen pursuant to Section 6.4.1 or 6.4.6, as applicable. Such reduction shall be calculated using a methodology similar to [***].

6.4.6.      Effect of Challenge. Except to the extent the following is unenforceable under Applicable Laws, if Jazz or its Affiliates initiates a Challenge or induces or assists a Third Party in initiating or prosecuting a Challenge (the Licensed Patent Rights subject to such Challenge being referred to herein as the “Challenged Patent Rights”), then during the period that such Challenge is pending, [***] in the country(ies) in which the Challenge is pending (each, a “Challenge Jurisdiction”) commencing on the date of such Challenge initiation or the date Jazz or its Affiliates first induces or provides assistance to such Third Party, as applicable, but only with respect to Net Sales in the applicable Challenge Jurisdiction(s). If, following the final, unappealable conclusion of a Challenge in a Challenge Jurisdiction, there remains one or more Valid Claims within the Challenged Patent Rights that would be infringed by the manufacture, use, sale, offer for sale or importation of the Licensed Product by Jazz or any of its Affiliates or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sublicensees in the applicable Challenge Jurisdiction, then (a) the [***] shall remain in effect for the remainder of the Royalty Term with respect to Net Sales of the Licensed Product in the applicable Challenge Jurisdiction, and (b) Jazz shall reimburse ImmunoGen for its costs and expenses (including reasonable attorneys’ and experts’ fees and expenses of litigation) incurred in responding to the Challenge. Jazz shall pay such reimbursement within [***] days of receiving an invoice therefor from ImmunoGen, which shall set forth in reasonable detail the basis for the charges for which ImmunoGen is seeking reimbursement. If, following the final, unappealable conclusion of a Challenge in a Challenge Jurisdiction, there remain no Valid Claims within the Challenged Patent Rights that would be infringed by the manufacture, use, sale, offer for sale or importation of the Licensed Product by Jazz or any of its Affiliates or Sublicensees in such Challenge Jurisdiction in the absence of the license granted under Section 2.1.1, then ImmunoGen shall [***] with respect to the [***] with respect to the Challenge Jurisdiction (the “[***]”) as follows: (i) Jazz may [***] of each royalty payment due under this Section 6.4 as they become due from and after the final, unappealable conclusion of such Challenge in such Challenge Jurisdiction [***] until [***]; and (ii) ImmunoGen shall pay to Jazz any [***] of the [***] within thirty (30) days after receipt by ImmunoGen of an invoice from Jazz therefor.

6.4.7.      Minimum Royalty Rate. Anything contained in this Agreement to the contrary notwithstanding, none of the reductions to royalties provided in Sections 6.4.3 and 6.4.4, shall, individually or in the aggregate, [***] the royalties payable with respect to Net Sales of the Licensed Product sold by Jazz, its Affiliates and its Sublicensees in any country during the Royalty Term by more than [***] of the royalties otherwise owed to ImmunoGen pursuant to Section 6.4.1 or 6.4.6, whichever is applicable, without giving effect to any royalty reduction provided in Section 6.4.3 or 6.4.4.

6.5.      Royalty Term. Jazz shall pay royalties with respect to the Licensed Product on a country-by-country basis commencing upon the First Commercial Sale of the Licensed Product in such country and ending on the later of (a) [***] years from the date of First Commercial Sale of the Licensed Product in such country and (b) the expiration of the last to expire Valid Claim within the Licensed Patent Rights that Covers the Licensed Product in such country (the “Royalty Term”). For the purposes of determining whether a Valid Claim Covers the Licensed Product

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under this Section 6.5, any Valid Claim within the Licensed Patent Rights that is jointly owned by Jazz (or any of its Affiliates) with ImmunoGen (or any of its Affiliates) shall be deemed to be solely owned by ImmunoGen or an Affiliate of ImmunoGen.

6.6.      Payment Terms.

6.6.1.      Payment of Milestones; Payment of Royalties; Royalty Reports. Jazz shall make any milestone payments owed to ImmunoGen hereunder in U.S. Dollars, using the wire transfer provisions of Section 6.6.4 within [***] days of the occurrence of the applicable event giving rise to the obligation and receipt by Jazz of an invoice from ImmunoGen to make such payment. Jazz shall make any royalty payments owed to ImmunoGen in U.S. Dollars, quarterly within [***] days following the end of each Calendar Quarter for which such royalties are deemed to occur (as provided in the next sentence), using the wire transfer provisions of Section 6.6.4. Determination of when a sale of the Licensed Product occurs for purposes of this Agreement shall be made when the revenue from such sale is recognized by Jazz in accordance with Jazz Accounting Standards or, in the case of Sublicensees, in accordance with such Sublicensees’ respective revenue recognition accounting standards, consistently applied. Each royalty payment shall be accompanied by a report for each country in the Jazz Territory in which sales of the Licensed Product occurred in the Calendar Quarter covered by such statement, specifying each of: (a) the gross sales (if available) and the Net Sales in each country’s currency of the Licensed Product in the Jazz Territory during the reporting period by Jazz and its Affiliates and Sublicensees (specifying in reasonable detail each of the deductions to gross sales used to calculate Net Sales); (b) the applicable exchange rate to convert each country’s currency to U.S. Dollars under Section 6.6.2; (c) the applicable royalty rate(s) under this Agreement (specifying in reasonable detail each adjustment, if any, to the royalty rate(s) as provided in Sections 6.6.2–6.7, inclusive); and (d) the royalties payable, in U.S. Dollars, which shall have accrued hereunder with respect to such Net Sales. Jazz shall provide ImmunoGen with a non-binding estimate of its royalty payments owed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to ImmunoGen for each Calendar Quarter at least [***] days before the end of such Calendar Quarter.

6.6.2.      Accounting. All payments hereunder shall be made in U.S. Dollars. Royalties shall be calculated based on Net Sales in U.S. Dollars, with the conversion of Net Sales in each country to U.S. Dollars according the Jazz Standard Exchange Rate Methodology.

6.6.3.      No Set-Off; Tax Withholding. All payments made by Jazz to ImmunoGen hereunder shall be made without set-off or counterclaim and free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes, if any. Jazz shall make any applicable withholding payments due on behalf of ImmunoGen and shall provide ImmunoGen with reasonable proof of payment of such withholding taxes, together with an accounting of the calculations of such taxes, within [***] days after such payment is remitted to the proper authority. Any withheld tax remitted by Jazz to the proper authority shall be treated as having been paid by Jazz to ImmunoGen for all purposes of this Agreement. The Parties shall cooperate reasonably in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required withholding tax payment, or in connection with any claim to a refund of or credit for any such payment.

6.6.4.      Wire Transfers. All payments by either Party hereunder shall be made in U.S. Dollars by bank wire transfer in immediately available funds to the account designated the receiving Party by written notice to paying Party from time to time.

6.7.      Overdue Payments. Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein shall bear interest from the due date until paid in full, at a rate per annum equal to the lesser of (a) [***], or (b) the maximum interest rate permitted by Applicable Law in regard to such payments, calculated in each case from the date such payment was due through to the date on which payment is actually made; provided,  however, that with respect to any disputed payments, no interest payment is due until such dispute is resolved and the interest payable thereon will be based on the finally resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made. Such interest and the payment and acceptance thereof

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall not negate or waive the right of a Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

6.8.      Records Retention; Audit.

6.8.1.      Record Retention. Each Party and its Affiliates and Sublicensees shall keep for at least [***] years from the end of the Calendar Year to which they pertain complete and accurate records of Net Sales and Development Costs incurred by such Party or its Affiliates or Sublicensees, in sufficient detail to allow the accuracy of the royalty payments and other payments and reports to be confirmed.

6.8.2.      Audit. Subject to the other terms of this Section 6.8.2, at the request of a Party (the “Inspecting Party”), upon at least [***] Business Days’ prior written notice, but no more often than [***] and not more frequently than [***] with respect to records covering any specific period of time, and at the Inspecting Party’s sole expense (except as otherwise provided herein), the other Party (the “Audited Party”) shall permit an internationally recognized independent accounting firm [***] to inspect (during regular business hours) at such place or places where such records are customarily kept the relevant records required to be maintained by the Audited Party and its Affiliates and Sublicensees under Section 6.8.1. At the Inspecting Party’s request, the independent accounting firm may audit the then-preceding [***] years of the Audited Party’s records solely for purposes of verifying the items set forth in Section 6.8.1. Before beginning the audit the independent accounting firm shall enter into a confidentiality agreement with both Parties substantially similar to the provisions of Section 8 limiting the disclosure and use of such information by such independent accounting firm to authorized representatives of the Parties and the purposes germane to this Section 6.8.2. The independent accounting firm shall provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Inspecting Party. Each Party shall each have the right to request a further determination by such independent accounting firm as to matters which such Party disputes within [***] days following receipt of such report. The Party initiating a dispute will provide the other Party and the independent accounting firm with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the independent accounting firm shall undertake to complete such further determination within [***] days after the dispute notice is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided, which determination shall be limited to the disputed matters and provided to both Parties. The Parties shall use reasonable efforts, through the participation of finance representatives of both Parties, to resolve any dispute arising in relation to the audit by good faith discussion. The results of any such audit, reflecting the independent accounting firm’s determination of any disputed matters, shall be binding on both Parties, absent manifest error. The Inspecting Party agrees to treat the results of any such independent accounting firm’s review of the Audited Party’s records under this Section 6.8.2 as Confidential Information of the Audited Party subject to the terms of Section 8. If any such audit reveals an inaccuracy in the calculation of royalties or other amounts resulting in any underpayment by the Audited Party, the Audited Party shall pay the Inspecting Party the amount remaining to be paid (plus interest thereon at a rate provided in Section 6.7) on or before the date the next quarterly royalty payment or other Development Cost reimbursement payment would otherwise be due (or, if the Audited Party is notified of such inaccuracy after the expiration of the Royalty Term or any such payment obligation, within [***] days from the date of the Audited Party’s receipt of written notification of such inaccuracy), and if such underpayment is by [***] or more of the total amounts due over the audited period, the Audited Party shall pay the Inspecting Party’s reasonable costs and expenses of conducting the audit. If any audit reveals an inaccuracy in the calculation of royalties or other Development Cost reimbursement payment resulting in an overpayment by the Audited Party, the Audited Party may invoice the Inspecting Party for such overpayment, and the Inspecting Party shall pay such invoice within [***] days from the date of its receipt of such invoice.

6.9.      Financial Statements.

6.9.1.      If Jazz determines that it or its Affiliates require financial information regarding the Licensed Product to support its or its Affiliates’ accounting treatment for the transactions contemplated by this Agreement in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) or to meet any regulatory requirements to present financial statements related to the Licensed Product, (a) Jazz shall notify ImmunoGen of that determination and (b) ImmunoGen shall promptly provide to Jazz and/or its Affiliates statements of (i) assets acquired or licensed and liabilities assumed and (ii) direct operating expenses relating to the Licensed Product, in each case for the periods that are required (collectively, “Abbreviated

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Financial Statements”). In addition, ImmunoGen acknowledges that Jazz and/or its Affiliates may be required to include “carve out” financial statements and/or other financial information relating to the Licensed Product for one or more years or interim periods and pro forma financial information (collectively, and together with the Abbreviated Financial Statements, the “Financial Statements”) in documents that may be filed with the SEC by Jazz and/or its Affiliates pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and that such Financial Statements may be required to be audited in accordance with US GAAP and requirements of the Public Company Accounting Oversight Board Rules and may need to comply with the requirements of one or more registration statements, reports or other documents (collectively, the “SEC Documents”) under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules set forth in Regulation S-X thereunder. From and after the Effective Date, ImmunoGen shall (and shall cause its accountants, counsel, agents and other Third Parties) assist Jazz and/or its Affiliates in preparing and obtaining the Financial Statements. Jazz shall be responsible for, and obligated to reimburse ImmunoGen for, all reasonable Third Party costs (including all costs of its auditors) and expenses incurred by ImmunoGen associated with obtaining the Financial Statements. ImmunoGen shall provide Jazz and/or its Affiliates reasonable access during normal business hours to such work papers, records and personnel of ImmunoGen and its Affiliates and their respective accounting firms as Jazz and/or its Affiliates may reasonably request to enable Jazz and/or its Affiliates, and their respective representatives and accountants, to create and audit the Financial Statements, as the case may be. ImmunoGen shall obtain representation letters and similar documents from applicable personnel of ImmunoGen and its Affiliates as may be required in connection with the preparation and audit of the Financial Statements.

6.9.2.      ImmunoGen hereby consents to the inclusion or incorporation by reference of the Financial Statements in any SEC Document of Jazz or any of its Affiliates to be filed with the SEC. Upon request of Jazz, ImmunoGen agrees to request the external audit firm that audits the Financial Statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such SEC Document. ImmunoGen shall (i) provide Jazz and/or its Affiliates, successors or assignees and their respective independent accountants with access to management representation letters provided by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ImmunoGen to the extent related to the Financial Statements and (ii) authorize the external audit firm that audits the Financial Statements to provide its audit work papers to the extent related to the Financial Statements to Jazz and/or its Affiliates and their respective independent accountants.

7.         CO-DEVELOPMENT OPT-IN RIGHT

7.1.      ImmunoGen Opt-In Right. If ImmunoGen has not previously exercised the ImmunoGen Opt-In Right under any Exclusive License Agreement, Jazz shall, and shall cause its Affiliates and Sublicensees to, provide written notice to ImmunoGen within [***] Business Days of [***] for the Licensed Product, which notice shall also include (i) if Jazz [***], access for ImmunoGen to the [***] for such [***] and (ii) an ImmunoGen Opt-In Data Package. ImmunoGen shall then have the option, exercisable in its sole discretion, to designate the Licensed Product as the Co-Development Product. ImmunoGen may exercise the ImmunoGen Opt-In Right with respect to the Licensed Product by providing written notice to Jazz at any time following the Effective Date until [***] Business Days following receipt of [***], provided that ImmunoGen has not yet exercised the ImmunoGen Opt-In Right under any Exclusive License Agreement[***] Upon exercise of the ImmunoGen Opt-In Right hereunder, the terms of Exhibit A attached hereto shall be effective.

8.         TREATMENT OF CONFIDENTIAL INFORMATION

8.1.      Confidentiality.

8.1.1.      Confidentiality Obligations. ImmunoGen and Jazz each recognizes that the other Party’s Confidential Information constitutes highly valuable assets of such other Party. ImmunoGen and Jazz each agrees that, subject to Section 8.1.2, during the Term and for an additional [***] years thereafter, (a) it shall not disclose, and it shall cause its Affiliates and contractually obligate its Permitted Third Party Service Providers (and in the case of Jazz, it shall also contractually obligate its Sublicensees) not to disclose, any Confidential Information of the other Party and (b) it shall not use, and it shall cause its Affiliates and contractually obligate its Permitted Third Party Service Providers (and, in the case of Jazz, it shall also contractually obligate its Sublicensees) not to use, any Confidential Information of the other Party, in either case, except as expressly permitted hereunder. Without limiting the generality of the foregoing, each Party shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

take such action, and shall cause its Affiliates and contractually obligate its Permitted Third Party Service Providers (and, in the case of Jazz, it shall also contractually obligate its Sublicensees) to take such action, to preserve the confidentiality of the other Party’s Confidential Information as such Party would customarily take to preserve the confidentiality of its own Confidential Information and shall, in any event, use at least reasonable care to preserve the confidentiality of the other Party’s Confidential Information. In addition, ImmunoGen shall, and shall cause its Affiliates to, use adequate and diligent efforts, consistent with ImmunoGen’s past practices but no less than a reasonable degree of care, to preserve and protect the confidential nature of the Licensed Intellectual Property that is not specific to the Licensed Product.

8.1.2.      Limited Disclosure. Each Receiving Party may disclose the Disclosing Party’s Confidential Information to its Affiliates and Permitted Third Party Service Providers (and, in the case of Jazz, its Sublicensees) and their respective Representatives to enable the Receiving Party to exercise its rights or to carry out its responsibilities under this Agreement, provided that such disclosure shall only be made to Persons who are bound by written obligations at least as stringent as those described in Section 8.1.3. In addition, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent such disclosure (a) is reasonably necessary to file, prosecute or maintain patents or patent applications in accordance with the Receiving Party’s rights under Section 9.2, or to file, prosecute or defend litigation related to such patents or patent applications, subject to the restriction set forth in Section 9.2.6, and otherwise in accordance with this Agreement, or (b) is required by Applicable Laws, provided that in the case of any disclosure under clause (b), the Receiving Party shall (i) if practicable, provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (ii) if requested by the Disclosing Party, cooperate in all reasonable respects with the Disclosing Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the Disclosing Party’s expense, and (iii) use good faith efforts to incorporate the comments of the Disclosing Party in any such disclosure or request for confidential treatment or a protective order.

8.1.3.      Employees, Consultants and Subcontractors. ImmunoGen and Jazz each hereby represents and warrants that all of its and its Affiliates’ Representatives who participate in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the activities contemplated by this Agreement or who otherwise have access to Confidential Information of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use such information except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates (and, in the case of Jazz, its Sublicensees and Permitted Third Party Service Providers) to use, reasonable efforts to enforce such obligations.

8.2.      Publicity.

8.2.1.      Terms of Agreement. The Parties acknowledge that the terms of this Agreement constitute the Confidential Information of each Party and may not be disclosed except as permitted by Section 8.1 and this Section 8.2. Either Party may disclose the terms of this Agreement (a) on a need-to-know basis to such Party’s legal, accounting and financial advisors and (b) as reasonably necessary in connection with any actual or potential (i) debt or equity or other financing of such Party or (ii) purchase by any Third Party of all the outstanding capital stock or all or substantially all of the assets of such Party or any merger or consolidation involving such Party; and provided further that in each case the Person to whom the terms of this Agreement is to be disclosed agrees in writing to maintain the confidentiality of such information with terms at least as protective as those contained in Section 8.1 or in the case of Third Party potential investors, acquirors, lenders or bankers or their representatives, who are bound by written confidentiality obligations consistent with industry standards.

8.2.2.      Public Announcements. Anything contained in this Agreement to the contrary notwithstanding, upon the execution of this Agreement the Parties shall negotiate in good faith for a mutually agreed joint press release with respect to this Agreement and shall issue such joint press release within [***] Business Days following the Signing Date. After issuance of such press release, neither Party shall publish, present or otherwise disclose publicly any material related to events arising under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that notwithstanding the foregoing, (A) neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws; (B) either Party shall be permitted to publish such material in accordance with Section 8.3; (C) ImmunoGen shall be permitted to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

publicly announce the occurrence of any milestone event under Section 6.3 and the amount payable to ImmunoGen in connection therewith, and (D) subject to Section 8.3, Jazz may publish, present or otherwise disclose publicly any materials related to events arising under this Agreement without ImmunoGen’s prior written consent provided that Jazz provides ImmunoGen with a draft of the relevant publication, presentation or disclosure for its review and comment at least three (3) Business Days prior to publication and removes any Confidential Information of ImmunoGen as requested by ImmunoGen. Either Party may make subsequent and repeated public disclosure of the contents of any disclosures made or permitted by this Section 8.2.2 without the prior written consent of the other Party.

8.2.3.      Legal Disclosures. Notwithstanding the terms of this Article 8, either Party may disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) or any other Governmental Authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 8.2.3, the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded, and each Party shall use commercially reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided that each Party will ultimately retain control over what information that Party discloses to their relevant exchange; and provided further that the Parties shall use commercially reasonable efforts to file redacted versions with any governing bodies that are consistent with redacted versions previously filed with any other governing bodies. Other than the foregoing obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, the NASDAQ Stock Market or any other stock exchange.

8.3.      Publications and Presentations. Jazz may publish or present, or permit to be published or presented, the design or results of the Development, manufacture, use and Commercialization of the Licensed Product or Co-Development Product, if applicable (the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Covered Results”). ImmunoGen agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, the Covered Results without the prior review by and approval of Jazz, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed reasonable for Jazz to withhold its consent to any request by ImmunoGen to publish or present any Covered Results prior to the planned publication or dissemination of such Covered Results by Jazz. Each Party shall provide to the other Party the opportunity to review each of the submitting Party’s proposed (a) abstracts and manuscripts for scientific journals or conferences that relate to the Covered Results at least [***] days prior to intended submission for publication, and (b) presentations at scientific conferences (including information to be presented verbally) that relate to the Covered Results at least [***] Business Days prior to its intended presentation. Upon written request from a Party given within such applicable review period, the other Party shall (i) not submit such abstract or manuscript for publication or make such presentation until appropriate patent applications are filed to protect any unpatented Technology disclosed in such publication or presentation that such Party reasonably believes may be patentable and (ii) remove any Confidential Information of such Party that is disclosed in any such proposed publication or presentation prior to such publication or presentation. Once such abstracts, manuscripts or presentations (or the information contained therein) have been reviewed and, if applicable, modified for publication or presentation pursuant to this Section 8.3, the same abstracts, manuscripts or presentations (and the information contained therein) do not have to be provided again by one Party to the other Party for review for a later submission for publication. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary industry standards.

8.4.      Integration. Any confidential information of a Party disclosed under that certain Confidential Disclosure Agreement effective [***] by and between ImmunoGen and Jazz or the Collaboration and Option Agreement relating to the subject matter of this Agreement shall be treated as Confidential Information of such Party hereunder, subject to the terms of this Section 8, and to the extent that the terms and conditions of such earlier agreements are not consistent with this Section 8, the terms and conditions of this Section 8 shall take precedence with respect to matters pertaining to this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.         FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

9.1.      Ownership of Intellectual Property; Disclosure. Except as set forth in Section 9.1.3 or otherwise expressly provided herein, all inventions and discoveries invented, conceived, or developed by or on behalf of a Party or its Affiliates, whether alone or with the other Party or a Third Party, in conducting activities pursuant to this Agreement and any Patent Rights claiming the foregoing shall be owned based on inventorship, as inventorship is determined in accordance with United States patent law, irrespective of where or when such conception, discovery or development occurs. For the avoidance of doubt, “activities pursuant to this Agreement” includes participation in committee meetings and any other communications between the Parties in connection with this Agreement.

9.1.1.      ImmunoGen Solely Owned Intellectual Property. Anything contained in this Agreement to the contrary notwithstanding, as between the Parties, ImmunoGen shall be the sole owner of, and subject to the license granted in Section 2.1.1, shall retain all right, title and interest in and to the Licensed Intellectual Property (other than Joint Product Technology and any Joint Product Patents).

9.1.2.      Jazz Intellectual Property. Anything contained in this Agreement to the contrary notwithstanding, as between the Parties, Jazz shall be the sole owner of, and subject to the license granted in Section 2.1.2, shall retain all right, title and interest in and to the Jazz Intellectual Property.

9.1.3.      Assignment of ADC Platform Improvements. Any ADC Platform Improvements that are invented, conceived, or developed by or on behalf of Jazz or its Affiliates or Sublicensees, whether alone or with ImmunoGen or a Third Party, in conducting activities pursuant to this Agreement, and any Patent Rights claiming any such ADC Platform Improvements, shall be owned by and assigned to ImmunoGen. Jazz shall, and does hereby, assign, and shall cause its Affiliates and Sublicensees to so assign, to ImmunoGen without additional compensation, Jazz’s, or any Sublicensee of Jazz’s, entire right, title and interest in and to such ADC Platform Improvements and any Patent Rights claiming any such ADC Platform Improvement as is necessary to fully effectuate the sole ownership provided in this Section 9.1.3.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

All such assigned ADC Platform Improvements and all Patent Rights claiming ADC Platform Improvements shall be included in the Licensed Intellectual Property if it is necessary or useful to Develop, make, have made, use, sell, offer for sale, import, or otherwise Commercialize the Licensed Product.

9.1.4.      Ownership of Joint Product Technology. All Joint Product Technology shall be jointly owned by ImmunoGen and Jazz, and the Parties shall also jointly own Joint Product Patents, with each Party holding an undivided one-half interest therein.

9.1.5.      Disclosure. On a semi-annual basis at a meeting of the JIPC, (a) Jazz shall disclose to ImmunoGen the making, conception or reduction to practice by or on behalf of Jazz of any Joint Product Technology and ADC Platform Improvements, and (b) ImmunoGen shall disclose to Jazz the making, conception and reduction to practice by or on behalf of ImmunoGen of any Joint Product Technology and other Licensed Technology.

9.1.6.      Freedom to Operate. Subject to the exclusive licenses and rights set forth in Section 2.1 and the payment obligations set forth in Article 6, the corresponding provisions of any Exclusive License Agreement and the Jazz Options pursuant to the Collaboration and Option Agreement, the Parties hereby agree that either Party and its Affiliates shall be free to use and disclose all Joint Product Technology for any and all uses, and to license Third Parties to do the same on a worldwide basis, without obtaining the prior approval of the other Party and without any duty to account or otherwise make any payment of compensation to the other Party; provided, that (a) the Parties shall not disclose any invention within the Joint Product Technology in a manner that would prejudice either Party’s ability to patent such invention, and (b) each Party’s use of Joint Product Technology shall be subject to the restrictions set forth in Section 2.3.1 of this Agreement, the corresponding provisions of any Exclusive License Agreement, and Section 5.3 of the Collaboration and Option Agreement.

9.2.      Patent Filing, Prosecution and Maintenance.

9.2.1.      [***].  Promptly after the Effective Date, the Parties, acting through the JIPC, shall discuss [***] on Licensed Patent Rights Controlled by ImmunoGen as of the Effective Date to [***]. ImmunoGen, after giving due consideration to such discussions, shall [***], which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be deemed to be [***], provided that ImmunoGen shall be under no obligation to take any action with respect to [***].

9.2.2.      With respect to new patent filings made during the Term, ImmunoGen shall [***], provided that ImmunoGen shall be under no obligation to [***].

9.2.3.      Platform Patent Rights. [***], acting through patent counsel or agents of its choice, shall have the initial right, but not the obligation, in its sole discretion, to prepare, file, prosecute, and maintain (including responding to inter partes reviews, post-grant reviews, and similar oppositions in other jurisdictions) all Platform Patent Rights in the Core Patent Territory. At [***] request and at its sole cost and expense, [***] shall prepare, file, prosecute, and maintain Platform Patent Rights in countries specified by [***] outside the Core Patent Territory. [***] in such Platform Patent Rights as a result thereof. Upon [***] reasonable request (but no more than once in any given twelve- (12-) month period), [***] shall provide [***] with a written report summarizing the status of [***] and any material developments with respect thereto during the previous [***] months, including any [***].

9.2.4.      Product Patent Rights. Promptly after the Effective Date, [***] shall [***] and shall take all actions and execute all documents reasonably necessary for [***] the prosecution, maintenance, and defense of the Product Patent Rights. [***], acting through patent counsel or agents of its choice, shall have the right, but not the obligation, in its sole discretion, to prepare, file, prosecute, and maintain Product Patent Rights (including by responding to any office action or filing other formal papers related to any appeal, reissue, inter partes review, post-grant review, opposition or any other patent office or court proceeding worldwide involving Product Patent Rights covered by this section 9.2.4 (collectively, “Patent-Related Filings”)), provided that [***] shall [***]. With respect to prosecution of Product Patent Rights, [***] will provide [***] with a copy of any proposed Patent-Related Filing for review and comment reasonably in advance of filing. [***] will [***] that such filing [***]. [***] shall also provide [***] a reasonable time prior to taking or failing to take any action that would affect the scope or validity of any Product Patent Rights (including the substantial narrowing, cancellation or abandonment of any claim(s) without retaining the right to pursue such subject matter in a separate application, or the failure to file or perfect the filing of any claim(s) in any country), with prior written notice of such proposed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

action or inaction so that [***] has a reasonable opportunity to review and comment and consider assuming responsibility for such Product Patent Rights pursuant to Section 9.3.2 of this Agreement.

9.2.5.      Cooperation. Each Party agrees to cooperate reasonably with the other Party in the preparation, filing, prosecution and maintenance of any Licensed Patent Rights pursuant to this Section 9.2. Such cooperation includes executing all papers and instruments, or requiring employees or others to execute such papers or instruments, so as to effectuate the ownership of such Licensed Patent Rights and to enable the filing, prosecution, maintenance, and extension thereof in any country or region. In addition, the Parties shall reasonably cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to the Licensed Patent Rights.

9.2.6.      Improper Patent Filings. Each Party agrees that, without the prior written consent of the other Party, neither it nor any of its Affiliates will claim in any patent application filed by or on behalf of such Party (or its Affiliate) any unpatented, nonpublic invention for which the inventor(s) (alone or with others) include employees of, or other persons obligated to assign inventions to, the other Party or any Affiliate of the other Party, or disclose any such invention in any such patent application in a manner that would prejudice the other Party’s ability to patent such invention.

9.2.7.      Patent Prosecution Costs. Subject to Section 9.3, in addition to the sharing of Development Costs to the extent required by this Agreement, the Parties shall each bear fifty percent (50%) of all preparation, filing, prosecution, and maintenance costs for the activities described in this Section 9.2, except that [***] shall bear all preparation, filing, prosecution, and maintenance costs with respect to Platform Patent Rights in the Core Patent Territory and [***] shall bear all preparation, filing, prosecution, and maintenance costs with respect to Platform Patent Rights outside the Core Patent Territory.

9.2.8.      Jazz Patents. As between the Parties, Jazz shall have the sole right and option, but not the obligation, to prepare, file, prosecute, and maintain, at its sole expense, any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patent Rights claiming any Jazz Intellectual Property or any Product Technology solely owned by Jazz or its Affiliates.

9.3.      Abandonment.

9.3.1.      Platform Patent Rights

(a)        Within Core Patent Territory. If [***] decides to abandon or allow to lapse, or otherwise determines to not prosecute or defend, any Platform Patent Rights within the Core Patent Territory, ImmunoGen shall inform [***] of such decision promptly and, in any event, so as to provide for a reasonable amount of time to meet any applicable deadline to establish or preserve such Platform Patent Rights in such country or region. If [***] does not have a bona fide strategic reason for abandoning the prosecution, maintenance, or defense of any Platform Patent Rights in any country or jurisdiction within the Core Patent Territory, then [***] shall have the right to assume responsibility for continuing the prosecution, maintenance, or defense of such Platform Patent in such country or region and paying any required fees to maintain such Patent Rights in such country or region or defending such Patent Rights, in each case at [***] sole expense and through patent counsel or agents of its choice. Otherwise, at [***] request, [***] shall continue the prosecution, maintenance, and defense of such Platform Patent through patent counsel or agents of its choice, all at [***] sole cost and expense. In either case, [***]. Upon transfer of [***] responsibility for prosecuting, maintaining, and defending any of the Platform Patent Rights under this Section 9.3.1(a), [***] shall promptly deliver to [***] copies of all necessary files related to such Platform Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for [***] to assume such prosecution, maintenance, and defense.

(b)        Outside Core Patent Territory. If [***] determines that it no longer desires to pay for the prosecution or defense of any Platform Patent Rights in one or more countries outside of the Core Patent Territory, then it may so notify [***] and, thereafter, [***] may elect to continue the prosecution and defense of such Platform Patent Rights in the country(ies) so specified by Jazz in any such notice in ImmunoGen’s discretion at [***] sole expense and through patent counsel or agents of its choice.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.3.2.      Product Patent Rights. If [***] decides to abandon or allow to lapse, or otherwise determines to not prosecute or defend, any Product Patent Rights, Jazz shall inform [***] of such decision promptly and, in any event, so as to provide for a reasonable amount of time to meet any applicable deadline to establish or preserve such Product Patent Rights in such country or region. [***] shall have the right to assume responsibility for continuing the prosecution, maintenance, or defense of such Product Patent Rights in such country or region and paying any required fees to maintain such Product Patent Rights in such country or region or defending such Product Patent Rights, in each case at [***] sole expense and through patent counsel or agents of its choice. [***] shall not become an assignee of [***] interest in such Product Patent Rights claiming Joint Product Technology as a result of its assumption of such responsibility. Upon transfer of [***] responsibility for prosecuting, maintaining and defending any of the Product Patent Rights under this Section 9.3.2, [***] shall promptly deliver to [***] copies of all necessary files related to such Product Patent Rights with respect to which responsibility has been transferred and shall take all actions and execute all documents reasonably necessary for [***] to assume such prosecution, maintenance and defense.

9.4.      Third Party Infringement.

9.4.1.      Notice of Infringement. If either Party becomes aware of any possible infringement by, or submission by any Third Party of an application under Section 351(k) of the PHSA with respect to, a product Targeting the Licensed Target, the manufacture, use, offer for sale, sale or import of which would, in the absence of a license from ImmunoGen, infringe any Licensed Patent Rights (an “Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”). If the Infringement involves such Third Party’s application under Section 351(k) of the PHSA, Section 9.5 shall apply to such Infringement to the extent that such Third Party complies with the provisions of Section 351(I) of the PHSA referenced therein or contemplated thereby.

9.4.2.      Platform Patent Rights. [***] shall have the sole right to bring any infringement action with respect to any alleged Infringement of the Platform Patent Rights; provided, that notwithstanding the foregoing Jazz shall have the first right to bring an infringement action with respect to any alleged Infringement of any claim within the Platform Patent Rights that

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recites the specific Antibody component of the Licensed Product or any cell-binding agent (including an Antibody) or conjugate of a cell-binding agent with a Cytotoxic Compound (including an ADC) that Targets the Licensed Target. [***] shall promptly notify [***] after bringing any such action and shall provide [***] with quarterly updates regarding the status of such action. The foregoing notwithstanding, [***] shall [***].

9.4.3.      Product Patent Rights. [***] shall have the first right and option, but not the obligation, to eliminate such Infringement with respect to Product Patent Rights by reasonable steps, which may include the institution of legal proceedings or other action. All costs, including attorneys’ fees, relating to such legal proceedings or other action shall be borne by [***]. If [***] does not take commercially reasonable steps to eliminate the Infringement within [***] days from any Infringement Notice, then [***] shall have the right and option to do so at its expense, provided that if [***] has commenced negotiations with an alleged infringer for elimination of such Infringement within such [***]-day period, then [***] shall have an additional [***] days to conclude its negotiations before [***] may take steps to eliminate such Infringement.

9.4.4.      Consent to Settlement or Entry of Judgment. Jazz shall not consent to the entry of judgment or enter into any settlement with respect to any Infringement claim or proceeding under this Section 9.4 involving [***] without the prior written consent of ImmunoGen, which consent shall not be unreasonably withheld, conditioned or delayed. ImmunoGen shall not consent to the entry of judgment or enter into any settlement with respect to any Infringement claim or proceeding under this Section 9.4 involving [***] without the prior written consent of Jazz, which consent shall not be unreasonably withheld, conditioned or delayed.

9.4.5.      Participation. Each Party shall have the right to participate, and be represented by counsel that it selects, at its own expense, in any legal proceedings or other action instituted under this Section 9.4 by the other Party, provided that [***] will have no such right with respect to [***]. If a Party with the right to initiate legal proceedings under this Section 9.4 to eliminate Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, such Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.4.6.      Cooperation. In any action, suit or proceeding instituted under this Section 9.4, the Parties shall cooperate with and assist each other in all reasonable respects at the expense of the controlling Party. Upon the reasonable request of the Party initiating such action, suit or proceeding, the other Party shall join such action, suit or proceeding if necessary to establish standing and shall be represented using counsel of its own choice, at the controlling Party’s expense.

9.4.7.      Distribution of Monies. Unless otherwise mutually agreed by the Parties, any damages, amounts received in settlement, judgment or other monetary awards recovered by either Party pursuant to Section 9.4.2 or 9.4.3, whether by settlement or judgment (“Monies”), shall be allocated in the following order:

First,

(a)        the Monies will be distributed first to the controlling Party for its costs and expenses incurred under Section 9.4.2 or 9.4.3, as applicable; and

(b)        the Monies will then be distributed to the other Party for its costs and expenses incurred under Section 9.4.3; and

(c)        the Monies remaining after (a) and (b) shall be deemed to be Net Sales and (i) if Jazz is the controlling Party, then (1) Jazz shall pay to ImmunoGen an amount equal to [***] of the royalty that would otherwise have been owed by Jazz to ImmunoGen pursuant to Section 6.4 on account of such Net Sales and (2) [***] or (ii) if ImmunoGen is the controlling Party, then (1) ImmunoGen will retain an amount equal to [***] of royalty that would otherwise have been owed by Jazz to ImmunoGen pursuant to Section 6.4 on account of such Net Sales and (2) [***].

9.4.8.      Jazz Patents. As between the Parties, Jazz shall have the sole right and option, but not the obligation, to eliminate any alleged infringement of any Patent Rights claiming any Jazz Intellectual Property or any Product Technology solely owned by Jazz or its Affiliates by reasonable steps, which may include the institution of legal proceedings or other action as well as the settlement thereof. Jazz may retain all damages, amounts received in connection therewith,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

including any settlement, judgment or other monetary awards recovered and shall not have any obligation to make any payments to ImmunoGen with respect thereto.

9.5.      Response to Biosimilar Applicants.

9.5.1.      Notice. In the event that either Party (a) receives a copy of an application submitted to the FDA under Section 351(k) of the PHSA (a “Biosimilar Application”) for which the Licensed Product is a “reference product,” whether or not such notice or copy is provided under any Applicable Laws (including under the BPCIA, the United States Patient Protection and Affordable Care Act, or implementing FDA regulations and guidance applicable to the approval or manufacture of any “biosimilar or interchangeable biological product”) (a “Proposed Biosimilar Product”), or (b) otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), then such Party shall promptly provide the other Party with written notice. The terms “reference product” and “biosimilar or interchangeable biological product” shall have the meanings given to such terms in the BPCIA.

9.5.2.      Access to Confidential Information. Upon written request from ImmunoGen, and to the extent permitted by Applicable Laws, Jazz shall provide ImmunoGen’s counsel who meets the criteria set forth in PHSA Section 351(l)(1)(B)(ii) (“ImmunoGen’s Qualified Counsel”) with confidential access to the Biosimilar Application and such other information provided by the Third Party that submitted the Biosimilar Application (the “Applicant”) that describes the process used to manufacture the Proposed Biosimilar Product, in each case, (a) to the extent provided to Jazz by the Applicant and (b) only to the extent necessary to determine which, if any, Licensed Patent Rights would be infringed by the manufacture or sale of the Proposed Biosimilar Product; provided,  however, that prior to receiving the Biosimilar Application and such confidential information from Jazz, ImmunoGen shall confirm to Jazz and the Applicant in writing its agreement to be subject to the confidentiality provisions in Sections 351(l)(1)(B)(ii) and 351(l)(1)(B)(iii) of the PHSA. For purposes of clarity, the Parties acknowledge and agree that, as set forth in this Section 9.5, ImmunoGen has retained a right to participate in litigation concerning any Licensed Patent Rights.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5.3.      Initial Patent List.

(a)        Preparation of Initial Patent List. As soon as practicable after the date of receipt by Jazz of a copy of a Biosimilar Application and related manufacturing information and ImmunoGen’s receipt of notice contemplated by Section 9.5.1, Jazz shall prepare and provide ImmunoGen with a list of those patents within the Licensed Patent Rights that Jazz reasonably believes would be infringed by the manufacture or sale of the Proposed Biosimilar Product (the “Proposed Initial Patent List”). As soon as practicable following the date of receipt by ImmunoGen of the Proposed Initial Patent List, ImmunoGen and Jazz shall discuss in good faith the patents within the Licensed Patent Rights to be included on the list to be sent to the Applicant under Section 351(l)(3)(A) of the PHSA (the “Initial Patent List”), and Jazz shall consider in good faith ImmunoGen’s proposals for changes to the Proposed Initial Patent List with respect to the patents within the Licensed Patent Rights. Not later than [***] days following Jazz’s receipt of the Biosimilar Application and related manufacturing information and irrespective of whether Jazz has received comments from ImmunoGen with respect to the Proposed Initial Patent List, Jazz shall provide the Applicant with a copy of the Initial Patent List, which copy may be redacted to delete all Patent Rights included in the Initial Patent List that are not Licensed Patent Rights. Jazz shall have the right to include any of the patents within the Licensed Patent Rights on the Initial Patent List to the extent that Jazz reasonably believes that a claim of patent infringement for such patent could be asserted by either ImmunoGen or Jazz; provided,  however, that the right to control any suit or proceeding in which such a claim is asserted shall be as set forth in Section 9.5.4.

(b)        Disclosure of the Applicant Response. Provided that ImmunoGen has agreed to comply with the confidentiality provisions in Sections 351(l)(1)(B)(ii) and 351(l)(1)(B)(iii) of the PHSA and to the extent permitted by Applicable Laws, Jazz shall provide to ImmunoGen Qualified Counsel any response from the Applicant with regard to any patent within the Licensed Patent Rights, including any response required under Section 351(l)(3)(B) of the PHSA (the “Applicant Response”), within [***] days.

(c)        Preparation of Jazz Response. As promptly as practicable after the date of receipt by Jazz of the Applicant Response, Jazz, with cooperation and assistance from ImmunoGen as requested by Jazz, shall prepare and provide ImmunoGen with a proposed response

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(the “Proposed Jazz Response”) that (i) describes on a claim-by-claim basis, how each patent within the Licensed Patent Rights on the Initial Patent List would be infringed by the commercial marketing of the Proposed Biosimilar Product, and (ii) responds to the Applicant’s claims, if any, that the patents within the Licensed Patent Rights on the Initial Patent List are invalid or unenforceable. The Proposed Jazz Response shall include only the foregoing and shall not be construed to include any proposed response to the Applicant relating to any patents other than the Licensed Patent Rights; further, any actual response to the Applicant under Section 351(l)(3)(C) of the PHSA (the “Jazz Response”) and all decisions relating to subsequent procedures under the BPCIA with regard to any patent other than those included within the Licensed Patent Rights shall be within the sole discretion of Jazz. As soon as practicable following the date of receipt by ImmunoGen of the Proposed Jazz Response, the Parties shall discuss in good faith the statements in the Proposed Jazz Response and Jazz shall consider in good faith ImmunoGen’s proposals for changes to the Proposed Jazz Response. Not later than [***] days following Jazz’s receipt of the Applicant Response, Jazz shall provide the Applicant with a copy of any portions of the Jazz Response relating to the Licensed Patent Rights.

(d)        Negotiation; ImmunoGen Rights. After Jazz provides the Applicant with a copy of the Jazz Response, Jazz shall commence good faith negotiations with the Applicant for a period of not more than [***] days in an effort to reach agreement on the patents on the Initial Patent List or on the Applicant’s list pursuant to Section 351(l)(3)(B) of the PHSA (the “Infringed Patent List”) that will be the subject of an immediate patent infringement litigation pursuant to Section 351(l)(6) of the PHSA (an “Immediate Patent Infringement Action”); provided,  however, that if the Initial Patent List includes both patents within the Licensed Patent Rights that are [***] and patents that are [***] or are [***], then Jazz shall not agree to the inclusion in the Infringed Patent List of any [***] without the prior written consent of ImmunoGen, which consent shall not be unreasonably withheld, conditioned or delayed. If Jazz and the Applicant fail to reach agreement under Section 351(l)(4)(A) of the PHSA on the Infringed Patent List, Jazz shall have the sole right to determine under Section 351(l)(5)(B) of the PHSA which patents of those on the Initial Patent List should be the subject of an Immediate Patent Infringement Action; provided,  however, that if the Initial Patent List includes both patents within the Licensed Patent Rights that are Platform Patent Rights and patents that are Product Patent

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rights or are not within the Licensed Patent Rights, then Jazz shall not include in the list of patents to be provided by Jazz to the Applicant pursuant to Section 351(l)(5)(B)(i)(II) of the PHSA any Platform Patent Rights without the prior written consent of ImmunoGen, which consent shall not be unreasonably withheld, conditioned or delayed. Within [***] days following the exchange of such lists by Jazz and the Applicant pursuant to Section 351(l)(5)(B)(i) of the PHSA, Jazz shall, to the extent permitted by Applicable Laws, notify ImmunoGen in writing of any Licensed Patent Rights included on the combined list(s) referenced in Section 351(l)(6)(A) or (B) of the PHSA that will be the subject of an Immediate Patent Infringement Action.

(e)        Supplements to Initial Patent List. ImmunoGen shall provide Jazz with a copy of any U.S. patent within the Licensed Patent Rights that issues after Jazz has provided the Initial Patent List to the Applicant within [***] days after such issuance. As soon as practicable following the issuance of any such patent, ImmunoGen and Jazz shall discuss in good faith whether such patent would be infringed by the manufacture and/or sale of the Proposed Biosimilar Product.

9.5.4.      Claims, Suits and Proceedings.

(a)        Immediate Patent Infringement Action. With respect to any patents within the Licensed Patent Rights that are to be the subject of an Immediate Patent Infringement Action, the Parties’ respective rights and obligations with respect to the litigation of such patents (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such Immediate Patent Infringement Action, and obligations to pay legal costs and expenses with respect to such Immediate Patent Infringement Action) shall be as set forth in Sections 9.4.2 through 9.4.7, to the extent permitted by Applicable Laws, except that the Party having the first right to file a claim for Infringement against the Applicant with respect to any such patent subject to an Immediate Patent Infringement Action shall file such claim within [***] days after agreement is reached as to the Infringed Patent List under Section 351(l)(4)(A) of the PHSA or after the exchange of the lists under Section 351(l)(5)(B) of the PHSA, as applicable.

(b)        Premarketing Litigation. Either Party shall, within [***] days of receiving any notice of commercial marketing provided by the Applicant pursuant to Section 351(l)(8)(A) of the PHSA (the “Premarket Notice”), notify the other Party. Thereafter,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Parties’ respective rights and obligations with respect to any litigation pursuant to Section 351(l)(8)(B) of the PHSA (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Sections 9.4.2 through 9.4.7, to the extent permitted by Applicable Laws.

(c)        Cooperation; Standing. If a Party with the right to initiate legal proceedings under this Section 9.5.4 lacks standing to do so (or lacks the right under the BPCIA to do so) and the other Party has standing (or the sole right under the BPCIA) to initiate such legal proceedings, such Party with standing or such sole right shall initiate such legal proceedings at the request and expense of the other Party, and the Party initiating such legal proceedings shall provide such assistance and take such actions as the other Party may reasonably request, at such other Party’s expense, to enable such other Party to exercise its rights under this Section 9.5.4 to the fullest extent permitted by Applicable Laws.

9.5.5.      Changes in Applicable Law. The Parties have agreed to the provisions of this Section 9.5 on the basis of the BPCIA and other applicable laws and regulations in effect as of the Effective Date. If there are any material changes to the BPCIA or other Applicable Laws that would affect these provisions, the Parties will discuss amendments to this Section 9.5 in good faith.

9.6.      Invalidity or Unenforceability Defenses or Actions. In the event that a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 9.4.2, 9.4.3, 9.5.4 or 9.5.5, that any of the Licensed Patent Rights is invalid or unenforceable, then the Parties’ respective rights and obligations with respect to the response to such defense or the defense against such counterclaim, as applicable, (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Sections 9.4.2 through 9.4.7, to the extent permitted by Applicable Laws; provided that for these purposes any such defense or counterclaim shall be deemed to be an Infringement. In all other cases, including any declaratory judgment action or similar action or claim filed by an Applicant asserting that any of the Licensed Patent Rights is invalid or unenforceable (as in a declaratory judgment action brought by the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Applicant following the Premarket Notice), then the Parties’ respective rights and obligations with respect to such action (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Sections 9.4.2 through 9.4.7, to the extent permitted by Applicable Laws; provided that for these purposes any such case shall be deemed to be an Infringement.

9.7.      Defense of Claims. If any action, suit or proceeding is brought or threatened against either Party or an Affiliate or Sublicensee alleging infringement of the Technology or Patent Rights of a Third Party by reason of use by a Party, an Affiliate of a Party or a Sublicensee of the Licensed Intellectual Property in the Development, manufacture, use or Commercialization of the Licensed Product, the Party first receiving notice of such actual or threatened action, suit or proceeding shall notify the other Party promptly, and the Parties shall as soon as practicable thereafter confer in good faith regarding the best response. The Parties acknowledge and agree that in the event any such action, suit or proceeding is Third Party Claim for which either party has indemnification obligations under Article 13 (Indemnification; Liability), in addition to such conferring in good faith as set forth in this Section 9.7, the Parties will otherwise follow the procedures set forth in Article 13 (Indemnification; Liability).

9.8.      Trademarks. All Licensed Product shall be sold under one or more trademarks and trade names selected and owned by Jazz or its Affiliates or Sublicensees in the Territory. As between the Parties, Jazz shall control the preparation, prosecution and maintenance of applications related to all such trademarks and trade names in the Territory, at its sole cost and expense and at its sole discretion. ImmunoGen shall notify Jazz promptly upon learning of any actual, alleged or threatened infringement of a trademark or trade name applicable to the Licensed Product in the Territory, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory. As between the Parties, all of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action to maintain, protect or defend any trademark owned by Jazz or its Sublicensee hereunder, and any damages or other recovery, shall be Jazz’s sole responsibility, and taken in its sole discretion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.9.      Patent Term Extensions. In connection with the Regulatory Approval of the Licensed Product, Jazz shall consult with ImmunoGen before determining which patent, if any, is to be extended, by way, for example, of a patent term restoration and/or a supplementary protection certificate. Jazz shall not have the right to extend any [***] without the prior written consent of ImmunoGen. In jurisdictions where, by Applicable Laws, only one patent per product can be extended, Jazz shall have the sole discretion to determine whether [***] is to be extended and, in all other jurisdictions, either Party may designate Patent Rights to be extended, provided that ImmunoGen’s decision to extend the term of a particular Licensed Patent Right does not prevent Jazz from extending the term of another Patent Right. ImmunoGen shall cooperate with Jazz to the extent reasonably requested by Jazz to effectuate the intent of this Section 9.9.

9.10.    Bankruptcy. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

10.      TERM AND TERMINATION

10.1.    Term. Except with respect to Articles 8 and 14, which shall go into effect as of the Signing Date, the term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country basis upon the expiration of the Royalty Term in such country (the “Term”). Provided this Agreement has not been terminated prior thereto by ImmunoGen under Section 10.2.2 or 10.2.3 or by Jazz under Section 10.2.1, following the expiration of the Royalty Term in a country in accordance with Section 6.5, Jazz and its Affiliates shall have a fully paid-up, irrevocable, freely transferable and sublicensable, non-exclusive license under the relevant unpatented (or no longer patented) Licensed Technology, to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the Licensed Product in such country.

10.2.    Termination. Subject to the other terms of this Agreement:

10.2.1.      Voluntary Termination by Jazz. Jazz shall have the right to terminate this Agreement at any time upon not less than [***] days’ prior written notice to ImmunoGen.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2.2.      Termination for Breach. Either Party may terminate this Agreement, effective upon written notice to the other Party, upon any material breach by the other Party of this Agreement that remains uncured [***] days ([***] days if the breach is a failure by the other Party to make any payment required hereunder) after the non-breaching Party first gives written notice of such breach to the other Party describing such material breach in reasonable detail; provided,  however, that if the nature of the asserted breach (other than a breach for non-payment) is such that more than [***] days are reasonably required to cure, then the cure period shall be extended for a period not to exceed an additional [***] days so long as the Party seeking to cure the asserted breach is [***]. Anything contained in this Agreement to the contrary notwithstanding and subject to the proviso of this sentence, if the allegedly breaching Party (a) disputes either (i) whether a material breach has occurred or (ii) whether the material breach has been timely cured, and (b) provides written notice of such dispute to the other Party within the above time periods, then the matter will be addressed under the dispute resolution provisions of Section 14.13, and the Party asserting the breach may not terminate this Agreement until it has been finally determined under Section 14.13 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such breach within [***] days ([***] days if the breach is a failure by a Party to make any payment required hereunder) after the conclusion of the dispute resolution procedure. Anything contained in this Agreement to the contrary notwithstanding, if the asserted material breach is cured or shown to be non-existent within the applicable cure period, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect. For the avoidance of doubt, Jazz’s failure to pay the upfront payment pursuant to Section 6.1 shall be a material breach of this Agreement.

10.2.3.      Termination for Insolvency. To the extent not prohibited by Applicable Laws, if either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers the appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3.    Termination for Safety Concerns. If Jazz has any significant safety concerns regarding the Development and Commercialization of the Licensed Product and is considering terminating this Agreement pursuant to this Section 10.3, then at least [***] days prior to sending any notice of termination pursuant to this Section 10.3, Jazz shall send ImmunoGen written notice describing such safety concern and informing ImmunoGen that Jazz is considering its options to address such concerns, which may include terminating this Agreement pursuant to this Section 10.3. At ImmunoGen’s request, the Parties will engage in good faith discussions regarding any such potential termination. After the expiration of such [***] day period, Jazz may terminate this Agreement if Jazz determines in good faith, based on a review of clinical data or other information, that ceasing the Development and Commercialization of the Licensed Product is warranted due to significant safety concerns; such termination shall be effective immediately upon Jazz’s written notice to ImmunoGen.

10.4.    HSR Waiting Period. If (i) Jazz has not filed an HSR Filing within [***] Business Days after the Signing Date and has not notified ImmunoGen prior to such date that it does not believe that an HSR Filing is necessary in connection with this Agreement, or (ii) the Effective Date has not occurred within [***] days following the Signing Date, or such date as the Parties may mutually agree, this Agreement may be terminated by either Party upon written notice to the other. If this Agreement is terminated pursuant to this Section 10.4, then, notwithstanding any provision in this Agreement to the contrary, neither Party will have any further obligation to the other Party with respect to the subject matter of this Agreement. ImmunoGen shall provide Jazz with such assistance and cooperation, at ImmunoGen’s expense, as necessary or reasonably requested by Jazz to effectuate an HSR filing.

10.5.    Termination due to Material Adverse Event. This Agreement will terminate in its entirety if a Material Adverse Event has occurred and Jazz provides notice of termination to ImmunoGen, within [***] Business Days after the Schedule Revision Date, that such Material Adverse Event has occurred.

10.6.    Consequences of Voluntary Termination or Termination for Breach or Insolvency. Upon termination of this Agreement by either Party under Section 10.2, the following provisions shall apply:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.6.1.      the license granted by ImmunoGen to Jazz and its Affiliates pursuant to Section 2.1.1 shall immediately terminate;

10.6.2.      Jazz shall immediately cease, and shall cause its Affiliates and Sublicensees immediately to cease, any and all Development, manufacture, use and Commercialization of the Licensed Product in the Territory, provided that Jazz and its Affiliates and Sublicensees may, sell or otherwise dispose of all Licensed Product then on hand, subject to the payment of royalties pursuant to Section 6.4 and the other terms of this Agreement for a period of (a) [***] consecutive months following the effective date of such termination if ImmunoGen does not elect in writing within [***] Business Days of the effective date of such termination to purchase from Jazz [***] inventory of Licensed Product, at a cost equal to (i) for inventory [***], the [***] related to such inventory, (ii) [***] for such inventory purchased for use in [***] (and not described in clause (i)), and (iii) [***] plus [***] for such inventory purchased for use in [***] (and not described in clause (i)), provided that, to the extent ImmunoGen has previously made payments for inventory of the Co-Development Product being purchased, ImmunoGen shall be entitled to credit such previous payments (in the aggregate) against such costs in (i)–(iii) above, or (b) [***] consecutive months following the effective date of such termination if ImmunoGen elects in writing within [***] Business Days of the effective date of such termination to purchase from Jazz [***] inventory of Licensed Product, at a cost equal to (A) for inventory [***], the [***] related to such inventory, (B) [***] plus [***] for such inventory purchased for use in [***] (and not described in clause (A)), and (C) [***] for such inventory purchased for use in [***] (and not described in clause (A)), provided that, to the extent ImmunoGen has previously made payments for inventory of the Co-Development Product being purchased, ImmunoGen shall be entitled to credit such previous payments (in the aggregate) against such costs in (A)–(C) above, or in each case of (a) and (b) such longer period (if any) to which the Parties mutually agree in writing (the “Wind-Down Period”);

10.6.3.      each Party shall promptly return or destroy all Confidential Information and Proprietary Materials of the other Party, provided that each Party may retain, subject to Sections 4.3.5 and 8, (a) one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its obligations hereunder, (b) any Confidential Information of the other Party contained in laboratory notebooks or databases, (c) any computer records or files containing such Confidential Information that have been created solely by its automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with its standard archiving and back-up procedures, but not for any other uses or purposes, and (d) any Confidential Information of the other Party to the extent reasonably required to exercise its rights and perform its obligations under the Collaboration and Option Agreement, this Agreement, or any other Exclusive License Agreement;

10.6.4.      Jazz shall and hereby does, and shall cause all of its Affiliates to, effective as of the effective date of termination, assign to ImmunoGen all of its right, title and interest in and to (a) each trademark owned by Jazz or its Affiliates under which the Licensed Product is sold and that exclusively relates to the Licensed Product, and (b) all Regulatory Filings (including any Regulatory Approvals), except where prohibited by Applicable Law, of Jazz, its Affiliates, Sublicensees or their designees that exclusively relate to the Licensed Product; provided that if any such Regulatory Filing is not immediately transferable in a country, Jazz shall provide ImmunoGen with all benefit of such Regulatory Filing, and such assistance and cooperation, at ImmunoGen’s expense as necessary or reasonably requested by ImmunoGen to effectuate the transfer such Regulatory Filing to ImmunoGen or its designee;

10.6.5.      the Licensed Product shall be deemed to be an ImmunoGen Product, and in connection therewith, the Parties obligations with respect thereto shall be as set forth in Article 11;

10.6.6.      Jazz shall and hereby does, and shall cause its Affiliates to, effective as of the effective date of termination, grant to ImmunoGen an exclusive right of reference, with the right to grant multiple tiers of further rights of reference, in and to all Regulatory Filings (including all Regulatory Approvals but excluding any Regulatory Filings or Regulatory Approvals required for the general operation of Jazz’s facilities), except where prohibited by Applicable Law, of Jazz, its Affiliates, Sublicensees, or their designees solely to Develop, manufacture, use and Commercialize the Licensed Product and for which Jazz does not have an assignment obligation under Section 10.6.4, provided that ImmunoGen agrees to and shall reimburse Jazz for any Third

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party Payments with respect to the right of reference to any such Regulatory Filings owned by a Third Party and Controlled by Jazz or its Affiliates;

10.6.7.      unless expressly prohibited by any Regulatory Authority, at ImmunoGen’s written request, Jazz shall and hereby does, and shall cause its Affiliates to cooperate with ImmunoGen to effect a smooth and orderly transfer to ImmunoGen or its designee control of any or all clinical studies involving the Licensed Product being conducted by or on behalf of Jazz or an Affiliate as of the effective date of termination, in a manner that does not cause any disruption to the conduct of any such clinical trial, provided that (a) if Jazz terminates this Agreement pursuant to Section 10.2.1, Jazz will remain responsible for its share of the Development Costs (i) for ImmunoGen to conduct such ongoing clinical trials in accordance with the Development Plan during the [***] month period immediately following the effective date of termination if ImmunoGen elects to continue such clinical trial or (ii) to responsibly wind-down such clinical trial if ImmunoGen elects not to continue such clinical trial, (b) if ImmunoGen terminates this Agreement pursuant to Section 10.2.2, Jazz will remain responsible for its share of the Development Costs (i) for ImmunoGen to conduct such ongoing clinical trials in accordance with the Development Plan during the [***] month period immediately following the effective date of termination if ImmunoGen elects to continue such clinical trial or (ii) to responsibly wind-down such clinical trial if ImmunoGen elects not to continue such clinical trial and will be responsible for any reasonable costs associated with transferring the clinical study to ImmunoGen, and (c) if Jazz terminates this Agreement pursuant to Section 10.2.2, Jazz will remain responsible for its share of the Development Costs to responsibly wind-down such clinical trial if ImmunoGen elects not to continue such clinical trial;

10.6.8.      at ImmunoGen’s written request, Jazz shall provide complete copies of the following, and at ImmunoGen’s written request, Jazz shall cause its Affiliates to, assign to ImmunoGen or its designee (A) all material documents, materials and data Controlled by Jazz, its Affiliates or Sublicensees that are specific to the Licensed Product and were not previously provided to ImmunoGen or generated by or on behalf of ImmunoGen and (B) all agreements entered into by Jazz or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, in each case ((A) and (B)) that are necessary or reasonably useful for the Development,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

manufacture, use or Commercialization of the Licensed Product, including, in the case of clause (B) (a) any agreement pursuant to which Jazz or its Affiliates receives any license or other rights to Develop, manufacture, use or Commercialize the Licensed Product; (b) supply agreements pursuant to which Jazz or its Affiliates obtains or will obtain quantities of the Licensed Product, (c) clinical trial agreements, (d) contract research organization agreements, and (e) service agreements, unless such agreement (i) expressly prohibits such disclosure or assignment (in which case, Jazz or its Affiliate, as applicable, shall use reasonable efforts to cooperate with ImmunoGen to secure the consent of the applicable Third Party to such disclosure or assignment), or (ii) relates to both the Licensed Product and products other than the Licensed Product (in which case, at ImmunoGen’s request and expense, Jazz or its Affiliate, as applicable shall use reasonable efforts to cooperate with ImmunoGen to secure the written agreement of the applicable Third Party to a partial assignment of the applicable agreement relating to the Licensed Product), provided that Jazz’s obligations under this Section 10.6.8 shall terminate three (3) months after the effective date of termination;

10.6.9.      the obligations set forth in Sections 10.6.1 through 10.6.8 shall also apply to any Sublicensee solely to the extent that such Sublicensee does not receive a direct license from ImmunoGen following termination of this Agreement; and

10.6.10.      the Parties shall negotiate, in good faith, a termination agreement to address all other matters related to termination that are determined by the Parties to be necessary at the time of such termination, provided that execution of such termination agreement shall not be a condition to termination of this Agreement.

Notwithstanding the foregoing, unless ImmunoGen specifies in writing to the contrary, no such termination of this Agreement shall be construed as a termination of any valid sublicense to any Sublicensee hereunder, and thereafter each such Sublicensee shall be considered a direct licensee of ImmunoGen pursuant to the applicable terms and conditions of this Agreement, provided that (a) such Sublicensee is then in full compliance with all terms and conditions of its sublicense, (b) all accrued payment obligations to ImmunoGen hereunder have been paid, (c) ImmunoGen shall not be subject to any obligations with respect to such sublicense that are not included in this Agreement, and (d) such Sublicensee agrees that within [***] Business Days after

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the effective date of such termination to assume all pertinent obligations of Jazz under this Agreement.

10.7.    Consequences of Termination for Safety Reasons. Upon termination by Jazz pursuant to Section 10.3, (a) the provisions of Section 10.6.1, Section 10.6.3, Section 10.6.4, Section 10.6.5, Section 10.6.6, and Section 10.6.8 shall apply, (b) Jazz shall immediately begin responsibly winding-down any ongoing clinical trials (including preparing any report for such ongoing clinical trials required under Applicable Law) and ImmunoGen shall reimburse Jazz for [***] of the costs to wind-down any clinical trials where development costs were shared, (c) Jazz shall immediately cease, and shall cause its Affiliates and Sublicensees immediately to cease, any and all Development, manufacture, use and Commercialization of the Licensed Product in the Territory, (d) at the request of ImmunoGen, ImmunoGen may purchase from Jazz any of Jazz’s remaining inventory of Licensed Product at a cost equal to (i) [***], the [***] related to such inventory, (ii) [***] for such inventory purchased for use in [***] (and not described in clause (i)), and (iii) [***] for such inventory purchased for use in [***] (and not described in clause (i)), provided that, to the extent ImmunoGen has previously made payments for inventory of the Co-Development Product being purchased, ImmunoGen shall be entitled to credit such previous payments (in the aggregate) against such costs in (i)–(iii) above; provided further that, ImmunoGen shall relabel any such Licensed Product to remove any of Jazz’s logos and trademarks from the packaging, and (e) the [***] for ImmunoGen set forth in [***] shall be [***] prior to [***] of the ImmunoGen Product in the United States, (ii) [***] covering [***] of the ImmunoGen Product for the at least [***] years after [***] for such ImmunoGen Product [***] and until the provisions of subsection (iii) apply, and (iii) [***] for [***] of the ImmunoGen Product [***] after [***] of the ImmunoGen Product [***] only if ImmunoGen has [***] related to the applicable ImmunoGen Product during such [***]-year period. The defined term Regulatory Approval as used in this Section 10.7 shall apply mutatis mutandis with respect to ImmunoGen Products.

10.8.    Alternative to Termination. If this Agreement could be terminated by Jazz under Section 10.2.2, then Jazz may elect, in its sole discretion, not to terminate this Agreement and may instead provide notice to ImmunoGen of its election to continue this Agreement pursuant to the following terms:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.8.1.      The exclusive license granted by ImmunoGen to Jazz pursuant to Section 2.1.1 shall survive on a country-by-country basis until the expiration of the Royalty Term for the Licensed Product in each such country, subject to Jazz’s payment of [***] each milestone payment under Section 6.3 and [***] royalty payments otherwise due under Section 6.4 (subject to applicable reductions in Sections 6.4.2, 6.4.3, and 6.4.4) under and in accordance with this Agreement with respect thereto from and after the date of such election;

10.8.2.      if the material breach by ImmunoGen related to the payment by ImmunoGen of its share of Development Costs as required pursuant to Section 6.2, the provisions of Section 6.2 shall terminate and from and after the date of such election, Jazz shall bear all Development Costs incurred with respect to activities conducted hereunder; and

10.8.3.      all other terms of this Agreement will remain in full force and effect.

10.9.    Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 10 are in addition to any other relief and remedies available to either Party at law or in equity.

10.10.  Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Article 1 (to the extent used in any surviving provisions), Sections 4.3.3, 4.3.4, 4.3.5, 4.4, 4.5, 6.6, 6.7, 6.8, 8.1, 8.2, 8.4, 9.1, 9.10, 10.1, 10.4, 10.6, 10.7, 10.9, 10.10, Article 11 (for the duration of the applicable ImmunoGen Royalty Term or as otherwise specified therein), Section 12.3 and Articles 13 and 14 as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations) shall survive the expiration or termination of the Term of this Agreement, as well as any other provisions that, by their intent or meaning under the circumstances, are intended to survive. Without limiting the generality of the foregoing, Jazz shall remain liable for all payment obligations accruing hereunder prior to the effective date of termination.

11.       IMMUNOGEN PRODUCT

11.1.    Development Responsibility and Authority. Upon becoming the ImmunoGen Product (the “ImmunoGen Product Effective Date”), ImmunoGen shall have sole authority and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

responsibility for the Development, manufacture, use and Commercialization of the ImmunoGen Product, including,: (i) the conduct of all research and pre-clinical Development activities (including all pre-clinical and IND-enabling studies (including, toxicology testing), any pharmaceutical development work on formulations and process development relating to the ImmunoGen Product); (ii) all activities related to human clinical trials; (iii) all activities relating to the manufacture and supply of the ImmunoGen Product (including all required process development and scale up work with respect thereto); and (iv) all Commercialization activities relating to the ImmunoGen Product (including marketing, promotion, sales, distribution, import and export activities and any post-marketing trials and safety surveillance). Without limiting the generality of the foregoing, as between the Parties, ImmunoGen shall have full control and authority and sole responsibility for (A) making all Regulatory Filings for the ImmunoGen Product and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals regarding such matters and (B) the reporting of all adverse events to Regulatory Authorities if and to the extent required by Applicable Laws.

11.2.    Grant of Rights. Jazz shall, and does hereby, and shall cause its Affiliates to, as of the ImmunoGen Product Effective Date, grant to ImmunoGen and its Affiliates a worldwide, perpetual, irrevocable, royalty-bearing, sublicensable, exclusive right and license, under the Licensed Jazz Intellectual Property, to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize the ImmunoGen Product in the Territory. Except as specifically set forth herein, neither Party grants to the other Party or its Affiliates any rights or licenses to any intellectual or other proprietary property owned or controlled by that Party.

11.3.    Financial Terms.

11.3.1.     Payment of Royalties; ImmunoGen Royalty Term. Commencing on the date of First Commercial Sale of each ImmunoGen Product in any country or jurisdiction, ImmunoGen shall pay to Jazz the following royalties, as calculated on a product-by-product basis by multiplying the applicable royalty rates below by the corresponding amount of incremental ImmunoGen Net Sales of the ImmunoGen Product sold by ImmunoGen, its Affiliates and its ImmunoGen Licensees during the applicable royalty terms (each, an “ImmunoGen Royalty Term”):

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)        If ImmunoGen terminates this Agreement pursuant to Section 10.2.3 (Termination for Insolvency) or pursuant to Section 10.2.2 (Termination for Breach), then with respect to the resulting ImmunoGen Product(s) ImmunoGen shall pay to Jazz a royalty equal to [***] of ImmunoGen Net Sales on a country-by-country basis for a term of [***] from the date of First Commercial Sale of such ImmunoGen Product in such country;

(b)        If Jazz terminates this Agreement pursuant to Section 10.2.1 (Voluntary Termination) or pursuant to Section 10.3 (Safety Concerns), then ImmunoGen shall pay to Jazz a royalty equal to [***] of ImmunoGen Net Sales on a country-by-country basis, for a term of [***] from the date of First Commercial Sale of such ImmunoGen Product in such country;

(c)        If Jazz terminates this Agreement pursuant to Section 10.2.3 (Termination for Insolvency) or pursuant to Section 10.2.2 (Termination for Breach), then with ImmunoGen shall pay to Jazz a royalty equal to [***] of ImmunoGen Net Sales on a country-by-country basis for a term of [***] years from the date of First Commercial Sale of such ImmunoGen Product in such country.

11.3.2.     Third Party Royalty Offset. Subject to Section 11.3.4, if, with respect to a Calendar Quarter, ImmunoGen or any of its Affiliates or ImmunoGen Licensees [***] to one or more Third Parties [***] any rights to any intellectual property that are [***] the ImmunoGen Product in any country (collectively, “ImmunoGen Third Party Payments”), then ImmunoGen shall have the right to reduce the royalties otherwise due to Jazz pursuant to Section 11.3.1 with respect to Net Sales in such country of the ImmunoGen Product in such Calendar Quarter by an amount equal to [***] of the amount of such ImmunoGen Third Party Payments; provided,  however, if ImmunoGen or any of its Affiliates or ImmunoGen Licensees obtains rights to any intellectual property subject to this Section 11.3.2 that is [***], then (i) with respect to any ImmunoGen Third Party Payment made pursuant to such license agreement that became due because of an event pertaining [***] to [***], ImmunoGen may reduce the royalties pursuant to this Section 11.3.2 by [***] of such ImmunoGen Third Party Payment, (ii) with respect to any ImmunoGen Third Party Payment made pursuant to such license agreement that became due because of an event [***] specifically to [***], ImmunoGen shall [***], and (iii) with respect to any other ImmunoGen Third Party Payment made pursuant to such license agreement, then the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

amount by which ImmunoGen may reduce the royalties pursuant to this Section 11.3.2 on account of such ImmunoGen Third Party Payment shall be [***] (e.g., if the intellectual property [***], then ImmunoGen may deduct [***] of such ImmunoGen Third Party Payment). For the avoidance of doubt, with respect to the ImmunoGen Product, this Section 11.3.2 shall not apply to any ImmunoGen Third Party Payments payable by ImmunoGen or any of its Affiliates or ImmunoGen Licensees under any license or other agreement, written or oral, between ImmunoGen or any of its Affiliates or ImmunoGen Licensees, on the one hand, and any Third Party, on the other hand, in existence as of the date such ImmunoGen Product became an ImmunoGen Product.

11.3.3.     Generic Competition. If ImmunoGen Generic Competition exists with respect to the ImmunoGen Product in a country in the Territory in a Calendar Quarter during the applicable ImmunoGen Royalty Term, then the royalties payable with respect to Net Sales of the ImmunoGen Product sold by ImmunoGen, its Affiliates, and its ImmunoGen Licensees in such country for such Calendar Quarter shall be reduced by [***] of the royalties otherwise owed to Jazz pursuant to Section 11.3.1, as applicable.

11.3.4.     Minimum Royalty Rate. Anything contained in this Article 11 to the contrary notwithstanding, none of the reductions to royalties provided in Section 11.3.2 or 11.3.3, shall, individually or in the aggregate, reduce the royalties payable with respect to ImmunoGen Net Sales of the ImmunoGen Product sold by ImmunoGen, its Affiliates and ImmunoGen Licensees in any country during the applicable royalty term by more than [***] of the royalties otherwise owed to Jazz pursuant to Section 11.3.1 without giving effect to any royalty reduction provided in Sections 11.3.2 and 11.3.3.

11.3.5.     Payment of Royalties. ImmunoGen shall make any royalty payments owed to Jazz in U.S. Dollars, quarterly within [***] days following the end of each Calendar Quarter for which such royalties are deemed to occur (as provided in the next sentence), using the wire transfer provisions of Section 6.6.4. Determination of when a sale of any ImmunoGen Product occurs for purposes of this Agreement shall be made when the revenue from such sale is recognized by ImmunoGen in accordance with ImmunoGen Accounting Standards or, in the case of ImmunoGen Licensees, in accordance with such ImmunoGen Licensees’ respective revenue recognition accounting standards, consistently applied. Each royalty payment shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accompanied by a report for each country in which sales of the ImmunoGen Product occurred in the Calendar Quarter covered by such statement, specifying each of: (i) the gross sales (if available) and the ImmunoGen Net Sales in each country’s currency of the ImmunoGen Product during the reporting period by ImmunoGen and its Affiliates and ImmunoGen Licensees (specifying in reasonable detail each of the deductions to gross sales used to calculate ImmunoGen Net Sales); (ii) the applicable exchange rate to convert each country’s currency to U.S. Dollars under Section 11.3.6; (iii) the applicable royalty rate(s) under Section 11.3.1 (specifying in reasonable detail each adjustment, if any, to the royalty rate(s) as provided in Sections 11.3.2 and 11.3.3 ); and (iv) the royalties payable, in U.S. Dollars, which shall have accrued hereunder with respect to such ImmunoGen Net Sales. ImmunoGen shall provide Jazz with a non-binding estimate of its royalty payments owed to Jazz for each Calendar Quarter at least [***] days before the end of such Calendar Quarter.

11.3.6.     Accounting. All payments hereunder shall be made in U.S. Dollars. Royalties shall be calculated based on Net Sales in U.S. Dollars, with the conversion of Net Sales in each country to U.S. Dollars according the ImmunoGen Standard Exchange Rate Methodology.

11.3.7.     No Set-Off; Tax Withholding. All payments made by ImmunoGen to Jazz hereunder shall be made without set-off or counterclaim and free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes, if any. ImmunoGen shall make any applicable withholding payments due on behalf of Jazz and shall provide Jazz with reasonable proof of payment of such withholding taxes, together with an accounting of the calculations of such taxes, within [***] days after such payment is remitted to the proper authority. Any withheld tax remitted by ImmunoGen to the proper authority shall be treated as having been paid by ImmunoGen to Jazz for all purposes of this Agreement. The Parties shall cooperate reasonably in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required withholding tax payment, or in connection with any claim to a refund of or credit for any such payment.

11.3.8.     Wire Transfers. All payments by either Party hereunder shall be made in U.S. Dollars by bank wire transfer in immediately available funds to the account designated the receiving Party by written notice to paying Party from time to time.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3.9.     Overdue Payments. Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein shall bear interest from the due date until paid in full, at a rate per annum equal to the lesser of (a) [***], or (b) the maximum interest rate permitted by Applicable Law in regard to such payments, calculated in each case from the date such payment was due through to the date on which payment is actually made; provided,  however, that with respect to any disputed payments, no interest payment is due until such dispute is resolved and the interest payable thereon will be based on the finally resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made. Such interest and the payment and acceptance thereof shall not negate or waive the right of a Party to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

11.3.10.   Records Retention; Audit.

(a)        ImmunoGen and its Affiliates and ImmunoGen Licensees shall keep for at least [***] years from the end of the Calendar Year to which they pertain complete and accurate records of the ImmunoGen Net Sales of the ImmunoGen Product incurred by ImmunoGen or its Affiliates or ImmunoGen Licensee in sufficient detail to allow the accuracy of the royalties paid to Jazz to be confirmed.

(b)        Section 6.8.2 (Audit) shall apply mutatis mutandis with respect to the relevant records required to be maintained pursuant to Section 11.3.10(a).

12.       REPRESENTATIONS AND WARRANTIES

12.1.    ImmunoGen Representations. ImmunoGen represents and warrants to Jazz that, as of the Schedule Revision Date:

12.1.1.      it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.1.2.      the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate ImmunoGen corporate action;

12.1.3.      this Agreement is a legal and valid obligation binding upon ImmunoGen and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with or result in any default under any agreement, instrument or understanding to which ImmunoGen is a party or by which it is bound;

12.1.4.      ImmunoGen has received no written notice from a Third Party claiming that the use of the Licensed Intellectual Property pursuant to the license granted hereunder to Jazz will infringe the issued patents of any such Third Party [***];

12.1.5.      there is no pending or, to ImmunoGen’s Knowledge, threatened, litigation that alleges that the use of the Licensed Intellectual Property pursuant to the license granted hereunder to Jazz would infringe or misappropriate any intellectual property rights of any Third Party;

12.1.6.      to its Knowledge, there is no actual, pending, alleged or threatened infringement, misappropriation or other unauthorized use by a Third Party of any of the Licensed Patent Rights or the Licensed Technology;

12.1.7.      the issued Licensed Patent Rights have not been invalidated and are subsisting, and, to its Knowledge, [***] there are no pending or threatened interference, re-examination, opposition or cancellation proceedings involving any issued Licensed Patent Rights[***];

12.1.8.      it owns all right, title and interest in each of the Patent Rights [***];

12.1.9.      it has provided to Jazz’s outside counsel for their review only a true and correct copy of [***] such agreements are all in full force and effect, it has not received any notice of any [***], and to its Knowledge, there [***];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.1.10.      it and its Affiliates have generated, prepared, maintained, and retained all Regulatory Filings relating to the Licensed Product in accordance with Applicable Law in all material respects, and all information contained in such Regulatory Filings is true, complete and correct;

12.1.11.      it and its Affiliates have conducted, and their respective contractors and consultants have conducted, all Development of the Licensed Product prior to the Effective Date, including any and all pre-clinical and clinical studies related to the Licensed Product, in accordance with Applicable Law;

12.1.12.      neither it nor any of its Affiliates is or has been, and neither it nor any of its Affiliates or contractors has used in any capacity in connection with the Development of the Licensed Product, any Person who is or has been: (i) debarred by the FDA under 21 U.S.C. § 335a, or to its Knowledge, threatened with debarment by a pending proceeding, action, or investigation; (ii) excluded from participation in any federal health care program, including Medicare and Medicaid, the U.S. Department of Defense Military Health System, and the U.S. Department of Veterans Affairs, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented by 42 C.F.R. Part 1001 et seq., or the subject of an exclusion proceeding; or (iii) otherwise disqualified under 21 C.F.R. Part 58, subpart K or 21 C.F.R. § 312.7 or any other similar federal or state law, or to its Knowledge, threatened with such disqualification by pending proceeding, action, or investigation;

12.1.13.      [ImmunoGen has the right to use, disclose and reference for the purposes contemplated in this Agreement, and to grant to Jazz to the extent provided in this Agreement a [***] for the purposes contemplated in this Agreement (a) [***] to ImmunoGen pursuant to the [***] that is related to the Antibody contained in [***] or any ADC containing such Antibody, (b) [***] in connection with research and development of the Antibody contained in [***] or any ADC containing such Antibody and (c) all [***] that is related to [***];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.1.14.      [***] any patentable invention, Patent Rights or other intellectual property rights [***] in the course of or as a result of [***];9

12.1.15.      no Technology or Patent Rights [***];

12.1.16.      to its Knowledge [***], there are no Technology or Patent Rights [***]; and

12.1.17.      [(a) it has a [***], (b) it has [***], and (c) following [***] and may [***], in each case [***]

12.2.    Jazz Representations. Jazz represents and warrants to ImmunoGen that, as of the Signing Date and Effective Date:

12.2.1.      it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

12.2.2.      the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Jazz corporate action; and

12.2.3.      this Agreement is a legal and valid obligation binding upon Jazz and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with or result in any default under any agreement, instrument or understanding to which Jazz is a party or by which it is bound.

12.3.    Warranty Disclaimers.

12.3.1.      Except as expressly set forth in Section 12.1, nothing in this Agreement is or shall be construed as a warranty or representation by ImmunoGen (a) as to the validity or scope of any patent application or patent within the Licensed Patent Rights or (b) that anything

9 [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties.

12.3.2.      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

12.4.    Anti-Corruption Laws. Without limiting the foregoing, each Party shall comply with the United States Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 or any other applicable equivalent laws (collectively “Anti-Corruption Laws”), and shall not cause the other Party or its Affiliates, directors, officers, shareholders, employees or agents to be in violation of any Anti-Corruption Laws. Without limiting the foregoing, neither Party shall, directly or indirectly, pay any money to, or offer or give anything of value to, any “foreign official” as that term is used in the FCPA or any “foreign public official” as that term is used in the FCPA, in order to obtain or retain business or to secure any commercial or financial advantage for the other Party or for itself or any of their respective Affiliates or Sublicensees.

13.       INDEMNIFICATION; LIABILITY

13.1.    Indemnification.

13.1.1.      Jazz Indemnity. Jazz shall indemnify, defend and hold harmless ImmunoGen, its Affiliates, their respective directors, officers, employees, consultants and agents, and their respective successors, heirs and assigns (the “ImmunoGen Indemnitees”), from and against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the ImmunoGen Indemnitees, or any of them, as a direct result of any Third Party claims, suits, actions, demands or judgments, including personal injury and product liability matters (collectively, “Third Party Claims”), arising out of (a) a breach of this Agreement by Jazz, (b) the Development or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of the Licensed Product by Jazz or any of its Affiliates, Sublicensees, subcontractors, distributors or agents, or (c) the negligence, recklessness or willful misconduct of Jazz or any of its Affiliates, Sublicensees, subcontractors, distributors or agents; except in each case to the extent any such Third Party Claim or Losses result from (i) a breach of this Agreement by ImmunoGen, (ii) the negligence, recklessness or willful misconduct of ImmunoGen or any of its Affiliates, licensees, or subcontractors, (iii) the conduct of any Development or Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of the ImmunoGen Product by or on behalf of ImmunoGen or any of its Affiliates, licensees, subcontractors, distributors or agents or (iv) [***];provided that with respect to any such Third Party Claim for which ImmunoGen also has an obligation to any Jazz Indemnitee pursuant to Section 13.1.2, Jazz shall indemnify each ImmunoGen Indemnitee for its Losses to the extent of Jazz’s responsibility, relative to ImmunoGen (or to Persons for whom ImmunoGen is legally responsible), for the facts underlying the Third Party Claim.

13.1.2.      ImmunoGen Indemnity. ImmunoGen shall indemnify, defend and hold harmless Jazz, its Affiliates, their respective directors, officers, employees, consultants and agents, and their respective successors, heirs and assigns (the “Jazz Indemnitees”), from and against all Losses incurred by or imposed upon the Jazz Indemnitees, or any of them, as a direct result of any Third Party Claims arising out of (a) a breach of this Agreement by ImmunoGen, (b) the Development or Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of the ImmunoGen Product by or on behalf of ImmunoGen or any of its Affiliates, sublicensees, subcontractors, distributors or agents, (c) [[***]or (d) the negligence, recklessness or willful misconduct of ImmunoGen or any of its Affiliates, Sublicensees, or subcontractors, except in each case to the extent any such Third Party Claim or Losses result from a breach of this Agreement by Jazz, or the negligence, recklessness or willful misconduct of Jazz or any of its Affiliates, Sublicensees subcontractors, distributors or agents, or the Development or Commercialization (including the production, manufacture, promotion, import, sale or use by any Person) of the Licensed Product by Jazz or any of its Affiliates, Sublicensees, subcontractors, distributors or agents; provided that with respect to any such Third Party Claim for which Jazz also has an obligation to any ImmunoGen Indemnitee pursuant to Section 13.1.1, ImmunoGen

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall indemnify each Jazz Indemnitee for its Losses to the extent of ImmunoGen’s responsibility, relative to Jazz (or to Persons for whom Jazz is legally responsible), for the facts underlying the Third Party Claim.

13.2.    Procedure. A Person seeking indemnification under Section 13.1 (the “Indemnified Party”) in respect of a Third Party Claim shall give prompt notice of such Third Party Claim to the Party from which recovery is sought (the “Indemnifying Party”) and shall permit the Indemnifying Party to assume direction and control of the defense of the Third Party Claim, provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the defense or settlement of such Third Party Claim as the defense or settlement relates to the Indemnified Party. The Indemnified Party, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of such Third Party Claim. The foregoing notwithstanding, the Indemnified Party shall have the right to participate in, but not control, the defense of any Third Party Claim, and request separate counsel, with such attorneys’ fees and expenses or litigation to be paid by the Indemnified Party, unless (a) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other Person represented by such counsel in such proceedings, or (b) the Indemnifying Party has failed to assume the defense of the applicable Third Party Claim, and in connection with either clause (a) or (b) above, such reasonable attorneys’ fees and expenses of litigation shall be paid by the Indemnifying Party. Neither the Indemnifying Party nor the Indemnified Party shall settle or otherwise resolve such Third Party Claim without the other’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the Indemnifying Party may, without the Indemnified Party’s prior written consent, agree or consent to any settlement or other resolution of such Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim.

13.3.    Insurance. During the Term and for a period of at least [***] years thereafter (or for ImmunoGen, in the event ImmunoGen is developing or commercializing ImmunoGen

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Products, for a period of at least [***] years after ImmunoGen ceases all development and commercialization of such ImmunoGen Products), each Party shall maintain on an ongoing basis without interruption comprehensive general liability insurance in amounts customary for companies of comparable size and stage of development or commercialization (taking into account a comparable safety risk profile for the product under development) to such Party (but in any event at least [***]) at all times during which [***] and of at least [***] at all times during which [***])10 and any other insurance required by Applicable Laws. All of such insurance coverage may be maintained through a self-insurance plan that substantially complies with the foregoing limits and requirements. Each Party shall use commercially reasonable efforts to provide the other Party at least [***] days’ prior written notice of any cancellation to or material change in its insurance coverage below the amounts and types described above. Each such insurance policy shall contain a waiver of subrogation by the insurer, or self-insurer as applicable, against Jazz or ImmunoGen, as the case may be.

13.4.    Limited Liability. [***], NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF PROFITS, LOSS OF BUSINESS OR LOSS OF GOODWILL TO THE EXTENT THAT SUCH DAMAGES ARE NOT DIRECT DAMAGES), EVEN IF EITHER PARTY IS INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. For purposes of clarity, a Party’s monetary liability under a Third Party Claim for such Third Party’s special, incidental, indirect or consequential damages, or for any exemplary or punitive damages payable to such Third Party in connection with such Third Party Claim, shall be deemed to be the direct damages of such Party for purposes of this Section 13.

10 [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.       MISCELLANEOUS

14.1.      Notices. All notices and communications shall be in writing and delivered personally or by courier or mailed via certified mail, return receipt requested, postage prepaid, addressed as follows:

If to ImmunoGen:	ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
United States of America
Attn: Vice President, Business Development

with a copy to:	ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
United States of America
Attn: Legal Department

If to Jazz:	Jazz Pharmaceuticals Ireland Limited
Waterloo Exchange
Waterloo Road
Dublin 4
Ireland
Attn: Secretary

with a copy to:	Jazz Pharmaceuticals
3180 Porter Drive
Palo Alto, California 94304
United States of America
Attn: General Counsel

with a copy to:	Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304-1130
United States of America
Attn: Marya A. Postner, Ph.D.

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) one (1) Business Day after deposit with a nationally recognized overnight express courier with charges prepaid, or (b)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] Business Days after mailed by certified mail, return receipt requested, postage prepaid, in each case addressed to the receiving Party at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 14.1.

14.2.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

14.3.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings, negotiations or correspondence between the Parties, written or oral, concerning the subject matter hereof.

14.4.    Amendment and Waiver. This Agreement may be amended, modified or changed only by a written instrument executed by the Party to be bound. No term of this Agreement will be deemed to have been waived and no breach excused, unless such waiver or consent shall be in writing and signed by the Party claiming to have waived or consented. Any consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall not constitute consent to, or waiver of, or excuse for, any other different or subsequent breach.

14.5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as set forth in Section 13.4, no Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

14.6.    Purpose and Scope. Nothing in this Agreement shall be construed to establish any agency, employment, partnership, joint venture, franchise or similar or special relationship between the Parties. Neither Party shall have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever. Except as expressly set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.7.    Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

14.8.    Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent shall not be required in connection with any assignment to an Affiliate of the assigning Party, or to a Third Party in connection with a sale or transfer of the business to which this Agreement relates, or to any successor Person resulting from any merger or consolidation of such Party with or into such Person, provided that the assignee shall have agreed in writing to assume all of the assignor’s obligations hereunder, and provided,  further, that the other Party shall be notified promptly after such assignment has been effected. Any such assignment shall not relieve the assigning Party of any liabilities or obligations owed to the other Party hereunder, including in the case of Jazz, the payment of any amounts described in Article 6, and in the case of ImmunoGen, the payment of any amounts described in Article 11. Any purported assignment of this Agreement in violation of this Section 14.8 shall be null and void.

14.9.    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.10.   Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party, provided that financial inability in and of itself shall not be considered to be a force majeure event. In event of such force majeure, the Party affected thereby shall use commercially reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.11.   Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless the context otherwise requires, wherever used in this Agreement: (i) the singular shall include the plural, the plural the singular; (ii) the use of any gender shall be applicable to all genders; (iii) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation” (irrespective of whether such words are used in the applicable instance); (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and (v) all references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature.

14.12.   Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction, or declared under any law, rule or regulation of any government having jurisdiction over the Parties hereto, to be illegal, invalid or unenforceable, then such provision will, to the extent permitted by the court or government, not be voided, but will instead be construed to give effect to the intentions of the Parties to the maximum extent permissible under Applicable Laws, and the remainder of this Agreement will remain in full force and effect in accordance with its terms.

14.13.   Dispute Resolution.

14.13.1.      Senior Officers. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability, interpretation, application, or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any dispute under Section 14.13.3 (hereinafter, a “Dispute”). In the event of the occurrence of any such Dispute, upon the written request of either Party, the Parties shall refer such Dispute to their respective senior officers designated below

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(“Senior Officers”), for attempted resolution by good faith negotiations commencing within [***] days after such written notice is received. The Senior Officers of the Parties are as follows:

For Jazz: A senior officer designated by Jazz at the time of the Dispute who has settlement authority over the Dispute; and
For ImmunoGen: Chief Executive Officer.

If the Senior Officers are not able to resolve such Dispute within [***] days following delivery of the notice referring the Dispute to the Parties’ respective Senior Officers, then either Party may then invoke the provisions of Section 14.13.2.

14.13.2.   Arbitration.

(a)        CPR Rules. Except for Disputes subject to Section 14.13.3, any Dispute that is not resolved pursuant to Section 14.13.1 shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration by three arbitrators (the “Tribunal”), of whom each Party shall designate one, with the third arbitrator to be designated by the two Party-designated arbitrators (each such arbitration, an “Arbitration”). The Tribunal shall enforce and not modify the terms of this Agreement. The place of Arbitration shall be the Borough of Manhattan, City of New York, New York.

(b)        Award. Any award shall be promptly paid in U.S. Dollars free of any tax, deduction or offset, and any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement. Each Party shall abide by the award rendered in any Arbitration conducted pursuant to this Section 14.13.2, and agrees, that subject to the Federal Arbitration Act, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. The award will include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the Tribunal.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Costs. Except as set forth in Section 14.13.2(b), each Party shall bear its own legal fees, costs and expenses. The Tribunal shall assess its costs, fees and expenses against the Party losing the Arbitration unless concludes that neither Party is the clear loser, in which case the Tribunal shall divide its fees, costs and expenses according to its sole discretion.

(d)        Confidentiality. Except to the limited extent necessary to comply with Applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement or vacatur or the Tribunal’s award, the Parties agree that the existence, terms and content of any Arbitration, all information and documents disclosed in any Arbitration or evidencing any Arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any Arbitration shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum.

14.13.3.   Patent Disputes.

(a)        Inventorship. Any dispute, controversy or claim between the Parties involving the inventorship of any inventions conceived or first actually reduced to practice in conducting activities pursuant to this Agreement, including disputes as to whether an invention was conceived or first actually reduced to practice in conducting activities pursuant to this Agreement, that is not resolved by mutual agreement of the Parties’ respective chief patent counsels (or persons with similar responsibilities) within [***] days after the dispute is raised by one or both of the Parties shall be submitted to an Independent Patent Counsel for resolution. Such Independent Patent Counsel’s determination of inventorship, absent manifest error, shall be final and binding on the Parties; provided,  however, that any such determination with respect to any inventions described or claimed in a patent application shall not preclude either Party from disputing inventorship with respect to any different or additional inventions described or claimed in any patent issuing from such patent application, which disputes shall be resolved in accordance with this Section 14.13.3(a). The Parties shall equally (50/50) share the Independent Patent Counsel fees and expenses related to his or her determination of inventorship.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        Other Patent Disputes. Any dispute, controversy or claim between the Parties that involves the validity, scope, infringement, enforceability or ownership of the Parties’ respective Patent Rights (i) that are pending or issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction [***], and (ii) that are pending or issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to the jurisdiction and venue of such courts and bodies.

14.14.   Interim Equitable Relief. Anything contained in this Agreement to the contrary notwithstanding, if a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedures set forth in Section 14.13, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction, without posting a bond, pending the resolution of the Dispute in accordance with Section 14.13. Any such remedies will be in addition to all other remedies available by law or at equity to the injured Party.

14.15.   Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other such acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.16.   Antitrust Filings.

14.16.1.      Unless Jazz notifies ImmunoGen in writing prior to the [***] Business Day after the Signing Date that it believes that no HSR filing is necessary, each of Jazz and ImmunoGen shall, within [***] Business Days after Signing Date, file with the United States Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”) and any foreign governmental authority, any HSR Filing required of it under the HSR Act with respect to the subject matter of this Agreement, which forms shall specifically request early termination of the initial HSR Act waiting period. The Parties shall cooperate with one another to the extent reasonably necessary in the preparation of any such HSR Filing. Each Party is responsible for its own costs and expenses. The Parties each agree to pay one-half of the filing fees applicable to the HSR Filings.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.16.2.      Each of Jazz and ImmunoGen hereby covenants and agrees to use its commercially reasonable efforts to secure, and not to take any action that will have the effect of delaying, impairing or impeding, the early termination or expiration of any waiting periods under the HSR Act for the transactions contemplated hereby. The Parties shall each cooperate reasonably with one another in connection with resolving any inquiry or investigation by the DOJ, FTC or governmental authorities outside the United States relating to their respective HSR Filings or the transactions contemplated hereby. Without limiting the foregoing, each Party shall (a) promptly inform the other Party of any written or oral communication received from DOJ, FTC or governmental authority outside the United States relating to its HSR Filing or the transactions contemplated hereby (and if in writing, furnish the other Party with a copy of such communication); (b) respond as promptly as practicable to any request from DOJ, FTC or governmental authority outside the United States for information, documents or other materials in connection with a review of the transactions contemplated hereby; (c) provide to the other Party, and permit the other Party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to DOJ, FTC governmental authority outside the United States with respect to the transactions contemplated hereby; and (d) not participate in any substantive meeting or discussion with DOJ, FTC or governmental authority outside the United States in respect of investigation or inquiry concerning the transactions contemplated hereby unless it consults with the other Party in advance and, except as prohibited by applicable Law, gives the other Party the opportunity to attend and participate thereat. The Parties shall consult and cooperate with each other, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any antitrust law, except as may be prohibited or restricted by Applicable Law.

14.16.3.      Nothing in this Section 14.16 requires either Party to consent to the divestiture or other disposition of any of its or its Affiliates’ assets or to consent to any other structural or conduct remedy, and each Party and its Affiliates has no obligation to contest, administratively or in court, any ruling, order or other action of the FTC, DOJ, any governmental authority outside the United States or any Third Party respecting the transactions contemplated by this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.17.   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “PDF” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “PDF” signature page were an original thereof.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

IMMUNOGEN, INC.	JAZZ PHARMACEUTICALS IRELAND LIMITED

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

CO-DEVELOPMENT ADDITIONAL TERMS AND CONDITIONS

Except as expressly modified herein, all terms, conditions, covenants, representations and warranties contained in the Agreement shall remain in full force and effect. If any of the terms, conditions, covenants, representations and warranties set forth in this Exhibit A conflict with, or are inconsistent with the terms of the Agreement unmodified by this Exhibit A, as applied to the Co-Development Product, the Co-Development Plan, or the Co-Development Territory, the terms of this Exhibit A in such cases shall take precedence.

Upon ImmunoGen’s exercise of the ImmunoGen Opt-In Right and until such time as ImmunoGen exercises the ImmunoGen Opt-Out Right (as defined below), the following amendments to the Agreement shall be effective:

1.         Additional Definitions. Whenever used in this Exhibit A with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified. Other capitalized terms shall have the meanings ascribed to them in the Agreement.

1.1.      “Co-Development Plan” means the written plan describing the Development activities to be carried out by the Parties during each Calendar Year for the Co-Development Product developed in accordance with the terms of this Agreement, as such written plan may be amended, modified or updated in accordance with the terms of this Agreement. Such Co-Development Plan, and any modification, amendment or update thereto, shall set forth, inter alia, the specific objectives, projected achievement milestones, resource allocation requirements, applicable budgets, and a proposed timeline for such activities. The budget set forth in the Co-Development Plan is referred to herein as the “Co-Development Plan Budget”.

1.2.      “Co-Development Territory” means the United States (including its territories and possessions).11

11 [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3.      “Detail” means a face-to-face meeting, in an individual or group practice setting, between [***] healthcare professionals and [***] ImmunoGen or Jazz sales representative during which product information is communicated [***] discussed during the meeting with the healthcare professional. For purposes of determining a number of Details performed by a Party under this Agreement, [***] shall be deemed to be [***]. For the avoidance of doubt, a communication regarding a product that is [***].

1.4.      In the definition of “Net Sales” in the Agreement, references to the Licensed Product will refer to the Co-Development Product for purposes of Exhibit A-1, references to the Territory will refer to the Co-Development Territory.

1.5.      The definition of “Jazz Intellectual Property” in the Agreement will refer to any Patent Rights or Technology Controlled by Jazz as of the Effective Date or that becomes Controlled by Jazz during the Term (including Jazz Product Technology and Jazz’s interest in any Joint Product Technology) that is necessary or useful for ImmunoGen to Commercialize the Licensed Product in the Co-Development Territory in accordance with the Product Plan.

1.6.      “Product Plan” means the Product Plan with respect to the Commercialization of the Co-Development Product in the Co-Development Territory for the relevant Calendar Years, including an overall strategic plan for Commercialization, a tactical plan to accomplish such strategy, a plan regarding promotional educational/materials, subject to applicable compliance regulations, a plan for medical affairs activities supporting such Co-Development Product, sales force training, market research strategy, an advertising/public relations plan, managed care/contracting strategy, sales force alignment, a sales force deployment plan, pricing strategy and determination of pricing, and annual forecasts including demand units and supply units (which forecasts the Parties acknowledge and agree are non-binding and are not intended to provide any assurance of future commercial success), and a budget for the foregoing activities, in each case for the Co-Development Product in the Co-Development Territory, as developed, approved and amended in accordance with this Agreement. A budget for the foregoing activities related to the Co-Development Product in the Co-Development Territory (the “Product Budget”) will be set forth in the Product Plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.7.      “Product Out-of-Pocket Costs” means amounts paid to Third Party vendors or contractors for services or materials provided by them directly in the performance of activities under the Product Plan to the extent such services or materials apply solely and directly to, or reasonably allocated to, the Co-Development Product. For clarity, Product Out-of-Pocket Costs do not include payments for a Party’s internal expenses or the out-of-pocket portion, if any, of the following expenses of a Party (as opposed to its Third Party vendor or contractor): salaries or benefits; facilities; utilities; general office or facility supplies; insurance (other than clinical trial insurance and product liability insurance); information technology, capital expenditures or the like.

2.         License. Subject to the terms and conditions of this Agreement, Jazz shall, and does hereby, grant to ImmunoGen a non-exclusive, non-transferable (except as expressly permitted in this Section 2), royalty-free right and license to and under any Jazz Intellectual Property solely for ImmunoGen to perform its obligations under this Agreement in connection with the Commercialization of the Co-Development Product in the Co-Development Territory in accordance with the Co-Development Plan and the terms of this Agreement. ImmunoGen may grant sublicenses under the license granted to it under this Section 2, or engage Third Party Service Providers as subcontractors to perform its activities allocated to ImmunoGen under the Co-Development Plan, solely with Jazz’s prior written consent.

3.         Joint Steering Committee. In addition to its responsibilities set forth in Section 3.2.5 of the Agreement, the JSC shall serve as a forum for resolution of disputes of the JIPC.

4.         Joint Development Committee. If the JDC has been disbanded, the JDC shall be re-established with respect to Development of the Co-Development Product pursuant to the Co-Development Plan until such time as the JDC determines that the Development activities are completed.

5.         Joint Product Committee.

5.1.      Mandate and Establishment of Committee. Promptly following ImmunoGen’s exercise of the ImmunoGen Opt-In Right with respect to the Licensed Product (the “ImmunoGen Opt-In Date”), the Parties shall establish a joint product committee (the “JPC”) to serve as a form for coordination and communication between the Parties with respect to Commercialization of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Co-Development Product in the Co-Development Territory. Within [***] days after the ImmunoGen Opt-In Date, the Parties shall each nominate between two (2) and five (5) (inclusive) representatives for membership on the JPC. Each Party may change its representatives as it deems appropriate by written notice to the other Party; provided, that neither Party may have fewer than two (2) or more than five (5) representatives and that each representative is an officer or employee of the applicable Party or its Affiliate who has sufficient experience and responsibility within such Party to make decisions arising within the scope of the JPC’s responsibilities. From time to time, the JPC may establish one or more sub-teams comprised of qualified representatives of both Parties to undertake specific responsibilities of the JPC, which sub-teams shall be governed in the same manner and subject to the relevant requirements set forth herein for the JPC. If any sub-team fails to reach unanimous agreement on a matter before it within [***] days, the sub-team will refer the matter to the JPC.

5.2.      Co-Chairs of Committee. Each Party shall nominate a co-chair of the JPC. The co-chairpersons are responsible on an alternating basis for preparing reasonably detailed written minutes of JPC meetings that reflect all material decisions made at such meetings. The applicable co-chairperson will prepare minutes of each JPC meeting and will send draft minutes to each representative of the JPC for review and approval within [***] Business Days after the JPC meeting. Such minutes shall be deemed approved unless one or more JPC representatives object to the accuracy of such minutes within [***] Business Days after receipt. The co-chairpersons shall have no additional powers or rights beyond those held by other JPC representatives.

5.3.      Meetings. The JPC shall meet on a [***] basis or other schedule agreed upon by the Parties, unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting. In such instance, the next JPC meeting shall also be scheduled as agreed upon by the Parties[***] thirty (30) days’ notice to the other Party. The location of meetings of the JPC shall alternate between ImmunoGen’s offices and Jazz’s offices, unless otherwise agreed by the Parties. As agreed upon by the Parties, JPC meetings may be face-to-face or may be conducted through teleconferences or videoconferences. In addition to its JPC representatives, each Party may have other employees, agents, or consultants attend such meetings to observe, present, and participate in discussion, but such attendees will not have any decision-making capacity. Each

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party shall bear its own costs and expenses, including travel and lodging expense, that may be incurred by JPC representatives or other attendees at JPC meetings, as a result of such meetings hereunder.

5.4.      Decision Making. All decisions of the JPC will be made by consensus, with each Party having collectively one (1) vote. If the JPC is unable to reach consensus on any matter within its authority within [***] days following the date such matter was first put to a vote, then the JPC will refer the matter to [***] for resolution in accordance with [***] of the Agreement. For clarity, [***] regarding the content, development and execution of the Product Plan, including the aspects of the Product Plan set forth in Section 7.2 of this Exhibit A, provided that such Product Plan includes the minimum participation criteria set forth in Section 7.1((a)–(g)) of this Exhibit A.

5.5.      Responsibilities. The JPC shall be responsible for the following:

a)         reviewing and approving the Product Plan for the Co-Development Product;

b)         coordinating and overseeing the Parties’ activities under the Product Plan;

c)         providing a forum for each Party to provide feedback on the other Party’s ongoing Commercialization activities of Co-Development Product;

d)         no less frequently than annually, reviewing and approving any amendments to the Product Plan and evaluating any substantive departures by either Party from the Product Plan;

e)         establishing and overseeing joint sub-teams to oversee particular projects or activities within the purview of the JPC; and

f)          undertaking such other responsibilities as set forth in this Agreement or as the Parties may mutually agree in writing.

6.         Co-Development Plan. All references to the “Development Plan” and “Development Plan Budget” in the Agreement, unmodified by this Exhibit A, shall apply solely with respect to the Jazz Territory. In addition, except with respect to the definitions of “Development Plan” and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Development Plan Budget” in Section 1.30 and all references to the “Development Plan” and “Development Plan Budget” in the Agreement be replaced with “Development Plan or Co-Development Plan, as applicable” and “Development Plan Budget or Co-Development Plan Budget, as applicable” respectively.

7.         Commercialization of Co-Development Product.

7.1.      Anything contained in Section 4.1.1 of the Agreement to the contrary notwithstanding, within [***] days after the ImmunoGen Opt-In Date, Jazz shall develop, in consultation with ImmunoGen, a proposed Product Plan for approval by the JPC. The Product Plan proposed by Jazz and approved by the JPC shall:

a)         be consistent with the exercise of Commercially Reasonable Efforts to Commercialize the Co-Development Product in the Co-Development Territory;

b)         allocate to Jazz primary control, authority and responsibility for medical affairs activities and operationalizing the Product Plan and strategy for Commercialization of the Co-Development Product in the Co-Development Territory;

c)         allocate to ImmunoGen fifty percent (50%) of the Details, including an equal number of sales representatives, in the Co-Development Territory for the Co-Development Product, and fifty percent (50%) of the medical affairs activities, including an equal number of medical science liaisons, in the Co-Development Territory for the Co-Development Product (such Details and medical affairs activities, collectively “Physician-Facing Activities”);

d)         specify a sale representative territory plan that (i) has been reviewed by a Third Party consultant engaged by Jazz, and (ii) includes sales representatives that are, as between the Parties, distributed in a balanced manner across territories with roughly equivalent revenue opportunities and geographical span;

e)         address field force strategy and detailing effort, size, structure, incentive compensation, training, deployment as well as customer targets;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f)          specify the aggregate number of individuals from both Parties who will perform Physician-Facing Activities (such individuals, “Physician-Facing FTEs”) by each commercial function;

g)         allocate to Jazz the development and modifications of materials to be used for training of Physician-Facing FTEs;

h)         allocate to Jazz the establishment of the hiring profile of Physician-Facing FTEs and the standards for performance (sales goals, incentive compensation, etc.), operational metrics (number of calls and targets, etc.) and measurement of business goals for all Physician-Facing Activities and Physician-Facing FTEs;

i)          allow one (1) experienced employee of ImmunoGen to participate in those portions of advisory board meetings that are specific to the Co-Development Product;

j)          specify Jazz will provide, to one (1) manager at ImmunoGen who is responsible for market access matters with respect to ImmunoGen’s own products, a quarterly or more frequent update with respect to material meetings with payers concerning the Co-Development Product and, to the extent any written materials are prepared by Jazz following such material meeting, will provide such materials to ImmunoGen; and

k)         comply with all Jazz policies, standard operating procedures, and guidance, including with respect to compliance.

7.2.      ImmunoGen will be responsible for the performance of, and for hiring and compensating, its Physician-Facing FTEs.

7.3.      Each Party will annually review whether the Physician-Facing FTEs employed by the other Party satisfy the hiring profile, are properly trained with respect to the Co-Development Product, and are adhering to the performance standards. Each Party may provide comments to the other Party based on such first Party’s annual review of the Physician-Facing FTEs and the other Party shall consider such comments in good faith.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4.      Following ImmunoGen’s exercise of the ImmunoGen Opt-In Right, the Parties shall use Commercially Reasonable Efforts to Commercialize the Co-Development Product in the Co-Development Territory in accordance with the Product Plan. For purposes of clarity, Jazz shall retain sole authority and responsibility for Commercialization of the Co-Development Product in the Jazz Territory as set forth in Section 4.1.1.

7.5.      ImmunoGen’s employees and representatives will record all Commercialization-related activities as reasonably directed by Jazz, which may include recording such data in Jazz’s customer relationship management system in the same manner, and following the same rules, as Jazz’s employees, recording such data in a common customer relationship management system, or recording such data in ImmunoGen’s customer relationship management system. The Parties will cooperate to make sure that both Parties have reasonable access, which may be indirect if required for compliance with terms of the vendor of the customer relationship management system, to the Commercialization-related data recorded by ImmunoGen’s sales representatives for purposes of reviewing sales force performance of ImmunoGen’s Physician-Facing FTEs and, where such access is being provided to ImmunoGen, directing and managing ImmunoGen’s Physician-Facing FTEs. As between the Parties, Jazz shall own all Commercialization-related data recorded by ImmunoGen’s sales representatives.

7.6.      All sales of the Co-Development Product will be booked by Jazz. If ImmunoGen receives orders from customers for the Co-Development Product, it will refer such orders to Jazz.

8.         Compliance. Each Party shall perform its obligations to Commercialize the Co-Development Product in all material respects with all Applicable Laws.

9.         Commercialization Updates. Each Party shall keep the JPC reasonably informed on the Commercialization activities performed by such Party in the Co-Development Territory under this Agreement. Without limiting the foregoing, at each regularly scheduled JPC meeting, each Party shall provide the JPC with a summary report of the Commercialization or manufacturing activity performed by it in the Co-Development Territory since the last JPC meeting and the results thereof. The JPC shall discuss the progress and results of the Parties’ Commercialization or manufacturing activity in the Co-Development Territory and each Party shall promptly respond to the other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party’s reasonable questions or requests for additional information relating to such Commercialization in the Co-Development Territory.

10.       Product Recalls. In the event any Regulatory Authority issues or requests a recall or takes similar action with respect to the Co-Development Product, or in the event either Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for such a recall, the Party first becoming aware of such Regulatory Authority issuance or request or having such reasonable belief shall promptly notify the other Party thereof by telephone or email. Following such notification, Jazz shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or take such other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted, provided that Jazz shall keep ImmunoGen informed regarding any such recall, market withdrawal or corrective action as ImmunoGen from time to time may reasonably request, but only to the extent Jazz is legally permitted to do so. The expenses of any such recall, market withdrawal or corrective action, including expenses of notification, destruction and return of the Co-Development Product and any refund to customers of the amounts paid for the Co-Development Product shall be Allowable Expenses (as defined in Exhibit A-1).

11.       Confidential Information. All reports, updates, product complaints and other information provided by the either Party to the other Party under this Agreement (including under Section 3) with respect to the Commercialization of the Co-Development Product in the Co-Development Territory, shall be considered Confidential Information of both Parties, with both Parties being deemed the Disclosing Party, subject to the terms of Section 8.

12.       Milestone Payment for Co-Development Product. Jazz shall remain obligated to make the milestone payment set forth in Section 6.3(b) to ImmunoGen in connection with the EMA’s approval of an MAA for the Co-Development Product in the EU. For the avoidance of doubt, Jazz shall not make any milestone payment under Section 6.3(a) for the Co-Development Product.

13.       Shared Commercialization Costs for Co-Development Product. Each Party shall bear (and be entitled to) fifty percent (50%) of the Net Profit or Loss of Commercialization activities

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for the Co-Development Product in the Co-Development Territory. The JPC shall review quarterly reports of actual results of Commercialization of the Co-Development Product in the Co-Development Territory submitted by the Parties and will review and discuss potential discrepancies, reasonable forecasting, and other finance and accounting matters, in accordance with Exhibit A-1, as applicable, to determine the reimbursement due, if any, to a Party for each such Calendar Quarter, and shall establish procedures with respect to the reconciliation of Net Profit or Loss in the Co-Development Territory. Except to the extent otherwise agreed by the Parties, such procedures shall include:

13.1.      Each Party shall provide the other with a non-binding estimate of its Allowable Expenses incurred or to be incurred by such Party for each Calendar Quarter [***] days before the end each Calendar Quarter. Within [***] days after the end of each Calendar Quarter, each Party shall submit to the JPC a report with regard to the estimated Net Sales (in the case of Jazz) and Allowable Expenses (in the case of ImmunoGen and Jazz) incurred by each Party for the Co-Development Product during such Calendar Quarter in the Co-Development Territory in a manner sufficient to enable the other Party to comply with its financial reporting requirements. Each Party shall submit a final report of such Net Sales and Allowable Expenses within [***] days after the end of each Calendar Quarter. Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses. Following receipt of such report, each Party shall reasonably cooperate to provide additional information as necessary to permit calculation and reconciliation of Net Profit or Loss in the Co-Development Territory for the applicable Calendar Quarter by the JPC. If reasonably requested by the JPC, supporting documentation shall be promptly provided.

13.2.      Promptly following delivery of the reports from the Parties as described above in Section 13.1 of this Exhibit A and in a reasonable time in advance of applicable payments, the JPC shall develop a written report setting forth in reasonable detail the calculation of Net Profit or Loss in the Co-Development Territory for the applicable Calendar Quarter and amounts owed by one Party to the other as necessary to accomplish the sharing of Net Profit or Loss in the Co-Development Territory for the applicable Calendar Quarter in accordance with this Section 13.2. The applicable Party shall pay the other Party to reconcile Net Profit or Loss in the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Co-Development Territory within [***] days of receipt of such report by a Party using the wire transfer provisions of Section 6.6.4 of the Agreement.

14.       Record Retention; Audit. Commencing on the ImmunoGen Opt-In Date, each Party and its Affiliates and Sublicensees shall keep for at least [***] years from the end of the Calendar Year to which they obtain complete and accurate records of the Development Costs and Allowable Expenses received or incurred, by such Party or its Affiliates or Sublicensees, as the case may be, of the Co-Development Product, in sufficient detail to allow the accuracy of the sharing of the Net Profit or Loss between the Parties. Each Party may inspect such records of the other Party in accordance with Section 6.8.2 of the Agreement.

15.       ImmunoGen Opt-Out Right. ImmunoGen shall have the option following exercise of the ImmunoGen Opt-In Right, exercisable in its sole discretion, to cease its obligations to Develop and Commercialize the Co-Development Product in the Co-Development Territory (the “ImmunoGen Opt-Out Right”). ImmunoGen may exercise the ImmunoGen Opt-Out Right at any time following the exercise of the ImmunoGen Opt-In Right by providing [***] days’ notice of such opt-out to Jazz. For purposes of clarity, ImmunoGen may not exercise the ImmunoGen Opt-In Right under any Exclusive License Agreement following exercise of the ImmunoGen Opt-In Right, regardless of whether ImmunoGen has exercised the ImmunoGen Opt-Out Right. Following the effectiveness of ImmunoGen’s exercise of the ImmunoGen Opt-Out Right, (i) ImmunoGen shall remain responsible for its share of all Development Costs to the extent required by the Agreement, (ii) the Co-Development Product will be deemed the Licensed Product subject to the terms and conditions of the Agreement as if ImmunoGen had not exercised the ImmunoGen Opt-Out Right, (iii) the Jazz Territory will be deemed to be worldwide, (iv) for clarity, Jazz shall pay ImmunoGen the milestone set forth in Section 6.3(a) in accordance with Section 6.3 if such milestone has not already been achieved by the Parties prior to ImmunoGen’s exercise of the ImmunoGen Opt-Out Right, and (v) for further clarity, Jazz shall pay ImmunoGen royalties on Net Sales of the Licensed Product in the Jazz Territory in accordance with Section 6.4.

16.       Indemnification. ImmunoGen shall indemnify, defend and hold harmless the Jazz Indemnitees, from and against all Losses incurred by or imposed upon the Jazz Indemnitees, or any of them, as a direct result of any employment related claim made by an ImmunoGen employee,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

sales representative, or medical science liaison, except in each case to the extent any such claim or Losses result from a breach of this Agreement by Jazz, or the negligence, recklessness or willful misconduct of Jazz or any of its Affiliates, Sublicensees subcontractors, distributors or agents.

17.       Third Party Infringement. Anything in Section 9.4 of the Agreement to the contrary notwithstanding, if an Infringement occurs in the Co-Development Territory, all expenses incurred in any enforcement action pertaining to such Infringement shall be considered Allowable Expenses and all Monies shall be deemed Net Sales for the purpose of calculating Net Profits or Loss.

18.       Response to Biosimilar Applicants. Anything contained in Section 9.5 of the Agreement to the contrary notwithstanding, the Parties, acting through the JPC, shall cooperate in responding to a Biosimilar Application for which the Co-Development Product is the “reference product.”

19.       Term. Anything contained in Section 10.1 of the Agreement to the contrary notwithstanding, the Term of the Agreement shall continue in the Co-Development Territory until the Parties are no longer Developing or Commercializing the Co-Development Product in the Co-Development Territory.

20.       Alternative to Termination.

20.1.      If Jazz elects to exercise its rights under Section 10.8, the ImmunoGen Opt-Out Right will be deemed to have been exercised.

20.2.      If Jazz could have terminated the Agreement under Section 10.2.2 due to a material breach of ImmunoGen for failing to comply with its funding obligations under Section 6.2 of the Agreement or this Exhibit A, but Jazz elects to exercise its rights under Section 10.8, then (a) ImmunoGen shall have no further responsibility for the Development Costs, (b) the Co-Development Product will be deemed the Licensed Product subject to the terms and conditions of the Agreement as if ImmunoGen had not exercised the ImmunoGen Opt-Out Right (subject to clauses (d) and (e) below), (c) the Jazz Territory will be deemed to be worldwide, (d) Jazz shall pay ImmunoGen [***] the amount of the milestones set forth in Section 6.3 if such milestones have not already been achieved prior to Jazz’s election to exercise its rights under Section 10.8, and (e) Jazz shall pay ImmunoGen royalties on Net Sales of the Licensed Product in the Jazz

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Territory at rate that is [***] the rates set forth in Section 6.4.1 (subject to applicable reductions in Sections 6.4.2, 6.4.3, and 6.4.4).

20.3.      If Jazz could have terminated the Agreement under Section 10.2.2 due to a material breach of ImmunoGen for any reason other than as set forth in Section 20.2 of this Exhibit A, but Jazz elects to exercise its rights under Section 10.8, then (a) ImmunoGen shall remain responsible for its share of the Development Costs to the extent required by the Agreement, (b) the Co-Development Product will be deemed the Licensed Product subject to the terms and conditions of the Agreement as if ImmunoGen had not exercised the ImmunoGen Opt-Out Right (subject to clauses (d) and (e) below), (c) the Jazz Territory will be deemed to be worldwide, (d) Jazz shall pay ImmunoGen [***] the amount of the milestones set forth in Section 6.3 if such milestones have not already been achieved prior to Jazz’s election to exercise its rights under Section 10.8, and (e) Jazz shall pay ImmunoGen royalties on Net Sales of the Licensed Product in the Jazz Territory at rate that is [***] the rates set forth in Section 6.4.1 (subject to applicable reductions in Sections 6.4.2, 6.4.3, and 6.4.4).

21.       Change of Control. If ImmunoGen undergoes a Change of Control with an entity that Jazz reasonably and in good faith views as a competitor to Jazz with respect to the development, manufacture or commercialization of any of Jazz’s products or product candidates, then the following terms shall apply:

21.1.      ImmunoGen and its representatives on the JPC shall [***]. [***] will review the [***] to ensure that the [***] complies with the provisions of [***] of this Exhibit A and all other terms and conditions of this Exhibit A and [***]; and

21.2.      ImmunoGen shall [***]; provided, that [***] shall review [***] to ensure that [***] is [***] in accordance with the terms of Exhibit A-1 and [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1

FINANCIAL EXHIBIT

“Net Profit or Loss” in the Co-Development Territory shall be calculated in accordance with this Exhibit A-1. Net Profit or Loss shall exclude all of the payments set forth in Section 6 of the Agreement, all Development Costs, and any other cost not specifically included in Allowable Expenses, including costs attributable to general corporate activities, executive management, investor relations, treasury services, business development, corporate government relations, external financial reporting and other overhead activities. For the sake of clarity, cost items included in components of Net Profit or Loss shall not be double counted and shall not also be included in Development Costs.

Calculation of Net Profit or Loss

Net Profit or Loss in the Co-Development Territory shall be calculated for each Calendar Quarter by determining the Net Sales of Co-Development Product in the Co-Development Territory for such Calendar Quarter and subtracting the sum of the Allowable Expenses (in each case, to the extent not already deducted from Net Sales with respect to the Co-Development Product in the Co-Development Territory) incurred with regard to Co-Development Product in the Co-Development Territory during such Calendar Quarter. Notwithstanding the foregoing, on a Calendar Year-to-date basis, Allowable Expenses shall [***]; provided,  however, that Allowable Expenses [***] shall be included in the calculation of Net Profit or Loss (i) if [***]; or (ii) to the extent such [***] allocated to be incurred by such Party and its Affiliates in the applicable Calendar Year-to-date period in accordance with the Product Budget for such Calendar Year; provided,  however, that if any such [***] Allowable Expenses are [***] for a particular Calendar Year-to-date period pursuant to the foregoing clause (ii), such [***] Allowable Expenses shall be [***] and shall be [***] to the extent that they satisfy clause (i) or (ii) in such subsequent [***].

Definitions

The following definitions shall apply for purposes of calculating Net Profit or Loss in accordance with this Exhibit A-1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(1)        “Allowable Expenses” means, subject to the other provisions of this Agreement and any Product Plan hereunder, the sum of the following costs and expenses incurred following the ImmunoGen Opt-In Date by the Parties or their Affiliates, in the course of the Commercialization of the Co-Development Product in the Co-Development Territory in accordance with the Product Plan and this Agreement during the applicable Calendar Quarter or the applicable Calendar Year, in each case that are incurred in accordance with the Product Budget (each as defined in the section listed in parentheses below):

a.         Product Out-of-Pocket Costs comprising upfront payments, milestones, royalties, and any portion of other license fees or other payments arising out of the manufacturing or Commercialization of the Co-Development Product and are paid by a Party or its Affiliate to a Third Party pursuant to an agreement entered into after the Option Agreement Effective Date wherein such Third Party grants such Party or Affiliate a license to Patent Rights or Technology that are owned or controlled by such Third Party and that are necessary or reasonably useful to Develop, manufacture or Commercialize the Co-Development Product in the Co-Development Territory; provided,  however, that if such Patent Rights or Technology are [***] that such Party or its Affiliates is [***], then (i) with respect to any such payment that [***], the [***] of such payment shall be [***] in Product Out-of-Pocket Costs, (ii) with respect to any such payment that [***], the [***] of such payment shall be [***] from Product Out-of-Pocket Costs, and (iii) with respect to any other such payment (such as [***]), the amount that qualifies as Product Out-of-Pocket Costs shall be [***] to [***] (i.e. if the Patent Rights or Technology [***], then [***] of such payment shall [***] Product Out-of-Pocket Costs);

b.         all Product Out-of-Pocket Costs and Product FTE Costs specifically identifiable or reasonably allocable to the distribution of Co-Development Product, including customer and wholesaler services, order entry, billing, shipping, logistics, warehousing, inventory monitoring, product insurance, freight not paid by customers, credit and collection and other like activities;

c.          Product Out-of-Pocket Costs and Product FTE Costs to conduct any program to provide patients with the Co-Development Product prior to Regulatory Approval in the Co-Development Territory, including treatment INDs/protocols, named patient programs and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

compassionate use programs, including the costs of such programs following Regulatory Approval;

d.         Product Out-of-Pocket Costs representing the annual fee paid to the U.S. government as defined in the Affordable Care Act and similar taxes and governmental fees in the United States, in each case to the extent directly attributable or reasonably allocated to the Co-Development Product;

e.          Product Out-of-Pocket Costs and Product FTE Costs specifically identifiable or reasonably allocable to the advertising, promotion and marketing (including market and consumer research) of the Co-Development Product in the Co-Development Territory, or to professional education with respect to the Co-Development Product (and to the extent not performed by sales representatives) in the Co-Development Territory;

f.          Product Out-of-Pocket Costs and Product FTE Costs approved by the JPC and included in the Product Plan and the Product Budget that are not otherwise included in any other Allowable Expense category, other than costs associated with Development activities;

g.         Product Out-of-Pocket Costs and Product FTE Costs associated with notification, retrieval and return of the Co-Development Product, destruction of the returned Co-Development Product, replacement Co-Development Product and distribution of the replacement Co-Development Product, in each case that are incurred with respect to a recall conducted in accordance with Section 4.3.4 of the Agreement; the Parties acknowledge that if the recall was not anticipated at the time the Product Budget was established for a Calendar Year, then such recall expenses shall not be included for determining whether the Party conducting such recall has exceeded the amounts budgeted to be incurred by such Party in such Calendar Year for Allowable Expenses. Notwithstanding the foregoing, for clarity, such recall expenses that are Losses entitled to indemnification under Sections 13.1.1(a) or (c) or 13.1.2(a) or ([d]) shall be solely borne by the relevant Indemnifying Party, and shall not be shared hereunder;

h.         Bad debts corresponding to gross invoiced sales for Co-Development Products sold by Jazz or its Affiliates in the Co-Development Territory and included in Net Sales

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Co-Development Products but not collected and determined by Jazz or its Affiliate to be uncollectible, provided that [***];

i.          Product Out-of-Pocket Costs and Product FTE Costs relating to grant or maintenance of all permits, registrations, authorizations, licenses and approvals (or waivers) required for the manufacture, Commercialization, promotion, marketing, storage, import, export, transport, distribution, use, offer for sale, sale or other commercialization of the Co-Development Product in the Co-Development Territory, and personnel engaged in regulatory affairs activities for the Co-Development Product in the Co-Development Territory, including the filing and maintenance of such marketing authorizations in the Co-Development Territory;

j.          Product Out-of-Pocket Costs and Product FTE Costs incurred with respect to: sales representatives, sales managers, sales deployment planning, customer targeting, payor and reimbursement activities, and hospital and managed health care activities in each case specifically identifiable or reasonably allocable to the Co-Development Product in the Co-Development Territory. The Sales Representative FTEs and Sales Manager FTEs are calculated as described in the definitions thereof. Costs for performance reporting and sales force automation tools and hardware, such as laptops or tablets used to track activity, are billable costs under this Agreement if below the capitalization threshold or are to be replaced within [***];

k.         Product Out-of-Pocket Costs and Product FTE Costs incurred with respect to medical affairs activities that are specifically identifiable or reasonably allocable to the Co-Development Product in the Co-Development Territory, including the cost of medical science liaisons, who shall be deemed Product FTEs for purposes of determining Allowable Expenses;

l.          Product Out-of-Pocket Costs for the preparation, filing, prosecution and maintenance of Product Patents, Patents claiming any Jazz Intellectual Product, and trademarks and tradenames for the Co-Development Product in the Co-Development Territory; and

m.        manufacturing (including conjugation, analytical testing, quality assurance, packaging, and storage) costs for the Co-Development Product intended or used for sale in the Co-Development Territory, which (i) to the extent the Co-Development Product is manufactured by a Party or its Affiliates, shall [***], and (ii) to the extent the Co-Development Product is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

manufactured by a Third Party in an arms-length transaction, the Product Out-of-Pocket Costs paid to such Third Party for the manufacture of the Co-Development Product (including manufacturing-related costs such as upfront payments, start-up costs, amortization and depreciation costs, idle capacity charges, cancellation fees, and minimum quantity fees) and the Product FTE Costs incurred to manage or oversee such manufacture.

For clarity, it is understood that Allowable Expenses shall include only Product Out-of-Pocket Costs and Product FTE Costs, and shall exclude Development Costs, and that internal costs of a Party and its Affiliates shall be reimbursed only as reflected in Product FTE Costs. For further clarity, ImmunoGen shall be responsible for [***] of any costs payable by [***], following the [***], under any [***] to use the [***] if such [***] to establish a [***]; provided that, (A) [***] uses commercially reasonable efforts to [***], and (B) if such [***], then ImmunoGen shall [***] with respect to the [***]. Notwithstanding anything to the contrary in this Exhibit A-1, to the extent that any activity is conducted (or a Product Out-of-Pocket Cost or Product FTE Cost is incurred) in support of both the Co-Development Product and other products, services or efforts of a Party, or is not solely attributable or reasonably allocable to the Co-Development Product in the Co-Development Territory, then the Product Out-of-Pocket Costs and Product FTE Costs thereof shall be included in Allowable Expenses only to the extent included in the Product Budget, or included under this Financial Exhibit. In connection with the JPC’s review of a proposed Product Budget, upon the request of either Party, the JPC shall review the methodology used to allocate to the Allowable Expenses, the Product FTE Costs and Product Out-of-Pocket Costs of such combined activity, and if the JPC does not approve such methodology, the matter shall be resolved by the JSC.

(2)        “Product FTE” means the equivalent of an individual engaged full time for one (1) Calendar Year (consisting of a total of [***] hours per year) directly related to Commercialization (and related manufacturing) activities under the Product Plan, or any prorated portion thereof. [***] who works [***] hours per year [***] shall be [***].

(3)        “Product FTE Costs” means the product of the number of Product FTEs times the Product FTE Rate.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(4)        “Product FTE Rate” means[***]and for each [***], the result obtained by [***] by the [***] where [***] is [***], the [***] is the [***] for the [***] of the [***] and the [***] for the [***] the [***], and the [***] is the [***] for the [***] the [***]; provided,  however, that in no event shall the Product FTE Rate for any [***] be less than the [***]. For the avoidance of doubt, such rate includes all travel expenses. The reported actual time spent shall be substantiated by a time tracking system consistently applied.

General Principles.

Allowable Expenses shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided herein.

Each Party shall provide financial statements in such reporting format as the JPC may establish for use by the Parties.

All calculations to be made pursuant to this Financial Exhibit shall be made in accordance with (i) the applicable definitions and terms set forth in this Financial Exhibit and in the Agreement in a manner consistent with the methodologies used for the Product Budget (first priority), (ii) the specific accounting policies as may be established by the JPC (second priority) and (iii) applicable accounting standards, consistently applied (third priority). All undefined terms shall be construed in accordance with applicable accounting standards, consistently applied, but only to the extent consistent with the other express terms and definitions in this Financial Exhibit and the Agreement and specific accounting policies established by the JPC.

For clarity, income and withholding taxes imposed on either of the Parties or their Affiliates hereunder will not be included in the calculation of Net Profit or Loss, except to the extent that the withholding taxes are paid by a Party or its Affiliates for the benefit of a Third Party, as a result of the sale of the Co-Development Product in the Co-Development Territory, and such Party or its Affiliate is not permitted to deduct the taxes paid from the amount it would otherwise owe such Third Party.

Losses from Third Party Claims; Exclusion of Costs Due to Breach or Subject to Indemnification under Section 13.1.1 or 13.1.2 of the Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties agree that Losses that arise out of the performance, in good faith, of Development, manufacture, Commercialization or other exploitation of Co-Development Product in or for the Co-Development Territory following the Effective Date in accordance with the Agreement will be charged to the Net Profit or Loss; provided, that Net Profit or Loss will not include Losses or costs of a Party or its Affiliate that are subject to indemnification by such Party pursuant to Section 13.1.1(a) or (c) or Section 13.1.2(a) or ([d]) of the Agreement (for clarity, if a Third Party makes a Third Party Claim directly against Jazz (or any of its Affiliates) or ImmunoGen (or any of its Affiliates), respectively, that would otherwise be indemnified by Jazz pursuant to Section 13.1.1(a) or (c) or by ImmunoGen pursuant to Section 13.1.2(a) or ([d]), if such Third Party Claim had been made against the other Party (or any of its Affiliates), then Losses incurred by Jazz or ImmunoGen in connection with such direct Third Party Claim will not be included in the calculation of Net Profit or Loss).

Reconciliations

The JPC will coordinate to resolve any differences in or disputes regarding the calculation of Net Profit or Loss, or any component thereof. If the JPC is unable to resolve any such difference or dispute, the matter shall be resolved by the JSC.

SCHEDULE C

PRESS RELEASE

See attached.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Jazz Pharmaceuticals and ImmunoGen, Inc. Announce a
Strategic Collaboration and Option Agreement to Develop and Commercialize
Antibody-Drug Conjugate Products

Strengthens Jazz hematology/oncology portfolio with options for innovative development candidates IMGN779 and IMGN632

ImmunoGen to receive a $75 million upfront payment, up to $100 million in research support, a co-commercialization option, and potential future opt-in fees, milestones and royalties

ImmunoGen conference call to be held today at 8:00 AM EDT; Jazz conference call to be held today at 4:30 PM EDT

DUBLIN and Waltham, Mass. August 29, 2017 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) and ImmunoGen, Inc. (Nasdaq: IMGN) today announced that the companies have entered into a collaboration and option agreement granting Jazz Pharmaceuticals exclusive, worldwide rights to opt into development and commercialization of two early-stage, hematology-related antibody-drug conjugate (ADC) programs, as well as an additional program to be designated during the term of the agreement.  The programs covered under the agreement include IMGN779, a CD33-targeted ADC for the treatment of acute myeloid leukemia (AML) in Phase 1 testing, and IMGN632, a CD123-targeted ADC for hematological malignancies expected to enter clinical testing before the end of the year.

Under the terms of the agreement, ImmunoGen will be responsible for the development of the three ADC programs prior to any potential opt-in by Jazz.  Following any opt-in, Jazz would be responsible for any further development as well as for potential regulatory submissions and commercialization.

As part of the agreement, Jazz will pay ImmunoGen an upfront payment of $75 million.  Additionally, Jazz will pay ImmunoGen up to $100 million in development funding over seven years to support the three ADC programs.  For each program, Jazz may exercise its opt-in right at any time prior to a pivotal study or any time prior to a biologics license application (BLA) upon payment of an option exercise fee of mid-double digit millions or low triple digit millions, respectively.  For each program to which Jazz elects to opt-in, ImmunoGen would be eligible to receive milestone payments based on receiving regulatory approval of the applicable product, plus tiered royalties as a percentage of commercial sales by Jazz, which depending upon sales levels and the stage of development at the time of opt-in, range from mid- to high single digits in the lowest tier to low 10’s to low 20’s in the highest tier.  After opt-in, Jazz and ImmunoGen would share costs associated with developing and obtaining regulatory approvals of the applicable product in the United States (U.S.) and the European Union.  ImmunoGen has the right to co-commercialize in the U.S. one product (or two products, under certain limited circumstances) with U.S. profit sharing in lieu of Jazz’s payment of the U.S. milestone

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and royalties to ImmunoGen.

“We are pleased to enter into this collaboration with ImmunoGen, a well-known leader in the field of ADC technology, with demonstrated success in creating ADC molecules, including the only FDA-approved ADC product to treat metastatic breast cancer.  This investment supports our long-term commitment to expand our hematology/oncology portfolio with the potential addition of multiple innovative antibody drug conjugates,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals.  “We look forward to the advancement of these ADC programs and the potential synergy of these compounds with our current products and pipeline, as new therapeutic options for cancer patients are urgently needed.”

“This strategic partnership with Jazz significantly advances our goal of accelerating the development of our early-stage novel ADC assets.  This deal joins us with a global partner, provides us with substantial funding to support these programs, and preserves the right to co-commercialize one of these assets,” said Mark Enyedy, president and chief executive officer of ImmunoGen.  “Jazz has demonstrated the ability to bring innovative compounds to patients and will make an ideal partner to help develop and commercialize our novel ADC assets targeting AML, and more broadly, in the area of hematology/oncology.  In addition, this partnership significantly strengthens our financial position and moves us closer to delivering upon our mission of bringing ADC therapies to patients.”

IMGN779 is a novel ADC that combines a high-affinity, humanized anti-CD33 antibody, a cleavable disulfide linker, and one of ImmunoGen’s novel indolino-benzodiazepine payloads, called IGNs, which alkylate DNA without crosslinking, resulting in potent preclinical anti-leukemia activity with relative sparing of normal hematopoietic progenitor cells1,2.  IMGN779 is in Phase 1 clinical testing for the treatment of AML.  IMGN632 is a preclinical stage humanized anti-CD123 antibody-based ADC that is a potential treatment for AML, blastic plasmacytoid dendritic cell neoplasm (BPDCN), myelodysplastic syndrome, B-cell acute lymphocytic leukemia, and other CD123-positive malignancies.  IMGN632 uses a novel payload, linker, and antibody technology and in AML xenograft models has demonstrated a large therapeutic index3.  ImmunoGen expects to file an investigational new drug application (IND) for IMGN632 this quarter and enroll the first patient in a Phase 1 study before the end of the year.

Jazz Pharmaceuticals Conference Call Details

Jazz Pharmaceuticals will host a conference call and live audio webcast today at 4:30 p.m. EDT/9:30 p.m. IST to discuss this transaction.  Interested parties may access the live audio webcast and slide presentation via the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.  Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary to listen to the webcast.  A replay of the webcast will be archived on the website for one week.

Jazz audio webcast/conference call:

U.S. Dial-In Number: +1 855 353 7924

International Dial-In Number: +1 503 343 6056

Passcode:  76457218

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A replay of the conference call will be available through September 5, 2017 and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855 859 2056

Replay International Dial-In Number: +1 404 537 3406

Passcode:  76457218

ImmunoGen Conference Call Details

ImmunoGen will host a conference call and live audio webcast today at 8am EDT to discuss this transaction. Interested parties may access the live audio webcast via the Investors section of the ImmunoGen website at www.immunogen.com.  A replay of the webcast will be archived on the website for approximately one week.

ImmunoGen audio webcast/conference call:

Dial-In Number: +1 719-457-2607

Passcode:  8332814

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs.  The company has a diverse portfolio of products and product candidates, with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos™ (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S.  For more information, please visit www.jazzpharmaceuticals.com.

About ImmunoGen

ImmunoGen is a clinical-stage biotechnology company that develops targeted cancer therapeutics using its proprietary antibody-drug conjugate (ADC) technology. ImmunoGen's lead product candidate, mirvetuximab soravtansine, is in a Phase 3 trial for FRα-positive platinum-resistant ovarian cancer, and is in Phase 1b/2 testing in combination regimens for earlier-stage disease.  ImmunoGen's ADC technology is used in Roche's marketed product, Kadcyla®, in other clinical-stage ImmunoGen product candidates, and in programs in development by Amgen, Bayer, Biotest, CytomX, Debiopharm, Lilly, Novartis, Sanofi and Takeda.  More information about the Company can be found at www.immunogen.com.

Jazz Pharmaceuticals “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the potential exercise by Jazz Pharmaceuticals of its opt-in rights with respect to certain early-stage product candidates covered by the collaboration and option agreement, the potential benefits of such product candidates and related development and regulatory activities, potential future payments to ImmunoGen by Jazz Pharmaceuticals, the potential exercise by ImmunoGen of its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

co-commercialization rights with respect to such product candidates, Jazz Pharmaceuticals’ commitment to expand its hematology/oncology portfolio with the potential addition of multiple innovative antibody drug conjugates, the advancement of the ADC program covered by the collaboration and option agreement and the potential synergy of these compounds with Jazz Pharmaceuticals’ current products and pipeline, the timing of such events and activities, and other statements that are not historical facts.  These forward-looking statements are based on the company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: whether Jazz Pharmaceuticals will exercise its opt-in rights with respect to certain early-stage product candidates covered by the collaboration and option agreement, and, if exercised, Jazz Pharmaceuticals' ability to achieve the expected benefits (commercial or otherwise) from the acquisition of rights to such product candidates; whether ImmunoGen will exercise its co-commercialization rights with respect to such product candidates; pharmaceutical product development and clinical success thereof; the regulatory approval process; and effectively commercializing any product candidates acquired by Jazz Pharmaceuticals under the collaboration and option agreement; and other risks and uncertainties affecting the company and its development programs, including those described from time to time under the caption "Risk Factors" and elsewhere in Jazz Pharmaceuticals plc's Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and future filings and reports by the company.  Other risks and uncertainties of which the company is not currently aware may also affect the company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

ImmunoGen “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements.  For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  It should be noted that there are risks and uncertainties related to the development of novel anticancer products, including IMGN779 and IMGN632, including risks relating related to preclinical and clinical studies, their timing and results.  A review of these risks can be found in ImmunoGen's Transition Report on Form 10-K for the six-month period ended December 31, 2016 and other reports filed with the Securities and Exchange Commission.

References:

1  S. Adams et al, Abstract P526, Presented at the 22nd Congress of the European Hematology Association, June 22-25, 2017.

2  Y. Kotvun et al. (2016) Blood 128:768.

3  S. Adams et al, Abstract 2832, Presented at the American Society of Hematology, December 3-6,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2016.

Jazz Pharmaceuticals Contacts:
Investors: Kathee Littrell Vice President, Investor Relations Ireland, +353 1 634 7887 U.S., +1 650 496 2717	Media: Jacqueline Kirby Vice President, Corporate Affairs & Government Relations Ireland, +353 1 697 2141 U.S., +1 215 867 4910

ImmunoGen Contacts:
Investors: Sarah Kiely, Director, Investor Relations 781-895-0600 sarah.kiely@immunogen.com	Media: Courtney O'Konek, Director, Corporate Communications 781-895-0158 courtney.okonek@immunogen.com or FTI Consulting, Inc. Robert Stanislaro, 212-850-5657 robert.stanislaro@fticonsulting.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE D

TERM SHEET FOR COMBINATION TRIAL AGREEMENT

[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]
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[***]	[***]
[***]	[***]
[***]	1. [***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.